                                                                   EXHIBIT 10.28

                                                                   CONFIDENTIAL

**** Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

               CONTRACT FOR THE DESIGN, DEVELOPMENT AND PURCHASE

                       OF TERRESTRIAL REPEATER EQUIPMENT

                                By and Between

                            XM SATELLITE RADIO INC.

                                      and

                        HUGHES ELECTRONICS CORPORATION


                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

                                                                    CONFIDENTIAL

                               TABLE OF CONTENTS

               CONTRACT FOR THE DESIGN, DEVELOPMENT AND PURCHASE
                       OF TERRESTRIAL REPEATER EQUIPMENT

Terms and Conditions

Exhibit A - Design Specifications
Exhibit B - Statement of Work (SOW)
Exhibit C - Pricing, Milestones and Payment Plan
Exhibit D - Delivery Requirements and Schedule
Exhibit E - Test Plans and Procedures
Exhibit F - Quality Assurance Plan
Exhibit G - Key Contractor Personnel
Exhibit H - Technical Materials Escrow Agreement

                                                                          Page i

                                                                   CONFIDENTIAL

                                   CONTRACT

                   FOR THE DESIGN, DEVELOPMENT AND PURCHASE
                       OF TERRESTRIAL REPEATER EQUIPMENT

                                By and Between

                            XM SATELLITE RADIO INC.

                                      and

                        HUGHES ELECTRONICS CORPORATION

                             TERMS AND CONDITIONS

                                                                         Page ii

                                                                    CONFIDENTIAL

                               TABLE OF CONTENTS

1.    DEFINITIONS AND CONSTRUCTION.................................................   1

   1.1  Certain Definitions........................................................   1
   1.2  Other Terms................................................................   9
   1.3  Integration and Construction...............................................  10
   1.4  Headings; Number and Gender................................................  10

2.    SCOPE OF WORK................................................................  11

   2.1  General Scope..............................................................  11
   2.2  Statement of Work..........................................................  11
   2.3  Weight and Size of Standard Repeaters......................................  11

3.    STRATEGIC RELATIONSHIP.......................................................  14

   3.1  Roof Rights................................................................  14
   3.2  Marketing Support..........................................................  14
   3.3  Alignment of Interests.....................................................  14

4.    EFFECTIVE DATE OF CONTRACT ("EDC"); CONDITIONS PRECEDENT; TERM...............  15

   4.1  Effective Date of Contract and Conditions Precedent........................  15
   4.2  ATP........................................................................  15
   4.3  Term.......................................................................  15

5.    PRICING......................................................................  16

   5.1  Contract Price.............................................................  16
   5.2  Changes in Contract Price..................................................  16
   5.3  Most-Favored Customer......................................................  16
   5.4  Taxes......................................................................  17

6.    INVOICING AND PAYMENT........................................................  18

   6.1  Invoicing..................................................................  18
   6.2  Escrow Account and Payment.................................................  20
   6.3  Set Off....................................................................  21
   6.4  Late Payment...............................................................  21
   6.5  Withholding of Payment.....................................................  22

7.    DELIVERY AND TIME FOR PERFORMANCE............................................  23

   7.1  Repeater Category Selection................................................  23
   7.2  Time and Place of Delivery.................................................  23
   7.3  Rescheduling of Production.................................................  25
   7.4  Packing, Tracking and Shipping.............................................  25
   7.5  Liquidated Damages for Late Delivery of Repeaters..........................  27
   7.6  Incentive for Timely Delivery of the Prototype Repeaters...................  28
   7.7  Performance Award..........................................................  28
   7.8  Suspension of Work by Customer.............................................  29
   7.9  Excusable Delay Defined....................................................  29
   7.10 Contract Adjustments.......................................................  30

8.    TESTING CRITERIA AND ACCEPTANCE..............................................  31

   8.1  Testing....................................................................  31
   8.2  Acceptance of Repeaters....................................................  31
   8.3  Acceptance of the Network Management System................................  33
   8.4  Acceptance of Non-Repeater Deliverables....................................  35
   8.5  Title and Risk of Loss.....................................................  36

                                                                        Page iii

                                                                    CONFIDENTIAL

9.    PROJECT MANAGEMENT...........................................................  38

   9.1  Contractor Personnel.......................................................  38
   9.2  Material Subcontractors....................................................  39
   9.3  Subcontractor Relations....................................................  39
   9.4  Customer Third-Party Services and Products.................................  40
   9.5  Quality Assurance..........................................................  40
   9.6  Accountability.............................................................  40

10.   CHANGES IN SCOPE OF WORK.....................................................  41

  10.1  Changes Requested by Customer..............................................  41
  10.2  Changes Requested by Contractor............................................  41
  10.3  Pricing of Changes.........................................................  42

11.   SECURITY INTEREST............................................................  43

12.   ACCESS TO WORK...............................................................  44

  12.1  Access to Work.............................................................  44
  12.2  Documentation..............................................................  44
  12.3  Electronic Access..........................................................  44
  12.4  Meetings...................................................................  44
  12.5  Financing Entities.........................................................  45

13.   TECHNICAL MATERIALS ESCROW...................................................  46

14.   INTELLECTUAL PROPERTY RIGHTS.................................................  50

  14.1  Ownership of Intellectual Property Rights..................................  50
  14.2  Joint Inventions...........................................................  50
  14.3  Intellectual Property Rights License Grant.................................  51
  14.4  Third-Party Intellectual Property Rights...................................  51
  14.5  Contractor Restriction on Use of Foreground Intellectual Property Rights...  52

15.   CONFIDENTIALITY..............................................................  53

  15.1  Confidentiality Obligations................................................  53
  15.2  Exceptions.................................................................  53
  15.3  No License.................................................................  54
  15.4  Return of Confidential Information.........................................  54
  15.5  Inconsistent Legends.......................................................  55

16.   RECORDS RETENTION............................................................  56

17.   REPRESENTATIONS AND WARRANTIES...............................................  57

  17.1  Work Standards.............................................................  57
  17.2  Design and Performance Warranties..........................................  57
  17.3  Documentation..............................................................  59
  17.4  Inducements................................................................  59
  17.5  Viruses....................................................................  59
  17.6  Disabling Code.............................................................  59
  17.7  Year 2000..................................................................  60
  17.8  Compliance with Applicable Law.............................................  60
  17.9  Warranty Disclaimer........................................................  60
  17.10 Warranty Period............................................................  60
  17.11 Remedies (Repeaters).......................................................  61
  17.12 Remedies (Network Management System).......................................  63
  17.13 Pattern Defect.............................................................  63

                                                                         Page iv

                                                                    CONFIDENTIAL

18.   CONTRACTOR'S ADDITIONAL REPRESENTATIONS AND WARRANTIES........................  65

19.   CUSTOMER'S REPRESENTATIONS AND WARRANTIES.....................................  67

20.   INSURANCE.....................................................................  68

   20.1  General....................................................................  68
   20.2  Specific Insurance Requirements............................................  68
   20.3  Certificates of Insurance..................................................  70

21.   INDEMNIFICATION...............................................................  71

   21.1  Indemnity by Contractor....................................................  71
   21.2  Indemnity by Customer......................................................  71
   21.3  Intellectual Property Infringement Indemnification.........................  71
   21.4  Indemnification Procedures.................................................  72
   21.5  Waiver of Subrogation......................................................  73

22.   LIABILITY.....................................................................  74

   22.1  General Intent.............................................................  74
   22.2  Liability Restrictions.....................................................  74
   22.3  Contractor Responsibility for Certain Claims...............................  74

23.   DISPUTE RESOLUTION............................................................  76

   23.1  Informal Dispute Resolution................................................  76
   23.2  Arbitration................................................................  76
   23.3  Litigation.................................................................  78
   23.4  Continued Performance......................................................  79

24.   DEFAULT AND CORRECTION PLAN...................................................  80

   24.1  Material Breach............................................................  80
   24.2  Key Tasks..................................................................  81

25.   TERMINATION...................................................................  82

   25.1  Termination for Customer's Convenience.....................................  82
   25.2  Termination For Contractor's Default.......................................  84
   25.3  Termination for Customer's Default.........................................  86
   25.4  Termination/Expiration Assistance..........................................  89

26.   OPTIONS.......................................................................  90

   26.1  Option to Purchase Additional Repeaters....................................  90
   26.2  Network Management System - Video Wall.....................................  90
   26.3  Annual Maintenance of [*****]..............................................  91
   26.4  Contract Adjustments.......................................................  91

27.   CONTRACTOR GUARANTEE..........................................................  92

28.   GENERAL.......................................................................  93

   28.1  Assignment.................................................................  93
   28.2  Entire Agreement...........................................................  94
   28.3  Amendments.................................................................  94
   28.4  Waiver of Breach of Contract...............................................  94
   28.5  Remedies Cumulative........................................................  94
   28.6  Severability...............................................................  94
   28.7  Applicable Law.............................................................  95
   28.8  Notices....................................................................  95
   28.9  Relationship of the Parties................................................  96

                                                                          Page v

                                                                    CONFIDENTIAL

 28.10  Media Releases.............................................................  96
 28.11  Calculation of Interest....................................................  96
 28.12  Survival...................................................................  96
 28.13  No Third-Party Beneficiaries...............................................  97
 28.14  Consents and Approvals.....................................................  97
 28.15  Lender Requirements........................................................  98
 28.16  No Solicitation............................................................  98
 28.17  Time of the Essence........................................................  98
 28.18  Covenant of Good Faith.....................................................  98
 28.19  Counterparts...............................................................  98

                                                                         Page vi

                                                                    CONFIDENTIAL


              CONTRACTFOR THE DESIGN, DEVELOPMENT AND PURCHASE OF
                        TERRESTRIAL REPEATER EQUIPMENT

     THIS CONTRACT FOR THE DESIGN, DEVELOPMENT AND PURCHASE OF TERRESTRIAL REPEATER EQUIPMENT (the "Contract") is made this 14th day of February 2000 (the "Execution Date") by and between XM SATELLITE RADIO INC. ("Customer"), a Delaware corporation with offices located at 1250 23/rd/ Street, N.W., Suite 57, Washington, D.C. 20037, and HUGHES ELECTRONICS CORPORATION, a Delaware corporation by and through its division, Hughes Network Systems ("Contractor"), having a place of business at 10450 Pacific Center Ct., San Diego, CA 92121. As used in this Contract, "Party" means either Customer or Contractor and "Parties" means Customer and Contractor.

     WHEREAS, Customer is implementing a satellite system designed to provide digital audio radio services to the continental United States; and

     WHEREAS, Customer anticipates providing the business referred to above through two (2) geostationary satellites, a network of terrestrial repeaters located in various cities within the continental United States and end-user receivers; and

     WHEREAS, Contractor has represented that it (together with its Subcontractors) is qualified to design, develop, engineer, manufacture, and deliver the terrestrial repeaters required for such networks and has the necessary skill and experience to perform such other services as described in this Contract in a cost-effective, professional and timely manner; and

     WHEREAS, the Parties have reached agreement on the terms and conditions of procurement by Customer from Contractor of the design, development, engineering, and manufacturing services related to the terrestrial repeaters and to the other services and activities as set forth and further defined in this Contract.

     NOW THEREFORE, in consideration of the mutual promises and undertakings contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.   DEFINITIONS AND CONSTRUCTION

     1.1  Certain Definitions.

     (a) "Acceptance" means, with respect to any item to be delivered hereunder, written notification from Customer to Contractor stating that such item has satisfied the testing and acceptance criteria applicable to that item in accordance with Article 8 (Testing Criteria and Acceptance).

     (b) "Affiliate" means, with respect to an entity, any other entity Controlling or Controlled by or under common Control with such entity.

     (c) "Amendment to this Contract" or "Amendment" means a written agreement modifying the terms of this Contract executed in accordance with Article 28.3 (Amendments).

                             Terms and Conditions                        Page 1

                                                                    CONFIDENTIAL


     (d) "Approval" means written approval. This term is as defined, whether or not capitalized in this Contract.

     (e) "Associates" means, with respect to an entity, its directors, officers, employees agents, consultants, and assigns.

     (f) "Background Intellectual Property Rights" means all Intellectual Property Rights in or to the Work that came into existence prior to and/or apart from this Contract.

     (g) "Business Day" means any day other than the following: a Saturday, Sunday, and any other day on which national banks are authorized to be closed in New York City, New York.

     (h)  "Calendar Day" means any day.

     (i) "Change Directive" means a written directive executed by Customer directing Contractor to proceed with a change in the Work pending final determination of the appropriate change, if any, in the Contract Price and/or any applicable delivery dates hereunder.

     (j) "Change Order" means a written document, executed by both Customer and Contractor, setting forth a change in the Work and agreement between Customer and Contractor as to the change in the Contract Price and/or any applicable delivery dates hereunder associated with such change in the Work.

     (k) "Confidential Information" means all information, of any nature and in any form, whether written, oral or recorded or transmitted electronically or by tape or other similar manner, regarding the business, finances, operations, prospects, plans, or affairs of the Furnishing Party (including its Affiliates, Subcontractors, or Consultants), and all data, processes, materials, and software in source code and object code form, related documentation, and other technical data that is confidential and embodies trade secrets or other proprietary information of the Furnishing Party, which information is designated in writing by the Furnishing Party as confidential; provided, however, that if disclosed orally, such information must be confirmed and designated in writing in summary form as confidential within five (5) Business Days of the time at which oral disclosure took place. This Contract is deemed Confidential Information of each Party.

     (l) "Consultant" means a person or organization retained by Customer to provide Customer with technical advice and related services and identified by Customer to Contractor.

     (m) "Contract" means the written instrument herein dated the day and year first written above, including any Amendments made pursuant to Article 28.3 (Amendments), and Change Orders made pursuant to Article 10 (Changes in Scope of
Work), embodying the agreement between Contractor and Customer and including the Terms and Conditions, attachments and Exhibits (and attachments thereto), annexed hereto and made a part of this Contract.

     (n) "Contractor Facility" means each facility at or from which Contractor or its Subcontractors perform the Work.

     (o) "Control" and its derivatives mean, with respect to an entity, the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or


                             Terms and Conditions                       Page 2

                                                                    CONFIDENTIAL


other ownership interest if not a corporation) of such entity ordinarily having voting rights or the power to direct the management policies of such entity, whether through the ownership of voting stock, by contract, or otherwise.

     (p) "Correction Plan" means a plan submitted by Contractor that details the means by which Contractor shall correct a failure to perform any material duty or obligation under this Contract.

     (q) "Customer Competitor" means any existing or future Satellite Digital Radio Services (SDARS) licensee, including CD Radio. "Customer Competitor" shall not include Contractor, Contractor's Affiliates or WorldSpace Satellite Company (to the extent Customer sublicenses the Foreground Intellectual Property Rights to WorldSpace).

     (r) "Customer's Designated Representative" means Jack Wormington, Senior Vice President of Engineering and Operations, or his successor or designee in writing.

     (s) "Customer Personnel" means Customer's employees, Consultants or representatives, or Customer's Consultants' employees.

     (t) "Data and Documentation" means that data and documentation to be supplied by Contractor pursuant to the requirements of Exhibit B (Statement of Work).

     (u) "Defect" and its derivatives (such as "defective") means any failure of any Repeater, the Network Management System or other deliverable item to operate in conformance with its applicable specifications as set forth in Exhibit A (Design Specifications) or in accordance with its applicable acceptance criteria as set forth in Article 8 (Testing Criteria and Acceptance). This term is as defined, whether or not capitalized in this Contract.

     (v) "Delivery Requirements" means the delivery requirements for the Repeaters and other deliverables set forth in Exhibit D (Delivery Requirements and Schedule).

     (w) "Detailed Delivery Schedule" means the detailed schedule for delivery of the Repeaters and other deliverables as may be set forth in Exhibit D (Delivery Requirements and Schedule)

     (x) "Effective Date" or "EDC" has the meaning set forth in Article 4.1 (Effective Date of Contract and Conditions Precedent).

     (y) "Enclosure Kit" means, in the case of Standard Repeaters, the Repeater enclosure with all equipment contained therein, the enclosure door with air conditioning unit and the plinth (the enclosure and enclosure door with air conditioning unit to be shipped in separate containers for a total of two (2) containers) and the plinths to be shipped, at Contractor's option, in a separate container or in bulk), and, in the case of High-Power Repeaters, the Repeater enclosure, including controller rack, coupler, transmit filter and all other equipment contained therein.

     (z) "Escrowed Materials" has the meaning set forth in Article 13 (Technical Materials Escrow).

                             Terms and Conditions                        Page 3

                                                                    CONFIDENTIAL

     (aa) "Excusable Delay" has the meaning set forth in Article 7.9 (Excusable Delay Defined).

     (bb) "Execution Date" means the date first set forth above.

     (cc) "Financing Agreements" means any and all documents and agreements executed in connection with the debt or equity financing to be obtained by Customer from Financing Entities to provide all or a substantial portion of the funds to finance the Work, and all security instruments, mortgages, assignments and related documentation executed or delivered to secure repayment of such financing.

     (dd) "Financing Entity" means any financial institution, bank, corporation, partnership or other entity (other than Contractor, its Affiliates or competitors of Contractor or Affiliates of such competitors), providing all or a substantial portion of the debt or equity financing to Customer to provide funds to finance the Work and any insurance companies or financial institutions providing commercial credit insurance in support of such financing.

     (ee) "Foreground Intellectual Property Rights" means all Intellectual Property Rights in or to the Work which are not Background Intellectual Property Rights (including those Intellectual Property Rights in and to the Work first conceived of or first reduced to practice in the performance, execution and/or completion of the Work).

     (ff) "Furnishing Party" means the Party who furnishes Confidential Information to the other Party.

     (gg) "High-Power Installation Testing" has the meaning set forth in Article
8.2 (Acceptance of Repeaters).

     (hh) "High-Power Redundant Repeater" means a High-Power Repeater that utilizes an omni-directional antenna and has a back-up high-power amplifier
(HPA), as further described in Exhibit A (Design Specifications).

     (ii) "High-Power Repeater" means a terrestrial repeater that has an RF power of 2000 Watts evenly divided between two (2) MCM carriers, as further described in Exhibit A (Design Specifications). High-Power Repeater refers collectively to both High-Power Redundant Repeaters and High-Power Sectored Redundant Repeaters.

     (jj) "High-Power Sectored Redundant Repeater" means a High Power Repeater that utilizes paneled/phased-array antennas typically in a 120 degree application (e.g., an installation consisting of three paneled/phased-array antennas) and has a redundant high-power amplifier (HPA), as further described in Exhibit A (Design Specifications).

     (kk) "Including" and its derivatives (such as "include" and "includes") means including without limitation. This term is as defined, whether or not capitalized in this Contract.

     (ll) "Installation Site" means a building rooftop or other site (e.g., antenna site) located in any of various cities throughout continental United States at which a Repeater is to be installed.

                             Terms and Conditions                        Page 4

     (mm) "Intellectual Property Rights" means any and all common law and statutory proprietary rights, including Patent Rights, Trademark Rights, Trade Secret Rights and Copyrights Rights (each term as defined below), existing from time to time under the intellectual property Laws of the United States, any state or foreign jurisdiction or international treaty regime. The term "Patent Rights" means any and all common law and statutory rights existing from time to time under the Laws of the United States, any state or foreign jurisdiction or international treaty regime with respect to patents, patent applications, and patent registrations. The term "Trademark Rights" means any and all common law and statutory rights existing from time to time under the Laws of the United States, any state or foreign jurisdiction or international treaty regime with respect to trademarks, service marks, trade names and trade dress. The term "Trade Secret Rights" means any and all common law and statutory rights existing from time to time under the Laws of the United States, any state or foreign jurisdiction or international treaty regime with respect to trade secrets and data rights. The term "Copyright Rights" means any and all common law and statutory rights existing from time to time under the Laws of the United States, any state or foreign jurisdiction or international treaty regime with respect to copyrights, mask work rights, moral rights and rights in visual works.

     (nn) "Joint Intellectual Property Rights" means Foreground Intellectual Property Rights conceived or reduced to practice jointly by one or more employees or contractors of both Parties.

     (oo) "Joint Inventions" means Joint Intellectual Property Rights for which patent protection may be sought.

     (pp) "Jointly Owned" means, with respect to Joint Intellectual Property Rights, an equal, undivided interest in and to the Joint Intellectual Property Rights, as well as in and to patent applications and patents thereon in all countries, without any obligation of accounting to the other Party.

     (qq) "Key Contractor Personnel" has the meaning set forth in Article 9.1 (Contractor Personnel).

     (rr) "Key Tasks" has the meaning set forth in Article 24 (Default and Correction Plan).

     (ss) "Klystron Kit" means two (2) Klystron power amplifier ("KPA") units.

     (tt) "Law" or "Laws" means any and all laws, including rules, regulations, codes, injunctions, judgments, orders, ordinances, decrees, rulings, licenses, authorizations, approvals or consents and charges thereunder, of any federal, state, local or municipal government of any country (and all agencies thereof) having jurisdiction over any portion of the Work or the performance of any portion of the Work.

                             Terms and Conditions                        Page 5

--------------------------------------------------------------------------------
***** Certain information on this page has been with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

                                                                    CONFIDENTIAL


     (uu) "Losses" means all losses, liabilities, damages, royalty payments and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, expert fees, litigation, settlement, judgment, interest, and penalties).

     (vv) "Lowest Replaceable Unit" or "LRU" means each and any of the individual block components composing each Repeater as specified in Exhibit A (Design Specifications) and Exhibit B (Statement of Work).

     (ww) "Material Adverse Effect" means any material adverse change in (i) the legality, validity, or enforceability of this Contract or (ii) the ability of Customer or Contractor to perform this Contract.

     (xx) "Material Subcontract" has the meaning set forth in Article 9.2 (Material Subcontractors).

     (yy) "Milestone" means a portion of the definitive, measurable Work, which shall be completed in accordance with this Contract including Exhibit C (Pricing, Milestones and Payment Plan) and upon completion of which a payment is to be made in accordance with such Exhibit C.

     (zz) "Milestone Payment" means any of those payments listed as specific milestone payments in Exhibit C (Pricing, Milestones and Payment Plan).

     (aaa) "Milestone Achievement Criteria" has the meaning set forth in Exhibit C (Pricing, Milestones and Payment Plan).

     (bbb) "Network Management System" or "NMS" means the system, comprising hardware and Software, to be developed by Contractor to monitor the operation and maintenance of the Repeaters, which system is further described in Exhibit A (Design Specifications) and Exhibit B (Statement of Work).

     (ccc) "Nominal Order" means Customer's initial order to purchase from Contractor 1,578 Repeaters (excluding Prototype Repeaters) consisting of [*****] High-Power Repeaters and [*****] Standard Repeaters.

     (ddd) "Notice of Defects" means a written notice executed by Customer and delivered to Contractor identifying any Defects in the Work setting forth in reasonable detail a description of the Defect.

     (zz) "PA Kit" has the meaning set forth in Article 2.3 (Weight and Size of Repeaters).

     (eee) "Pattern Defect" has the meaning set forth in Article 17.13 (Pattern Defect).

     (fff) "Payment Escrow Account" has the meaning set forth in Article 0 (Escrow Account and Payment).

     (ggg) "Payment Escrow Agent" has the meaning set forth in Article 0 (Escrow Account and Payment).

                             Terms and Conditions                        Page 6

                                                                    CONFIDENTIAL


     (hhh) "Performance Award" has the meaning set forth in Article 7.7 (Performance Award).

     (iii) "Permitted Lien" means any lien, security interest, mortgage, assignment, pledge, encumbrance or charge of any kind in favor of the Financing Entities under the Financing Agreements.

     (jjj) "Prototype Repeater" means the terrestrial repeaters, as further described in Exhibit A (Design Specifications) and Exhibit B (Statement of
Work), that Contractor shall develop for the test network to be established in Pittsburgh, Pennsylvania. Each Prototype Repeater shall include all working and fully operational LRUs.

     (kkk) "Project Completion Date" means the date upon which the Network Management System, the last Repeater and all other deliverable items required to be provided hereunder have been delivered and have achieved Acceptance.

     (lll) "Regional Inventory Storage Facility" means a facility to be maintained by Customer, or its designee(s), for storing an inventory of Lowest Replaceable Units or other components for the Repeaters for use by Customer, or its designee(s), in performing maintenance and repairs on installed Repeaters. As of the Effective Date of Contract, a Regional Inventory Storage Facility will be located in each of the following six (6) cities: San Francisco, California; Los Angeles, California; Dallas/Ft. Worth, Texas; New York, New York; Washington, DC; and Atlanta, Georgia.

     (mmm) "Repeater" means collectively any Prototype Repeater, Standard Repeater, High-Power Repeater, or other terrestrial repeater, the LRUs and other components, parts and sub-parts contained therein, and any Software, all as required to be delivered by Contractor to Customer hereunder.

     (nnn)  "Repeater Design Verification Testing" has the meaning set forth in
Article 8.2 (Acceptance of Repeaters).

     (ooo)  "Repeater In-Factory Testing" has the meaning set forth in Article
8.2 (Acceptance of Repeaters).

     (ppp) "Rooftop Assembly" has the meaning set forth in Article 2.3 (Weight and Size of Repeaters).

     (qqq) "Rooftop Testing" has the meaning set forth in Article 2.3 (Weight and Size of Repeaters).

                             Terms and Conditions                        Page 7

     (rrr) "Software" means the machine readable computer code or embedded code, used to instruct a processor to perform a task or series of tasks in object code form including firmware, files, databases, interfaces, documentation and other materials related thereto necessary to make each deliverable item achieve its applicable specifications, as such Software may be revised, updated, corrected and enhanced from time-to-time and provided to Customer pursuant to this Contract.

     (sss) "Staging Area" means each site to which Contractor shall deliver Repeaters. The cities in which the Staging Areas shall be located are as specified in Exhibit D (Delivery Requirements and Schedule).

     (ttt) "Standard Non-Redundant Repeater" means a Standard Repeater that utilizes an omni-directional antenna and has no redundant/back-up LRUs, as further described in Exhibit A (Design Specifications).

     (uuu) "Standard Repeater" means a terrestrial repeater that has an RF power of 200 Watts evenly divided between two (2) MCM carriers, as further described in Exhibit A (Design Specifications). Standard Repeater collectively refers to both Standard Non-Redundant Repeaters and Standard Sectored Non-Redundant Repeaters.

     (vvv) "Standard Sectored Non-Redundant Repeater" means a Standard Repeater that utilizes paneled/phased-array antennas typically in a 120 degree application (e.g., an installation consisting of three paneled/phased-array antennas) and has no redundant/back-up LRUs, as further described in Exhibit A (Design Specifications).

     (www) "Start of Production Date" means July 1, 2000, as such date may be adjusted by the Parties in accordance with this Contract.

     (xxx) "Statement of Work" or "SOW" means the Work described in Exhibit B to this Contract which shall be provided and performed by Contractor.

     (yyy) "Subcontract" means a contract awarded by Contractor to a Subcontractor or a contract awarded by a Subcontractor for a portion of the Work.

     (zzz) "Subcontractor" means a person, firm, corporation, or business entity that has been awarded a Subcontract.

     (aaaa) "Technical Materials" means the detailed technical, engineering and design information and specifications of any kind relating to the Prototype Repeaters, Standard Repeaters, High-Power Repeaters, each LRU, and the Network Management System, including Background and Foreground Intellectual Property, specifications, functional specifications, interface specifications, hardware and circuit diagrams, schematic diagrams, third-party supplier information (including name, address, and parts numbers), and associated documentation.

     (bbbb) "Terrestrial Repeater Network System" means the two (2) geostationary satellites and the system of terrestrial repeater networks located in various cities within the continental United States owned and operated by Customer.


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                                                                    CONFIDENTIAL



     (cccc) "Virus" means: (i) program code, programming instruction or set of instructions intentionally constructed with the ability to damage, interfere with or otherwise adversely affect the performance or operation of any deliverable item, including the Repeaters, any LRU, the Network Management System, computer programs, embedded code or chips, data files or operations; or
(ii) other code typically designated to be a virus (including, for example, "worms," "Trojan horses" and similar items).

     (dddd) "Work" means all services (including design, development, engineering, manufacturing, testing and management services), labor, equipment, materials, articles, matters, acts (including tests to be performed), and things to be furnished by Contractor, including Repeaters, and rights to be transferred by Contractor in the performance of this Contract, all as described in Exhibit B (Statement of Work) and Exhibit E (Test Plans and Procedures). "Work" also includes Contractor's warranty obligations set forth herein and any services and things to be furnished pursuant to any options that may be exercised by Customer hereunder.

     (eeee) "Year 2000 Compliant" means, with respect to the Work, including Repeaters, that the Work (i) is capable of properly accepting, recording, storing, processing, displaying and outputting calendar dates falling before, on or after January 1, 2000, (ii) is either capable of (A) accepting, recording, storing, processing, displaying and outputting data containing a four-digit year date format without any loss of functionality and in a manner that correctly interprets the data or (B) responding to two-digit year inputs in a way that resolves any ambiguity as to the century in a disclosed, defined and pre-determined manner, (iv) includes date data century recognition calculations that accommodate same century and multi-century formulae and date values and date data interface values that reflect the century, and (v) is capable of accounting for the fact that the year 2000 is a leap year, as well as identifying subsequent leap years.

     1.2  Other Terms.

     Other terms in this Contract are defined in the context in which they are used and shall have the meanings there indicated.

     1.3  Integration and Construction.

     (a) The documents listed below in this Article 1.3 (Integration and Construction), including any Exhibits, attachments, and schedules, as amended from time to time in accordance with Article 28.3 (Amendments), constitute this Contract and shall be deemed to constitute one fully integrated agreement between the Parties. In the event of any conflict or inconsistency among the provisions of the various documents of this Contract, such conflict or inconsistency shall be resolved by giving a descending level of precedence to the documents in the order set forth below:

          (1)  Terms and Conditions

          (2)  Exhibit A - Design Specifications

          (3)  Exhibit B - Statement of Work (SOW)


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          (4)  Exhibit C - Pricing, Milestones and Payment Plan

          (5)  Exhibit D - Delivery Requirements and Schedule

          (6)  Exhibit E - Test Plans and Procedures

          (7)  Exhibit F - Quality Assurance Plan

          (8)  Exhibit G - Key Contractor Personnel

          (9)  Exhibit H - Technical Materials Escrow Agreement

     (b) Exhibits A, B, C, D, E, F, G and H are attached to and incorporated into these Terms and Conditions.

     1.4  Headings; Number and Gender.

     The article headings are for convenience of reference only and shall not be considered in interpreting the text of this Contract. Words in the singular include the plural and vice versa, and words imputing the masculine gender include the feminine and neuter genders where the context so requires.


                             Terms and Conditions                        Page 10
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                                                                    CONFIDENTIAL


***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.   SCOPE OF WORK

     2.1  General Scope.

     (a) In accordance with the requirements of this Contract, Contractor shall furnish and perform and Customer shall purchase the Work.

     (b) Without limiting the generality of the foregoing, Contractor shall furnish the following in accordance with this Contract:

          (1)  Seven (7) Prototype Standard Repeaters;

          (2)  One (1) Prototype High-Power Repeater;

          (3)  [*****] Standard Repeaters;

          (4)  [*****] High-Power Repeaters;

          (5)  Training;

          (6)  Data and Documentation; and

          (7)  Network Management System.

     2.2  Statement of Work.

     The Statement of Work attached hereto as Exhibit B includes descriptions of certain of the Parties' roles and responsibilities with respect to the design, development, manufacture, delivery and testing of the Repeaters. Any role or responsibility not specifically described in Exhibit B (Statement of Work) that is implied by or required for the proper performance of any role or responsibility expressed in the Statement of Work shall be deemed included as part of such expressed role or responsibility.

     2.3  Weight and Size of Standard Repeaters.

     This Article 2.3 (Weight and Size of Standard Repeaters) applies only to Standard Repeaters.


     (a) The Parties acknowledge and agree that the weight and dimensions for the Standard Repeaters as set forth in Exhibit A (Design Specifications) are heavier and larger than the Parties originally anticipated under the ATP and that each of the Parties has agreed to undertake certain responsibilities relating to the increased weight and dimensions to facilitate the installation of the Standard Repeaters by Customer's Terrestrial Repeater Network System integrator at Installation Sites.


                             Terms and Conditions                        Page 11

     (b) Regarding Standard Repeaters, upon completion of the Repeater In-Factory Testing pursuant to Article 8.2(a)(2), Contractor shall disassemble the Repeaters so that the disassembled Repeaters may be shipped in multiple containers. The Standard Repeaters shall be disassembled into two (2) separate kits as follows:

          (1)  The Enclosure Kit; and

          (2) The "PA Kit" which shall consist of the power amplifier (to be shipped separately), the filter and the coupler (to be shipped together).

     (c) Contractor shall ship the plinths to the Staging Areas in accordance with Article 7.4 (Packing, Tracking and Shipping) as reasonably directed by Customer, or its designee, so that the plinths arrive at the Staging Areas on or before five (5) Business Days prior to the arrival of the balance of the Enclosure Kits to the Staging Areas to facilitate the early site preparation work being performed by Customer's Terrestrial Repeater Network System integrator. Contractor shall ship the Enclosure Kits (less the plinths) to the Staging Areas in accordance with Article 7.2 (Time and Place of Delivery) and
Article 7.4 (Packing, Tracking and Shipping).

     (d) Contractor shall ship the PA Kits in accordance with Article 7.4 (Packing, Tracking and Shipping) directly to the Installation Sites. Customer shall inform Contractor in writing on a weekly basis of the Installation Sites where an Enclosure Kit has been installed by Customer's Terrestrial Repeater Network System integrator. Customer shall arrange for such installation to include the assembly of the Repeater enclosure on the plinth and the reattachment of the enclosure door to the enclosure (without connection of the air conditioning unit). Within five (5) Business Days of Contractor's receipt of such notice, Contractor shall deliver the PA Kit to the Installation Site and perform all work necessary to reassemble the PA Kit with the Enclosure Kit (the "Rooftop Assembly") to allow the Repeater to function in accordance with the requirements set forth in Exhibit A (Design Specifications).

     (e) To ensure that the Repeater functions in accordance with the requirements set forth in Exhibit A (Design Specifications), Contractor shall, immediately upon completion of the Rooftop Assembly, conduct Rooftop Testing. Such Rooftop Testing shall be performed by Contractor in accordance with Exhibit E (Test Plans and Procedures) (to be developed hereunder) and Article 8.2 (Acceptance of Repeaters) and shall be completed within the five (5) Business Day period set forth above.

     (f) Contractor shall be responsible for the difference, if any, in the cost of a load spreader required to install the Repeater, at its actual weight, over and above the cost that would have been incurred for a load spreader required to install a 180 kg. Repeater. Such amount shall be determined without any mark-up or additional charge to Contractor and shall be treated as a credit pursuant to Article 6.1(b). If Customer believes a credit is due under this paragraph, then Customer shall provide, along with the written notice to Contractor required by Article 6.1(b), such supporting documentation as may be reasonably required to determine the amount of such credit.

     (g) Contractor shall be responsible for the difference, if any, in the cost required to ship the Enclosure Kit, at its actual weight, from the Staging Areas to the Installation Sites over and


                             Terms and Conditions                        Page 12
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                                                                    CONFIDENTIAL


above the cost that would have been incurred for shipping a 180 kg. Standard Repeater from the Staging Areas to the Installation Sites. Such amount shall be determined without any mark-up or additional charge to Contractor and shall be treated as a credit pursuant to Article 6.1(b). If Customer believes a credit is due under this paragraph, then Customer shall provide, along with the written notice to Contractor required by Article 6.1(b), such supporting documentation as may be reasonably required to determine the amount of such credit.

     (h) The Parties believe that the need for structural analysis at the Installation Sites due to the increased weight of the Standard Repeaters will be greatly minimized if a proper load spreading device is used. Based on this belief, Customer agrees to assume the costs associated with such structural analyses; provided, however, if, after the first fifty (50) Installation Sites are selected by Customer's Terrestrial Repeater Network System integrator, it is determined that a structural analysis was required on in excess of seventy (70%) of such Installation Sites, the Parties agree to meet and discuss, in good faith, an equitable division of the costs associated with the increased need for such structural analyses.


                             Terms and Conditions                        Page 13
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                                                                    CONFIDENTIAL

3.   STRATEGIC RELATIONSHIP

     3.1  Roof Rights.

     In the event Customer desires to locate a Repeater on the roof of a building owned, leased or managed by Contractor, Customer shall make such request to Contractor in writing, indicating the location of such building. Contractor shall promptly respond in writing to Customer's request to indicate whether Contractor is willing to grant such roof rights to Customer, in which event the Parties shall negotiate reasonable terms and conditions applicable to such roof rights.

     3.2  Marketing Support.

     Where requested by Customer, Contractor will provide reasonable technical marketing support to Customer, in accordance with Exhibit B (Statement of Work), including in support of Customer's business opportunities consistent with Contractor's other obligations.

     3.3  Alignment of Interests.

     Contractor agrees to cooperate with Customer and to take no materially adverse position (in trade associations, regulatory bodies, the press, and otherwise) with respect to the FCC spectrum assigned and designated for use by Customer.


                             Terms and Conditions                        Page 14
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                                                                    CONFIDENTIAL


4.   EFFECTIVE DATE OF CONTRACT ("EDC"); CONDITIONS PRECEDENT; TERM

     4.1  Effective Date of Contract and Conditions Precedent.

     (a) This Contract shall be effective as of October 22, 1999 ("Effective Date or "EDC").

     (b) Contractor shall have no obligation to commence the Work until Contractor's receipt of Milestone Payment No. 1.

     4.2  ATP.

     The Parties acknowledge and agree that, as of the Execution Date of this Contract, (i) all Contractor effort in respect of the Work pursuant to the ATP shall be deemed performed under this Contract; (ii) there are no unfulfilled obligations or claims under the ATP; (iii) in the event the ATP has not expired or terminated as of the Execution Date of this Contract, the ATP is hereby terminated; and (iv) the provisions of this Contract shall govern the rights and obligations of the Parties with respect to matters arising under the ATP.

     4.3  Term.

     The term of this Contract shall commence on EDC and continue until all the Work is completed in accordance with this Contract, unless terminated earlier in accordance with Article 25 (Termination) (the "Term").


                             Terms and Conditions                        Page 15
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                                                                    CONFIDENTIAL

5.   PRICING

     5.1  Contract Price.

     In consideration of Contractor's performance of the Work in accordance with this Contract, Customer shall pay Contractor the amounts determined in accordance with Exhibit C (Pricing, Milestones and Payment Plan) (collectively the "Contract Price") and in accordance with the payment conditions and Milestones set forth therein, as may be adjusted pursuant to this Contract. For the Work provided or to be provided under this Contract, Customer shall not be obligated to pay Contractor any amounts in addition to the Contract Price, except as otherwise specifically provided in this Contract.

     5.2  Changes in Contract Price.

     Except pursuant to Article 10 (Changes in Scope of Work), Exhibit C (Pricing, Milestones and Payment Plan), or as otherwise expressly set forth in this Contract, the Contract Price is not subject to any escalation or to any adjustment or revision.

     5.3  Most-Favored Customer.

     (a) If Contractor provides services to, or performs work for, another customer that are similar to the Work (in nature, scope, volume and duration) to be provided and performed hereunder, and the prices charged to such customer are lower than the prices charged to Customer under this Contract, the prices charged to Customer shall be equitably adjusted to provide to Customer the benefit of such lower prices. Such adjustment shall be retroactive to the first date on which the lower charges to such other customer became effective.

     (b) Customer may from time to time conduct an audit to examine and assess Contractor's compliance with the provisions of paragraph (a) above, provided Customer engages an external auditor, at Customer's expense, to conduct such audit. Contractor shall cooperate with the audit initiated by Customer and shall provide the information reasonably requested by Customer to verify its compliance with paragraph (a) above, provided (i) Contractor shall only provide such information, including pertinent financial information, to Customer's designated external auditor and (ii) such external auditor shall execute a confidentiality agreement reasonably satisfactory to Contractor.

     (c) In the event the external auditor determines that Contractor is providing services to, or is performing work for, another customer that are similar to the Work (in nature, scope, volume and duration) and the prices charged for such services or work for the other customer are lower than the prices charged to Customer hereunder, the external auditor shall provide notice, in writing, to both Contractor and Customer of its determination and shall include with such notice any supporting documentation of such pricing discrepancy. Such documentation provided to Customer shall be sufficiently redacted to conceal the identity of Contractor's other customer and shall only include such information as is directly pertinent to the determination made by the external auditor. Upon receipt of notice of such pricing discrepancy, Contractor shall promptly implement the lower price adjustment and provide Customer with appropriate credits in accordance with paragraph (a) above.

     5.4  Taxes.

                             Terms and Conditions                        Page 16

                                                                    CONFIDENTIAL

     (a) Contractor shall be responsible for any sales, use, excise, value-added, services, consumption and other taxes payable by Contractor on any goods or services used or consumed by Contractor in providing the Work where such tax is imposed on Contractor's acquisition or use of such goods or services and the amount of such tax is measured by Contractor's costs in acquiring such goods or services.

     (b) Customer shall be responsible for any applicable sales and use taxes on any deliverable item, including Repeaters. Contractor shall include on each invoice, as a separate line item, any such applicable sales and/or use taxes and Contractor shall remit all such taxes to the appropriate taxing authorities without any mark-up or other additional charge to Customer. All other excise, value-added, services, consumption, export, import and other taxes, duties, fees or charges shall be included in the Contract Price.

     (c) Contractor agrees to act as the "Importer of Record" for all the Work, if required or as applicable. This includes arranging for a customs broker to record the entry of the goods. As "Importer of Record," Contractor will be responsible for remitting to customs all appropriate duty and excise tax and all such duty and excise taxes are included in the Contract Price.

     (d) Each Party shall consult and cooperate with the other to minimize the other's tax liability to the extent legally permissible.

     (e) Each Party shall cooperate with the other in the settlement of any claim for taxes asserted by applicable taxing authorities.

                             Terms and Conditions                        Page 17

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.   INVOICING AND PAYMENT

     6.1  Invoicing.

     (a) Contractor shall invoice Customer monthly for all Milestones completed in accordance with the applicable Milestone Achievement Criteria and all other applicable requirements of this Contract during the period covered by the invoice and any other charge permitted by this Contract; provided, however, with respect to [*****] Milestones set forth in Table 3.2 of Exhibit C (Pricing, Milestones and Payment Plan), Contractor may invoice Customer [*****] for Milestones completed during the applicable invoicing period. The invoice shall show details and supporting documentation as to amounts invoiced as reasonably required by Customer. Each invoice shall state the number of shipped Enclosure Kits and/or Accepted Repeaters and shall be accompanied by Contractor's written certification that the Milestone(s) to which the invoice relates was/were fully and successfully completed in accordance with the Milestone Achievement Criteria set forth in Exhibit C (Pricing, Milestones and Payment Plan). Such certification for Enclosure Kits shall also specify the applicable waybill number. Each invoice shall also be accompanied by conditional releases of claims and waivers of liens, in form and substance reasonably satisfactory to Customer, executed by Contractor and all Subcontractors with respect to the portion of Work for which payment is sought. With respect to invoices for shipped Enclosure Kits and Accepted Repeaters, each such invoice shall also specify the pertinent bar-coded serial number for the LRUs of each such shipped Enclosure Kit and/or the LRUs of each such Accepted Repeater, pursuant to Article 7.4(b) (Labeling and Electronic Tracking).

     (b) In the event a Party determines a credit is due Customer pursuant to this Contract, such Party shall notify the other Party in writing. To the extent the Parties agree on the amount of the credit, if any, due to Customer, Contractor shall provide Customer with such credit against amounts then due and owing; if no further payments are due to Contractor, Contractor shall pay the amount of such credit to Customer within thirty (30) Calendar Days after such credit becomes due. To the extent the Parties do not agree on the amount of the credit due to Customer, the matter shall be resolved pursuant to Article 23 (Dispute Resolution).

     (c) Contractor shall deliver a copy of each invoice and all details and supporting documentation to:

               XM Satellite Radio Inc.
               1250 23rd Street, NW
               Suite 57
               Washington, DC 20037
               Tel: 202-969-7100
               Fax: 202-969-7050
               Attention: Chief Financial Officer

               Copy to: Royce Kincaid

                             Terms and Conditions                        Page 18

                                                                    CONFIDENTIAL

                 Vice President, Terrestrial Repeater Program

                             Terms and Conditions                        Page 19

                                                                    CONFIDENTIAL

  ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     6.2  Escrow Account and Payment.

     (a) On or before [*****], Customer shall establish an interest-bearing escrow account (the "Payment Escrow Account") with a bank or other financial institution of Customer's choice, and Customer, Contractor and the agent (the "Payment Escrow Agent") for the Payment Escrow Account shall enter into an escrow agreement pursuant to which Customer shall pay amounts into the Payment Escrow Account in accordance with the schedule of escrow payments set forth in Exhibit C (Pricing, Milestones and Payment Plan). Customer shall maintain such escrow account until the earlier to occur of the following: (i) all amounts required to be deposited therein by Customer have been drawn down by Contractor,
(ii) termination of this Contract and payment of Customer's obligations hereunder, or (iii) July 31, 2001. The costs of establishing and maintaining the Payment Escrow Account shall be shared equally by the Parties. Customer shall be entitled to retain all interest and income earned on amounts deposited into the escrow account.

     (b) Customer shall pay Contractor [*****] Milestone Payment No. 1 within five (5) Business Days after the Execution Date provided Contractor first furnishes Customer with an invoice therefor. Subject to Article 6.5 (Withholding of Payment), with respect to [*****] Milestone Payment Nos. 2-5 set forth in Table 3.1 of Exhibit C (Pricing, Milestones and Payment Plan) and [*****] Milestone Payments 1-2 in Table 3.3 of Exhibit C, Customer shall pay Contractor within thirty (30) Calendar Days after receipt from Contractor of an invoice in accordance with the requirements of Article 6.1 (Invoicing). With respect to the [*****] Milestone Payments set forth in Table 3.2 of Exhibit C, and subject to
Article 6.5 (Withholding of Payment), within three (3) Business Days after receipt of an invoice (and required supporting documentation) meeting the requirements of Article 6.1 (Invoicing) and, with respect to Accepted Repeaters,
Article 8.2 (Acceptance of Repeaters), Customer shall authorize the Payment Escrow Agent to permit Contractor to draw down from the Payment Escrow Account the amount invoiced. With respect to invoices for any other charges hereunder, Customer shall pay Contractor within thirty (30) Calendar Days after receipt from Contractor of an invoice in accordance with the requirements of Article 6.1 (Invoicing). Notwithstanding the foregoing, all payments made under the Authorization to Proceed (ATP), executed by the Parties and dated October 22, 1999, shall be credited in full against the Milestone Payments set forth in Exhibit C (Pricing, Milestones and Payment Plan) until such ATP payments have been exhausted. Contractor may deliver its invoices and supporting documentation to Customer via facsimile.

     (c) To secure Contractor's interest in Customer's payment of its obligations hereunder, Customer hereby grants to Contractor a security interest, which Customer represents and warrants is and shall at all times be a first priority security interest, in Customer's right, title and interest in and to amounts deposited by Customer into the Payment Escrow Account (but not interest or income thereon). Customer hereby agrees to take, at Contractor's expense, all such actions as may be reasonably requested by Contractor to create, perfect, maintain and preserve

                             Terms and Conditions                        Page 20

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


such security interest, including the execution and delivery of such uniform commercial code financing statements, continuation statements, if any, and similar documents or instruments as may be required by applicable law as Contractor may reasonably request. The security interest created herein shall terminate upon the earlier to occur of the following: (i) all amounts required to be deposited therein by Customer have been drawn down by Contractor, (ii) termination of this Contract and payment of Customer's obligations hereunder, or
(iii) July 31, 2001. Upon termination of such security interest, Contractor shall release and terminate such security of record by filing termination statements or similar documents in accordance with applicable law. Customer hereby acknowledges and agrees that the provisions of this paragraph constitute a security agreement under the provisions of the uniform commercial code in effect in the jurisdiction applicable to this transaction pursuant to which Customer has granted a security interest in the Payment Escrow Account. Notwithstanding the foregoing, Contractor agrees that any security interest granted hereunder shall be structured in a manner reasonably satisfactory to the Financing Entities.

     (d) Customer shall make, or shall instruct the Payment Escrow Agent to make, as applicable, payments on account of invoices by wire transfer to the following bank account (or to such other account as Contractor shall request by written instruction to Customer signed by Contractor's Chief Executive Officer or President):

               Bank:        Allfirst (to the account of Hughes Network Systems)

               Address:     Baltimore, MD 21203

               Account No.: [*****]

               ABA No.:     [*****]

     (e) No payment by Customer shall constitute an Acceptance of any Work not in accordance with this Contract.

     (f) Customer shall have no obligation to pay or be responsible in any way for payment to a Subcontractor. Contractor shall pay each Subcontractor all undisputed amounts in accordance with the applicable Subcontract.

     6.3  Set Off.

     In the event Contractor has not paid Customer any amount due and payable to Customer under this Contract, or if Customer is entitled to a credit under this Contract (for example, for overcharges that have been paid by Customer), Customer shall have the right to set off such amount against payments due to Contractor.

     6.4  Late Payment.

     For any payment under this Contract that is overdue, the Party entitled to such payment shall also be entitled to interest on such payment for each Calendar Day the payment is overdue

                             Terms and Conditions                        Page 21

                                                                    CONFIDENTIAL

until the date payment is made, such interest to be calculated in accordance with Article 28.11 (Calculation of Interest), unless expressly provided otherwise in this Contract.

     6.5  Withholding of Payment.

     If Customer, in good faith, does not agree that a Milestone associated with an invoice has been completed in accordance with this Contract or that such invoice is otherwise inaccurate, (i) Customer shall pay or authorize payment of, as the case may be, the undisputed part of such invoice in the time period required by this Contract and (ii) Customer shall have the right to withhold payment or authorization of payment, as the case may be, of the disputed portion of such invoice provided Customer gives to Contractor written notice stating in reasonable detail the reason for withholding such amount within ten (10) Business Days after receipt by Customer of the applicable invoice. Upon receipt of such notice, the Parties shall initiate Dispute Resolution in accordance with
Article 23 (Dispute Resolution).

                             Terms and Conditions                        Page 22
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                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.   DELIVERY AND TIME FOR PERFORMANCE

     7.1  Repeater Category Selection.

     (a) On or before [*****], Customer shall provide to Contractor, in writing, a baseline estimate of the distribution of the Nominal Order over the four (4) categories of Repeaters (i.e., an estimate of how many of the total number of Standard Repeaters will be Standard Non-Redundant Repeaters and Standard Sectored Non-Redundant Repeaters and an estimate of how many of the total number of High-Power Repeaters will be High-Power Redundant Repeaters and High-Power Sectored Redundant Repeaters) (the "Initial Baseline Estimate").

     (b) On or before [*****], Customer shall provide to Contractor, in writing, an update of the Initial Baseline Estimate, which updated Initial Baseline Estimate will reflect the definitive distribution of the Nominal Order over the four (4) categories of Repeaters (the "Definitive Baseline Estimate"). For each category of Repeater, the Definitive Baseline Estimate may differ from the Initial Baseline Estimate by up to plus or minus [*****]. By way of illustration and as an example only, if the Initial Baseline Estimate requires Contractor to manufacture and deliver [*****] Standard Sectored Non-Redundant Repeaters, Customer may increase or decrease that estimate in the Definitive Baseline Estimate by up to [*****], such that the Definitive Baseline Estimate may range from and including [*****] to and including [*****] Standard Sectored Non-Redundant Repeaters.

     7.2  Time and Place of Delivery.

     (a) Set forth in Exhibit D (Delivery Requirements and Schedule) are Customer's Delivery Requirements. The Parties acknowledge that as of the Effective Date of Contract, however, Customer is unable to establish a detailed Delivery Schedule for the Enclosure Kits that specifies the timing, quantity and type of Enclosure Kits to be delivered to each Staging Area in the case of Standard Repeaters and Installation Sites in the case of High-Power Repeaters. Accordingly, the Parties are attaching to Exhibit D (Delivery Requirements and Schedule) a model Delivery Schedule, which model Delivery Schedule shall be completed and updated from time to time as Customer is able to refine its Enclosure Kit delivery requirements. As Customer completes and updates the model Delivery Schedule, it shall provide a copy to Contractor and each such completed and updated Delivery Schedule shall be called the Detailed Delivery Schedule, be added to Exhibit D and become a part of and modify this Contract; provided, however, (i) except as expressly provided in this Contract, including Article
7.3 (Rescheduling of Production), for each month, the total number of Enclosure Kits to be delivered in such month shall not exceed the total quantity of Enclosure Kits set forth in the Delivery Requirements for such month and (ii) in no month will the total number of Enclosure Kits for Standard Sectored Non-Redundant Repeaters and Enclosure Kits for High-Power Sectored Redundant Repeaters included in Customer's Monthly Delivery Notice (as defined in paragraph (b) below) to

                             Terms and Conditions                        Page 23

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contractor exceed in the aggregate [*****] for such month ((i) and (ii) together the "Delivery Schedule Restrictions"). With respect to any calendar month, the Detailed Delivery Schedule shall apply to that month provided Customer furnished the Detailed Delivery Schedule to Contractor not less than thirty (30) Calendar Days prior to the beginning of such month.

     (b) Unless and until a Detailed Delivery Schedule is established with respect to the Nominal Order, Customer shall provide prior written notice to Contractor of not less than thirty (30) Calendar Days prior to the beginning of each month in which Enclosure Kits are to be delivered by Contractor pursuant to this Contract (each a "Monthly Delivery Notice"). Such notice shall specify the quantity of Enclosure Kits to be delivered to each of the specified Staging Areas in the case of Standard Repeaters and Installation Sites in the case of High-Power Repeaters in such month; provided, however, the notice shall comply with the Delivery Schedule Restrictions set forth in paragraph (a) above.

     (c) Contractor shall use its best commercial efforts to deliver the Enclosure Kits in accordance with the Delivery Requirements set forth in Exhibit D (Delivery Requirements and Schedule) and, as applicable, the Detailed Delivery Schedule and each Monthly Delivery Notice provided by Customer pursuant to paragraph (b) above. In the case of Standard Repeaters, Contractor shall deliver the PA Kits in accordance with Article 2.3(d) above and in accordance with the Delivery Requirements set forth in Exhibit D (Delivery Requirements and Schedule). In the case of High-Power Repeaters, within thirty (30) Calendar Days after receipt of the Detailed Delivery Schedule or Monthly Delivery Notice provided by Customer pursuant to paragraph (b) above, Contractor shall (i) ship to, and install at, the Installation Sites identified in such schedule or notice the Enclosure Kit and Klystron Kit and (ii) successfully complete High-Power Installation Site Testing of the complete High-Power Repeater installed at such Installation Sites. Contractor shall deliver the Network Management System and other deliverables to be provided pursuant to this Contract in accordance with the Delivery Requirements set forth in Exhibit D (Delivery Requirements and Schedule). The Parties acknowledge and agree that the delivery times set forth in Exhibit D (Delivery Requirements and Schedule), as may be amended, are firm and time is of the essence.

     (d) In the event Contractor is prepared to deliver Enclosure Kits earlier than required by the Delivery Requirements set forth in Exhibit D (Delivery Requirements and Schedule) or, as applicable, the Detailed Delivery Schedule or a Monthly Delivery Notice, Contractor shall promptly provide prior notice to Customer as to the quantity of Enclosure Kits available for early delivery by Contractor and the proposed delivery dates therefor. Customer shall, within five
(5) Business Days following receipt of Contractor's notice, provide written notice to Contractor of Customer's agreement with or rejection of the early delivery of such Enclosure Kits, which agreement or rejection shall be in Customer's sole discretion. If Customer agrees to accept early delivery of such Enclosure Kits, Customer shall also specify in its notice to Contractor the Staging Area(s) and Installation Site(s) to which such Enclosure Kits should be delivered.

                             Terms and Conditions                        Page 24

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (e) Contractor shall deliver the Enclosure Kits, in the case of Standard Repeaters, to the loading dock or other such delivery receiving area of each Staging Area as specified in the Detailed Delivery Schedule or each Monthly Delivery Notice, as applicable, and in the case of High-Power Repeaters, to the Installation Site specified in the Detailed Delivery Schedule or each Monthly Delivery Notice, as applicable. Contractor shall deliver the PA Kits to each of the Installation Sites as specified in Customer's notice as provided in Article 2.3(d). Contractor shall deliver the Klystron Kits as set forth in paragraph (c) above. Contractor shall deliver all other deliverables to the persons and at the address indicated in Article 28.8 (Notices), except as may otherwise be required and directed by Customer or specified in the Detailed Delivery Schedule.

     7.3  Rescheduling of Production.

     (a) Subject to paragraph (c) below and also in recognition of the potential for changes in Customer's business or logistical requirements, Contractor agrees to accommodate a rescheduling of the Start of Production Date for the Nominal Order of Repeaters to allow for a delay of the start of production of the Repeaters and an extension of the Start of Production Date for a period, at Customer's election, of one (1) to three (3) months, provided:

          (1) Customer provides Contractor with prior written notice of its desire to delay the Start of Production Date, such notice to be given by no later than [*****]; and

          (2) Customer takes delivery of the entire Nominal Order by no later than the last day of the [*****] month following the original Start of Production Date.

     (b) Subject to paragraph (c) below, upon thirty (30) Calendar Days prior notice, Customer may direct Contractor to defer delivery of up to [*****] of the total number of Repeaters to be delivered in any month during the Term, provided that Customer agrees to take delivery of such deferred Repeaters by no later than the last day of the [*****] month following the Start of Production Date.

     (c) Contractor shall in no event be required to manufacture or deliver to Customer in excess of [*****] Repeaters in any month during the Term of this Contract.

     (d) In the event Customer exercises its right under this Article 7.3 (Rescheduling of Production) to delay the Start of Production Date, the applicable delivery dates hereunder and dates of Key Tasks shall be adjusted on a day-for-day basis, and the date of July 31, 2001 set forth in paragraphs (a) and (c) of Article 0 (Escrow Account and Payment) shall be adjusted on a day-for-day basis.

     7.4  Packing, Tracking and Shipping.

     (a)  Packing. All deliveries pursuant to this Contract shall be preserved,
          -------
packed and crated by Contractor to ensure safe delivery to their destinations without damage due to shipment.

                             Terms and Conditions                        Page 25

                                                                    CONFIDENTIAL

     (b)  Labeling and Electronic Tracking.
          --------------------------------

          (1) On or before February 4, 2000, the Parties will agree upon appropriate labeling and electronic asset-tracking requirements and procedures. Such requirements and procedures will include at a minimum the labeling of Repeaters and LRUs with bar-coded serial numbers consistent with the Parties' business requirements and asset tracking practices. Contractor shall label each Repeater and LRU, container and packing documentation in accordance with such requirements and procedures.

          (2) Contractor shall notify Customer at least thirty (30) Calendar Days in advance of any administrative changes with respect to any Repeater or LRU, such as changes in product part numbers or descriptions, product discontinuances or substitutions, and newly compatible or substitute components.

     (c)  Shipping.  Unless otherwise instructed by Customer, Contractor shall:
          --------

          (1) Arrange for the transportation and shipment of the Repeaters and other deliverables required to be delivered by Contractor pursuant to this Contract, such shipments to be made using fully licensed, bonded and insured common carriers, which carriers shall have substantial experience in the shipment of electronic equipment;

          (2)  Fully insure each Repeater against all risks, in accordance with
               Article 20 (Insurance), and maintain such insurance until the following times: in the case of Standard Repeaters, (i) until delivery of the Enclosure Kits to the loading dock or other such delivery receiving area of each Staging Area and (ii) during the period of Rooftop Assembly and Rooftop Testing until Acceptance; in the case of PA Kits, until Acceptance of the Standard Repeater in which the PA Kit is incorporated; and in the case of High-Power Repeaters, until Acceptance of such Repeaters;

          (3) Enclose packing documentation with each shipment and, when more than one package is shipped, identify the one that contains the memorandum;

          (4) Render invoices in duplicate or as otherwise specified by Customer;

          (5) Verify that bills of lading match corresponding shipping invoices; and

          (6) Forward applicable bills of lading and shipping notices with items shipped.


                             Terms and Conditions                        Page 26

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    CONFIDENTIAL

     7.5  Liquidated Damages for Late Delivery of Repeaters.

     (a) The Parties acknowledge and agree that failure to meet the Liquidated Damages Schedule, as defined and set forth below, on or before the last day of the month in which delivery of Enclosure Kits is required pursuant to that Schedule will cause substantial financial loss to, or damage sustained by, Customer. The Parties further acknowledge and agree that the following liquidated damages are believed to represent a genuine estimate of the loss (due to non-productive time and increased cost of money) that would be suffered by Customer by reason of any such delay (which losses are difficult or impossible to calculate with reasonable certainty).

     (b) Notwithstanding the Delivery Requirements set forth in Exhibit D (Delivery Requirements and Schedule) and for purposes of calculating liquidated damages only, in the event the sum of Enclosure Kits for Standard Repeaters Contractor delivers to Staging Areas plus Enclosure Kits with Klystron Kits for High-Power Repeaters Contractor ships to Installation Sites is less than the total number required by the monthly schedule set forth below (the "Liquidated Damages Schedule"), then, for each such Enclosure Kit in the case of Standard Repeaters and Enclosure Kit together with Klystron Kit in the case of High-Power Repeaters not so delivered or shipped, as applicable, Contractor shall pay Customer, as liquidated damages and not as a penalty, the daily amounts set forth in the Liquidated Damages Schedule for each Calendar Day following the last day of the month in which such Enclosure Kit in the case of Standard Repeaters and Enclosure Kit together with Klystron Kit in the case of High-Power Repeaters was to be delivered or shipped, as applicable, in accordance with the Liquidated Damages Schedule below until the date such Enclosure Kit in the case of Standard Repeaters and Enclosure Kit together with Klystron Kit in the case of High-Power Repeaters is delivered or shipped, as applicable.


--------------------------------------------------------------------------------
                      Liquidated Damages Schedule
--------------------------------------------------------------------------------
     Month           Total Quantity of Enclosure         Daily Amount of the
                     Kits and Enclosure Kits with    Liquidated Damages for Each
                       Klystron Kits Subject to       Enclosure Kit Delivered/
                      Liquidated Damages for Late    Shipped after the Last Day
                               Delivery/                    of such Month
                      Shipment if not delivered/
                      shipped by the last day of
                              such Month
--------------------------------------------------------------------------------
    [*****]                     [*****]                        [*****]
--------------------------------------------------------------------------------

     (c) The monthly quantities of Enclosure Kits subject to liquidated damages shall not include (i) any Enclosure Kits in excess of the Nominal Order as may be ordered by Customer pursuant to Article 0 (Options) and (ii) any Enclosure Kits Customer requires to be delivered or shipped, as applicable, on an accelerated schedule as against the Delivery Requirements set forth in Exhibit D (Delivery Requirements and Schedule), provided that, in any event, the liquidated

                             Terms and Conditions                        Page 27

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    CONFIDENTIAL

damages associated with the quantities set forth in the Liquidated Damages Schedule shall continue to apply with respect to any Enclosure Kits delivered/shipped late, as determined under such Liquidated Damages Schedule.

     (d) The total amount of liquidated damages for which Contractor may be liable under paragraph (b) above shall not exceed Three Million Dollars ($3,000,000) in the aggregate.

     (e) Customer may deduct any liquidated damages from any amounts due Contractor, or Customer may require Contractor to pay any liquidated damages that exceed amounts due Contractor, within thirty (30) Calendar Days after such request.

     (f) As soon as Contractor anticipates or becomes aware of a delay in the delivery of any Enclosure Kit in the case of Standard Repeaters and/or shipment of Enclosure Kit together with Klystron Kit in the case of High-Power Repeaters, Contractor shall, as promptly as possible in the circumstances, notify Customer by telephone, to be followed by written notice, of such anticipated or actual delay in the delivery/shipment of any such Enclosure Kit. Such notice shall indicate the cause of the delay and the expected delivery date of the Enclosure Kit in the case of Standard Repeaters and shipment date for Enclosure Kit together with Klystron Kit in the case of High-Power Repeaters. Following delivery of such notice, Contractor shall provide frequent (e.g., daily) updates as to the status of and timeframe for delivery/shipment. Such notice of anticipated or actual delay shall in no way reduce Contractor's liability for liquidated damages, nor shall it reduce, eliminate, or modify any other rights or remedies available to Customer pursuant to this Contract or at law or equity.

     7.6  Incentive for Timely Delivery of the Prototype Repeaters.

     In the event that Contractor achieves timely delivery and Acceptance of all of the Prototype Repeaters in accordance with the requirements of this Contract on or before [*****], Customer shall award to Contractor an additional amount of [*****].

     7.7  Performance Award.

     (a) In Customer's reasonable discretion, Customer may pay to Contractor a monetary award in recognition of Contractor's exceptional performance under this Contract (the "Performance Award"). Such Performance Award may be in an amount up to, but shall not exceed, the sum of [*****] (the "Available Award Amount").

     (b) In making its determination as to whether Contractor shall receive a Performance Award, Customer shall give consideration to certain factors with respect to Contractor's performance hereunder, including the following:

          (1) Contractor's delivery of high quality Repeaters, Network Management System and other deliverables;

          (2)  Contractor's timely performance;

          (3) Contractor's efforts and success in recovering from its failure to meet the applicable delivery dates hereunder;

                             Terms and Conditions                        Page 28

                                                                    CONFIDENTIAL

          (4) Contractor's flexibility, creativity, support, accommodation and reasonableness in working with Customer and its third-party service providers (including the Terrestrial Repeater Network System integrator) to meet the applicable delivery dates hereunder or Customer's accelerated program requirements and to adapt to changes in the requirements of Customer's program;

          (5)  Contractor's demonstrated commitment to Customer's program; and

          (6)  Contractor's exceptional performance hereunder.

     (c) Customer shall make its determination as to whether to make a Performance Award to Contractor promptly after the Project Completion Date. Contractor acknowledges and agrees that it is within Customer's sole reasonable discretion to award any or all of the Available Award Amount and Contractor has no contractual or legal right to receive a Performance Award. Customer shall pay to Contractor the Performance Award, if any, within sixty (60) Calendar Days after the Project Completion Date.

     7.8  Suspension of Work by Customer.

     Customer, in its sole discretion, may suspend performance of the Work, in whole or in part, upon written notice to Contractor, and Contractor shall suspend performance of the Work to the extent specified in such notice within twenty-four (24) hours thereof. If, within four (4) months of Customer's notice to suspend the Work, Customer fails to notify Contractor to resume performance of the Work suspended, Contractor may, at any time thereafter, terminate the Contract, but only to the extent the Work was suspended, upon ten (10) Business Days written notice to Customer and shall be entitled to the remedies set forth in Article 25.3(c) only to the extent of the Work so terminated. In the event of a suspension under this Article 7.8 (Suspension of Work by Customer), the Parties shall work together to minimize the impact of such suspension on the Contract Price, applicable delivery dates hereunder and Contractor's performance hereunder (and Customer's liability in the event of termination) and Contractor shall be entitled to an equitable adjustment in the Contract Price and applicable delivery dates hereunder.

     7.9  Excusable Delay Defined.

     (a) With respect to Contractor's performance of its obligations under this Contract, an "Excusable Delay" shall be any delay in the performance of the Work, in whole or in part, caused by an event that is beyond the reasonable control of Contractor, its Subcontractors or their respective Affiliates, including (i) war (whether declared or undeclared), outbreak of national hostilities, invasion or sabotage; (ii) fire, earthquake, flood, hurricane, tornado, cyclone, monsoon, epidemic, explosion, or quarantine restriction; (iii) strike or work slow-down (other than by the employees of Contractor or any Subcontractor at any Contractor Facility) not reasonably within Contractor's control; (iv) freight embargoes; (v) acts of God; (vi) governmental action in its sovereign capacity; and (vii) Customer's failure to perform its obligations hereunder; provided, however, that no delay shall be an Excusable Delay unless Contractor gives Customer prompt written notice of the delay and the reasons therefor and such

                             Terms and Conditions                        Page 29

                                                                    CONFIDENTIAL

delay could not have been either (x) avoided by Contractor, its Subcontractors or their respective Affiliates through the exercise of reasonable foresight or reasonable precautions or (y) circumvented by Contractor, its Subcontractors or their respective Affiliates through the use of reasonable efforts to establish work-around plans, alternate sources, or other means. Upon Customer's written request, Contractor shall provide Customer a Correction Plan. Contractor shall also provide Customer prompt written notice when the event constituting an Excusable Delay has ended.

     (b) In the event Customer disputes any Excusable Delay asserted by Contractor, Customer shall notify Contractor in writing within ten (10) Business Days from the date of notice thereof and, if the Parties have not resolved the dispute within ten (10) Business Days of Contractor's receipt of written notice from Customer, the dispute shall be resolved pursuant to Article 23 (Dispute Resolution).

     7.10  Contract Adjustments.

     In the event of an Excusable Delay under Article 7.9 (Excusable Delay Defined), there shall be an equitable adjustment to the applicable delivery dates hereunder. Contractor acknowledges and agrees the occurrence of an Excusable Delay shall not entitle Contractor to an increase in the Contract Price, except for those Excusable Delays caused by Customer's failure to perform its obligations hereunder, in which case there shall be an equitable adjustment to the Contract Price.

                             Terms and Conditions                        Page 30

                                                                    CONFIDENTIAL


8.   TESTING CRITERIA AND ACCEPTANCE

     8.1  Testing.

     Contractor shall develop and provide test plans and procedures in accordance with Exhibit B (Statement of Work) for Prototype Repeaters on or before February 28, 2000 and for all other Repeaters (i.e., production
Repeaters) on or before March 31, 2000.   Upon Customer's approval of the
applicable test plans and procedures in accordance with Exhibit B, such test plans and procedures shall be attached hereto and incorporated herein as Exhibit E (Test Plans and Procedures). Contractor shall test each LRU, Repeater, the Network Management System and other deliverable items to be provided hereunder in accordance with such Exhibit E (Test Plans and Procedures).

     8.2  Acceptance of Repeaters.

     (a) A Repeater shall be deemed to have achieved Acceptance only upon the occurrence of the following events with respect to such Repeater ("Repeater Acceptance Criteria"):

          (1) With respect to Standard and High-Power Repeaters (including all Prototype Repeaters), successful completion of Repeater design verification testing and review ("Repeater Design Verification Testing") in accordance with the requirements of Exhibit E (Test Plans and Procedures) (to be developed hereunder). Within five
               (5) Business Days following successful completion of the Repeater Design Verification Testing, Contractor shall provide to Customer its written certification, in accordance with Exhibit E, that the Repeater Design Verification Testing has been successfully completed, together with all test data, results and reports generated as a result of such Repeater Design Verification Testing. Unless subsequent design Defects or Pattern Defects are detected, once the Design Verification Testing has been successfully completed in accordance with Exhibit E and Contractor has provided its written certification pursuant to the preceding sentence, such Repeater Design Verification Testing shall be deemed to apply to each Repeater of the same type thereafter delivered by Contractor to Customer pursuant to this Contract and such Testing need not be re-performed on an individual basis for each Repeater of the same type;

          (2) With respect to Standard Repeaters only (including Prototype Repeaters), successful completion of (i) a functionality test of each LRU incorporated in the Repeater and (ii) an overall, integrated system functionality test of the Repeater. Such functionality testing shall be performed by Contractor in accordance with Exhibit E (Test Plans and Procedures) (to be developed hereunder) prior to shipment of the Repeater from a Contractor Facility ("Repeater In-Factory Testing"). Contractor shall deliver with the applicable invoice, its written certification that Repeater In-Factory Testing has been successfully completed, together with all test data, results and reports generated as a result of such In-Factory Testing. Contractor's certification shall also indicate the pertinent Repeater's serial or other tracking number, as

                             Terms and Conditions                     Page 31

                                                                    CONFIDENTIAL

               well as the serial or other tracking number of each LRU incorporated within that Repeater; and

          (3) With respect to Standard Repeaters (including Prototype Repeaters) delivery of the Enclosure Kit and PA Kit relating to such Repeater as provided in Article 7.2 (Time and Place of Delivery) and successful completion of the Rooftop Assembly in accordance with Article 2.3 (Weight and Size of Repeaters) and successful completion of Rooftop Testing in accordance with Exhibit E (Test Plans and Procedures) (to be developed hereunder). Contractor shall provide to Customer with the applicable invoice its written certification that the Rooftop Testing has been successfully completed, together with all test data, results and reports generated as a result of such Rooftop Testing. Contractor's certification shall also include the pertinent Repeater's serial or other tracking number, as well as the serial or other tracking number of each LRU incorporated within that Repeater.

          (4) With respect to High-Power Repeaters, delivery of the High-Power Repeater's kits (i.e., the Enclosure Kit and Klystron Kit) to the Installation Site, assembly of such kits at the Installation Site and successful completion of testing at the Installation Site ("High-Power Installation Site Testing") in accordance with Exhibit E (Test Plans and Procedures) (to be developed hereunder). Contractor shall provide to Customer with the applicable invoice its written certification that the High-Power Installation Site Testing has been successfully completed, together with all test data, results and reports generated as a result of such Testing. Contractor's certification shall also include the pertinent Repeater's serial or other tracking number, as well as the serial or other tracking number of each LRU incorporated within that Repeater.

     (b) Customer may, at its election and expense, have its Associates, Consultants, or other designees attend the Repeater Design Verification Testing, any Repeater In-Factory Testing, any Rooftop Testing and any High-Power Installation Site Testing. Attendance by Customer shall be for purposes of monitoring and observation and shall be on a non-interference basis; provided, however, Customer may ask questions, make suggestions, or otherwise comment on the proceedings. Contractor shall notify Customer reasonably in advance of the time and place for any such testing activities and Customer shall promptly inform Contractor of its intent to attend the testing. Contractor shall make arrangements for Customer's entrance and access into Contractor Facility(ies) for purposes of attending the testing. Customer attendance at any such test shall in no way be construed or deemed to represent Customer's acceptance of the items being tested or Customer's waiver of any claims or rights hereunder.

     (c) For each Repeater, Customer or its designee shall provide Contractor written notification of its acceptance or rejection of such Repeater within five
(5) Business Days after receipt of Contractor's written certification that the Rooftop Testing or High-Power Installation Site Testing, as applicable, has been successfully completed in accordance with Exhibit E (Test Plans and Procedures) and provision of all certifications required by paragraph (a) above. Customer shall accept each Repeater if the Repeater meets the Repeater Acceptance Criteria as set forth in paragraph (a) above. In the event Customer provides to Contractor a notice of


                             Terms and Conditions                     Page 32

                                                                    CONFIDENTIAL


Customer's Acceptance of a Repeater, the Accepted Repeater shall be deemed Accepted as of the date of such notice.

     (d) In the event Customer rejects a Repeater, Customer shall provide Contractor with a Notice of Defects. If Contractor disputes the contents of a Notice of Defects, Contractor shall notify Customer in writing of the basis for its dispute within five (5) Business Days of receipt of Customer's Notice of Defects.

     (e) Where Customer fails to provide Contractor written Acceptance or Notice of Defects within the five (5) Business-Day Period specified in paragraph
(c) above, that Repeater shall be deemed to have achieved Acceptance as of the date Contractor delivered the certifications required by paragraph (a) above.

     (f) In the event Contractor does not dispute such Notice of Defects, Contractor shall promptly (but within no more than forty-eight (48) hours after receipt of the applicable Notice of Defects) ship the conforming replacement for the defective Repeater or defective LRU, as applicable, and all delivery dates hereunder shall remain in effect. The replacement Repeater shall be subject to the Repeater Acceptance Criteria and procedures set forth in this Article 8.2 (Acceptance of Repeaters). Any Repeater repaired or reconstructed with a replacement LRU shall also be subject to the Repeater Acceptance Criteria and procedures set forth in this Article 8.2 (Acceptance of Repeaters) (except the requirements of paragraph (a)(1) shall not apply). Such procedures shall be repeated until such time as Contractor delivers a Repeater that meets the Repeater Acceptance Criteria set forth herein. Contractor shall be responsible, at its expense, for packing, crating and shipping the defective Repeater or defective LRU for return to Contractor. Contractor shall be responsible for costs related to delivering any replacement Repeaters or LRUs to the appropriate Staging Area or Installation Site, as appropriate, including the costs of packing, crating, transportation, shipping and insurance. Upon receipt of a returned defective Repeater, Contractor may elect to correct its Defects, if possible, and deliver such corrected Repeater to Customer in satisfaction of a subsequent Repeater delivery requirement, subject to the Repeater Acceptance Criteria and procedures set forth in this Article 8.2 (Acceptance of Repeaters).

     8.3  Acceptance of the Network Management System.

     (a) Contractor shall test the Network Management System to be provided hereunder in accordance with Exhibit E (Test Plans and Procedures).

     (b) The Network Management System shall be deemed to have achieved Acceptance only upon the occurrence of the following events with respect to such System ("NMS Acceptance Criteria"):

          (1) Successful completion of NMS design verification testing ("NMS Design Verification Testing"), which testing shall be performed by Contractor in accordance with the requirements of Exhibit E (Test Plans and Procedures). Within five (5) Business Days following successful completion of the NMS Design Verification Testing, Contractor shall provide to Customer its written certification that the NMS Design Verification Testing has been successfully


                             Terms and Conditions                     Page 33

                                                                    CONFIDENTIAL

               completed, together with all data, results and reports generated as a result of such NMS Design Verification Testing, also as specified in Exhibit E.

          (2) Successful completion of system functionality test for the Network Management System to be performed by Contractor in accordance with Exhibit E (Test Plans and Procedures) prior to shipment of the Network Management System (the "NMS In-Factory Testing"). Contractor shall also deliver with the Network Management System its written certification that the NMS In-Factory Testing has been successfully completed, together with all test data, results and reports generated as a result of such NMS In-Factory Testing;

          (3) Delivery of the Network Management System to the place and in the manner specified in Exhibit D (Delivery Requirements and Schedule), as may be amended in accordance with Article 7.2 (Time and Place of Delivery); and

          (4) Successful completion of an overall, integrated system functionality test of the Network Management System following delivery of the System to Customer at the designated location and successful installation by Contractor (the "NMS Acceptance Testing"), which testing shall be performed by Customer or its designee in accordance with Exhibit E (Test Plans and Procedures); provided, however, that Contractor may, at its election and expense, have its representative present during such NMS Acceptance Testing.

     (c) Customer shall provide Contractor written notification of its Acceptance or rejection of the Network Management System within fourteen (14) Calendar Days after delivery of the Network Management System and provision of all certifications required by paragraph (b) above. Customer shall accept the Network Management System if the System meets the NMS Acceptance Criteria set forth in paragraph (b) above. In the event Customer provides to Contractor a notice of Customer's Acceptance of the Network Management System, the accepted System shall be deemed accepted as of the date of such notice.

     (d) In the event Customer rejects the Network Management System, Customer shall provide Contractor with a Notice of Defects. If Contractor disputes the contents of a Notice of Defects, Contractor shall notify Customer in writing of the basis for its dispute within fourteen (14) Calendar Days of receipt of Customer's Notice of Defects.

     (e) Where Customer fails to provide Contractor written Acceptance or Notice of Defects within the said fourteen (14) Calendar-Day Period specified in paragraph (c) above, the Network Management System shall be deemed accepted as of the date Contractor delivered and installed the Network Management System in accordance with this Article 8.3 (Acceptance of the Network Management System).

     (f) In the event Contractor does not dispute such Notice of Defects, Contractor shall repair or replace the defective Network Management System promptly after receipt of the Notice of Defects and all delivery dates hereunder shall remain in effect. The repaired or replaced Network Management System shall be subject to the NMS Acceptance Criteria and procedures


                             Terms and Conditions                     Page 34

                                                                    CONFIDENTIAL


set forth in this Article 8.3 (Acceptance of the Network Management System) and such procedure shall be repeated until such time as Contractor delivers a Network Management System that meets the NMS Acceptance Criteria set forth herein. Contractor may repair the defective NMS at the location in which the NMS is installed, subject to advance notice to Customer so that Customer may make reasonable arrangements for access by Contractor. In the event the NMS is not repaired on site, Customer shall be responsible for packing and crating the Network Management System and making such System available to the common carrier or other shipper that delivered such System to Customer for return to Contractor, all at Contractor's expense, including the costs of de-installation, packing, crating, transportation, shipping and insurance. Contractor shall also be responsible for costs related to delivering the replacement or repaired NMS to Customer, including the costs of packing, crating, transportation, shipping, insurance and re-installation of the NMS.

     8.4  Acceptance of Non-Repeater Deliverables.

     (a) Customer shall provide Contractor written notification of its acceptance or rejection of each item to be furnished by Contractor to Customer pursuant to this Contract, but excluding Repeaters and the Network Management System (each, a "Non-Repeater Deliverable"), within fourteen (14) Calendar Days after Customer has received such item from Contractor. Customer shall accept each Non-Repeater Deliverable if such item is in a condition fully conforming to the provisions of this Contract. In the event Customer provides Contractor a written notice of Acceptance with respect to such Non-Repeater Deliverable, such item shall be deemed accepted as of the date of such notice.

     (b) In the event Customer rejects a Non-Repeater Deliverable, Customer shall provide Contractor with a Notice of Defects. If Contractor disputes the contents of a Notice of Defects, Contractor shall notify Customer in writing of the basis for its dispute within fourteen (14) Calendar Days of receipt of Customer's Notice of Defects.

     (c) Where Customer fails to provide Contractor written Acceptance or a Notice of Defects within the fourteen (14) Calendar-Day Period specified in paragraph (a) above, that Non-Repeater Deliverable shall be deemed accepted as of the date Contractor furnished such item to Customer in accordance with
Article 7.2 (Time and Place of Delivery).

     (d) In the event Contractor does not dispute such Notice of Defects, Contractor shall promptly correct any Defects in the Non-Repeater Deliverable and all delivery dates hereunder shall remain in effect. Upon correcting such Defect(s), Contractor shall re-submit the Non-Repeater Deliverable to Customer and the provisions of this Article 8.3 (Acceptance of Non-Repeater Deliverables) shall apply again.

     8.5  Title and Risk of Loss.

     (a) For each item of Work, title, free and clear of all liens and encumbrances of any kind (except for Permitted Liens), shall pass to Customer as provided below:


                             Terms and Conditions                     Page 35

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    CONFIDENTIAL


          (1) For each Enclosure Kit, upon shipment from Contractor's Facility in accordance with the Milestone Achievement Criteria applicable to [*****] set forth in Exhibit C (Pricing, Milestones and Payment Plan);

          (2) For each PA Kit, upon Customer's Acceptance of the Repeater in which such PA Kit is incorporated in accordance with Article 8.2 (Acceptance of Repeaters);

          (3) For each Klystron Kit, upon Customer's Acceptance of the Repeater in which such Klystron Kit is incorporated in accordance with
               Article 8.2 (Acceptance of Repeaters);

          (4) For the Network Management System, upon Customer's Acceptance of the NMS in accordance with Article 8.3 (Acceptance of the Network Management System); and

          (5) For any Non-Repeater Deliverables, upon Customer's Acceptance in accordance with Article 8.4 (Acceptance of Non-Repeater Deliverables).

     (b) For each item of the Work, risk of loss or damage shall pass to Customer as provided below:

          (1) For each Enclosure Kit for a Standard Repeater, upon delivery to the loading dock or other such delivery receiving area of the applicable Staging Area in accordance with Article 0 (Delivery and Time for Performance) until such time that Contractor performs the Rooftop Assembly and Rooftop Testing, during which time the risk of loss or damage shall pass back to Contractor and then the risk of loss or damage shall again pass to Customer upon completion of the Rooftop Assembly and Rooftop Testing by Contractor;

          (2) For each PA Kit for a Standard Repeater, upon delivery to the appropriate Installation Site in accordance with Article 2.3 (Weight and Size of Repeaters) and Acceptance of the Repeater in which such PA Kit is incorporated in accordance with Article 8.2 (Acceptance of Repeaters);

          (3) For each High-Power Repeater, upon delivery to the appropriate Installation Site in accordance with Article 0 (Delivery and Time for Performance) and Acceptance of such Repeater in accordance with Article 8.2 (Acceptance of Repeaters);

          (4) For the Network Management System, upon Acceptance in accordance with Article 8.3 (Acceptance of the Network Management System); and

          (5) For Non-Repeater Deliverables, upon delivery of such item to Customer, all deliveries in accordance with this Contract.


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                                                                    CONFIDENTIAL

9.   PROJECT MANAGEMENT

     9.1  Contractor Personnel.

     (a)  As of the Effective Date, Contractor shall appoint:

          (1) a project executive with responsibility for Customer's account and who shall (i) be an officer of Contractor and (ii) have authority to act for and bind Contractor in connection with all aspects of this Contract (the "Contractor Project Executive");

          (2) a business line manager with responsibility for Customer's account and who shall be the primary executive level contact point for Customer communications ("Contractor Business Line Manager");

          (3) a project manager whose primary responsibility shall be to Customer's account and who shall (i) remain dedicated to managing Contractor's responsibilities under this Contract, (ii) serve as the single point of accountability for Contractor's performance under this Contract, (iii) serve as the point of contact for all Customer communications, (iv) have authority to act for Contractor in connection with all aspects of this Contract, and
               (v) have day-to-day authority for undertaking to ensure Customer satisfaction (the "Contractor Project Manager"); and

          (4) a technical manager whose primary responsibility shall be to Customer's account and who shall (i) serve as the point of accountability for technical, design and operational issues, working in coordination with the Contractor Project Manager and
               (ii) have authority to act for Contractor with respect to technical issues (the "Contractor Technical Manager").

     (b) The individuals filling the positions identified in paragraph (a) above shall be deemed to be "Key Contractor Personnel." The Key Contractor Personnel that have been approved as of the Effective Date are listed in Exhibit G (Key Contractor Personnel).

     (c) In the event of any conflict between the commitments and responsibilities to Customer and the commitments or responsibilities to any other customers, the Contractor Business Line Manager, Contractor Project Manager and Contractor Technical Manager shall each give priority to his or her commitments and responsibilities to Customer.

     (d) Before assigning an individual to any position described in Exhibit G (Key Contractor Personnel), whether as an initial assignment or a subsequent assignment, Contractor shall notify Customer of the proposed assignment, shall introduce the individual to appropriate Customer representatives, and shall provide Customer with a resume and other information about the individual as reasonably requested by Customer. If Customer in good faith objects to the proposed assignment, the Parties shall attempt to resolve Customer's concerns on a mutually agreeable basis. If the Parties have not been able to resolve Customer's concerns after engagement of senior management within five (5) Business Days, Contractor shall not assign the


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                                                                    CONFIDENTIAL


individual to that position and shall propose to Customer the assignment of another individual of suitable ability and qualifications. Key Contractor Personnel may not be transferred or re-assigned until a suitable replacement has been approved by Customer. Contractor shall conduct an exit interview with all Key Contractor Personnel who terminate their employment with Contractor to review their confidentiality and non-disclosure obligations as provided herein.

     9.2  Material Subcontractors.

     (a) Contractor has represented that in the performance of the Work, it will be necessary for Contractor to enter into the Subcontracts ("Material Subcontracts") listed below:

--------------------------------------------------------------------------------
     Name of Material Subcontractor                      Description of Work
--------------------------------------------------------------------------------
Unique Broadband Systems                  High-Power Amplifier (HPA)
                                          development and manufacture
--------------------------------------------------------------------------------
Unique Broadband Systems                  Transcoder development and manufacture
--------------------------------------------------------------------------------
Unique Broadband Systems                  Filters
--------------------------------------------------------------------------------

     (b) Contractor shall provide Customer a copy of the technical content of all Material Subcontracts (with financial details redacted). Customer shall treat the information contained in such Subcontracts confidentially and shall execute any reasonable confidentiality agreement requested by the relevant Subcontractor.

     (c) In the event Contractor desires to replace a Material Subcontractor, Contractor shall provide Customer with reasonable prior notice thereof, and shall consult with Customer concerning the selected replacement.

     (d) Customer's consultation with Contractor concerning any Material Subcontractor shall not relieve Contractor from any obligations or responsibilities under this Contract.

     9.3  Subcontractor Relations.

     (a) Nothing in this Contract shall be construed as creating any contractual relationship between Customer and any Subcontractor, including Material Subcontractors. Contractor acknowledges and agrees that it is the prime contractor under this Contract and as such, assumes full responsibility and liability for the performance of all suppliers, Subcontractors, or third parties used by Contractor hereunder to the same extent as if such obligations were performed by Contractor. Further, Contractor is fully responsible to Customer for the acts or omissions of Subcontractors and all persons used by Contractor or a Subcontractor in connection with performance of the Work. Any failure by a Subcontractor to meet its obligations to Contractor shall not constitute a basis for Excusable Delay, except as expressly permitted in Article 7.9 (Excusable Delay Defined), and shall not relieve Contractor from meeting any of its obligations under this Contract. Without limiting the generality of the foregoing, Contractor shall be responsible for discharging any liens (including Subcontractor mechanic liens) or encumbrances placed by any Subcontractor on any component or part purchased by Customer hereunder.

     (b) Contractor shall include in each of the Material Subcontracts and shall use commercially reasonable efforts to include in all other Subcontracts, that any such Subcontract


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                                                                    CONFIDENTIAL

include provisions substantially similar to Article 12 (Access to Work), Article 14 (Intellectual Property Rights), Article 15 (Confidentiality), and Article 23 (Dispute Resolution).

     9.4  Customer Third-Party Services and Products.

     Contractor agrees that during the Term of this Contract it shall provide all necessary and reasonable cooperation with the agents, Consultants, subcontractors and third-party suppliers of Customer as requested by Customer to achieve functional compatibility of the Repeaters with Customer's Terrestrial Repeater Network System.

     9.5  Quality Assurance.

     Contractor shall perform the Work in accordance with Exhibit F (Quality Assurance Plan) and all applicable industry standards, including applicable US Federal Communications Commission (FCC) regulations, NEBS (1, 2 and 3), Underwriters Laboratory, EIA/TIA, Bellcore, ANSI, IEEE, ATM-Forum, NESC, ITU-T, NEC, and ISO 9000 requirements, all as may be amended from time to time.

     9.6  Accountability.

     Notwithstanding anything to the contrary contained in this Contract, Customer's participation in, or approval of, the design or testing of Repeaters hereunder shall not be construed or interpreted as Customer having accountability for the Repeaters to perform in accordance with this Contract. Without limiting the generality of the preceding sentence, Contractor shall remain responsible for designing, developing, manufacturing, and delivering Repeaters that are compliant with this Contract.


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

                                                                    CONFIDENTIAL

10.  CHANGES IN SCOPE OF WORK

     10.1 Changes Requested by Customer.

     (a)  Subject to Article 7.2 (Time and Place of Delivery) and paragraphs
(b), (c) and (d) below, Customer shall be entitled to direct, during the performance of this Contract, any change within the general scope of this Contract, including any change that will add, delete, or change the Work, affect the design or construction of any Repeater, the time for performance of the Work and/or the delivery dates hereunder.

     (b) Any changes directed by Customer as described in paragraph (a) above shall be submitted in writing to Contractor. Contractor shall respond to such directed change in writing to Customer within fourteen (14) Calendar Days after receipt of such directed change and shall include in such response the details of the impact of such change in the Work on the Contract Price and/or the delivery dates hereunder.

     (c) If Customer and Contractor agree upon the change in the Contract Price and/or the delivery dates hereunder caused by the change in Work, Contractor shall proceed with the performance of this Contract as changed immediately upon the execution by both Parties of a Change Order reflecting such change.

     (d) If the Parties cannot agree on a change to the Contract Price and/or the delivery dates hereunder, as occasioned by the additions or changes in the Work directed by Customer pursuant to paragraph (a) above, Customer may issue a Change Directive for such additions or changes. Contractor shall proceed with the Work in accordance with the Change Directive and Customer may dispute the reasonableness of Contractor's determination with respect to the appropriate change to the Contract Price and/or the delivery dates hereunder pursuant to
Article 23 (Dispute Resolution). Pending resolution of such dispute, Customer shall pay Contractor a reasonable amount. If it is determined by written agreement of the Parties or pursuant to Article 23 (Dispute Resolution) that Contractor is entitled to an amount other than the amount paid by Customer, Customer shall pay to Contractor the amounts of the shortfall or Contractor shall refund to Customer the amount of the excess, as the case may be, with interest on such amount running from the date of initial payment by Customer to the date of additional payment or refund, as the case may be, at the interest rate set forth in Article 28.11 (Calculation of Interest).

     10.2 Changes Requested by Contractor.

     (a) Subject to paragraphs (b) and (c) below, Contractor may request, during the performance of this Contract, any change within the general scope of this Contract, including any change that will add or delete Work, cause a revision to the delivery dates hereunder or affect any other requirement of this Contract.

     (b) Any changes as described in paragraph (a) above requested by Contractor shall be submitted in writing to Customer at least thirty (30) Calendar Days prior to the proposed date of the change. If such Contractor-requested change causes an increase or decrease or other impact on the Work, Contract Price, or delivery dates hereunder or other terms of this Contract,


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                                                                    CONFIDENTIAL


Contractor shall submit, with such request, a written proposal identifying such change and the impact thereof on the Contract Price, delivery dates hereunder, or other terms of this Contract.

     (c) Customer may accept or reject such request in Customer's sole discretion. Customer shall notify Contractor in writing, within fourteen (14) Calendar Days after receipt of the requested change proposal. If Customer agrees with and accepts Contractor's requested change and such impact thereof, Contractor shall proceed with the performance of this Contract as changed upon the execution by both Parties of a written Change Order reflecting such changes. If Customer does not agree to the requested change, Contractor shall continue performance in accordance with this Contract without regard to such requested change.

     10.3 Pricing of Changes.

     (a) When calculating the change in the Contract Price caused by changes in the Work pursuant to this Article 10 (Changes in Scope of Work), such calculation shall be consistent with general administrative and overhead rates then in effect at the time of the change and Contractor's labor rates, which labor rates shall be subject to the most favored customer provisions of Article
5.3 (Most Favored Customer).

     (b) Any adjustment made pursuant to this Article 10 (Changes in the Scope of Work) shall be set forth in an Amendment to this Contract in accordance with
Article 28.3 (Amendments).


                             Terms and Conditions                     Page 41

                                                                    CONFIDENTIAL


11.  SECURITY INTEREST

     (a) To secure Customer's interest in the Work arising from Customer's payment of NRE Milestone Payment Nos. 1, 2, 3, 4 and 5 and all amounts due Customer under this Contract in the event of Contractor's default, Contractor hereby grants to Customer a security interest, which Contractor represents and warrants is and shall at all times be a first priority security interest, in Contractor's right, title and interest in, to and under this Contract and the Work. Contractor hereby agrees to take, at Customer's expense, all such actions as may be reasonably requested by Customer to create, perfect, maintain and preserve such security interest, including the execution and delivery of such uniform commercial code financing statements, continuation statements, if any, and similar documents or instruments as may be required by applicable law as Customer may reasonably request.

     (b) The security interest created herein shall terminate upon Acceptance of the Work by Customer. Upon termination of such security interest, Customer shall release and terminate such security of record by filing termination statements or similar documents in accordance with applicable law.

     (c)  Contractor hereby acknowledges and agrees that the provisions of this
Article 11 (Security Interest) constitute a security agreement under the provisions of the uniform commercial code in effect in the jurisdiction applicable to this transaction pursuant to which Contractor has granted a security interest in the collateral described in paragraph (a) above.


                             Terms and Conditions                     Page 42
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                                                                    CONFIDENTIAL

12.  ACCESS TO WORK

     12.1 Access to Work.

     Contractor shall provide Customer Personnel access to all Work (including Work-in-progress, documentation, and testing) at each Contractor Facility on a non-interference basis during business hours.

     12.2 Documentation.

     (a) Subject to Article 12.1 (Access to Work), Customer Personnel will at all times have access to (i) the Data and Documentation and (ii) Work-in-progress, technical and schedule data and documentation relevant to the Work. To facilitate Customer's rights hereunder, Contractor will allow Customer Personnel access to all indices related to the materials referenced in this paragraph (a).

     (b) Where the materials described in paragraph (a) are necessary for evaluation of designs, performance considerations, assessment of test plans and test results, or for any other purpose connected with the design, qualification, testing, acceptance, or operation of the Work, or any part thereof, Contractor will, subject to Article 15 (Confidentiality), make available to Customer Personnel copies of such documentation on the reasonable request of Customer Personnel.

     (c) Any data provided by a Party to the other Party in electronic form shall be embodied in, or be in a form compatible with, commercially available software.

     12.3 Electronic Access.

     With respect to electronically generated information, Contractor will provide Customer with a copy of and/or electronic access (via the Internet, Contractor's email, or as agreed upon) to such information as is necessary to keep Customer advised, on a current basis, of program issues, decisions, and problems.

     12.4 Meetings.

     (a) Contractor shall hold progress meetings in accordance with the requirements of Exhibit B (SOW).

     (b) Customer Personnel shall be entitled, at Customer's expense, to participate in the meetings (including in person, or through teleconference, video conference or internet) of Contractor and of Contractor with any Subcontractor(s) where such meetings (or portions of such meetings) are related to the Work, and shall have the right to participate in and make recommendations, but not to control, give directions or assign actions, in all such meetings. Contractor shall provide Customer with reasonable prior written notice of the date and time of scheduled meetings.


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                                                                    CONFIDENTIAL


     (c) In the event a meeting is convened at a Contractor Facility or another Contractor or Subcontractor controlled site, Contractor shall make appropriate arrangements to ensure the entry of Customer Personnel to the meeting place.

     12.5 Financing Entities.

     Each Financing Entity shall have access to the Work in the same manner and to the same extent as Customer Personnel under this Article 12 (Access to Work).


                             Terms and Conditions                     Page 44
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                                                                    CONFIDENTIAL


13.  TECHNICAL MATERIALS ESCROW

     (a) Within thirty (30) Calendar Days following the Execution Date, Contractor, Customer and Escrow Agent will enter into a written escrow agreement substantially in the form attached hereto in Exhibit H (Technical Materials Escrow Agreement) pursuant to which Contractor will deposit with Escrow Agent all the Technical Materials available at that time (the "Escrowed Materials"). Customer shall pay the applicable escrow fees to Escrow Agent. Contractor represents and warrants that the Escrowed Materials shall, immediately upon the Start of Production Date, be sufficient for an individual reasonably experienced in the design and manufacture of terrestrial repeaters or similar electronic equipment technology to understand and utilize such materials to construct, manufacture, support and/or maintain the Repeaters, Network Management System and other deliverables as contemplated herein. During the Term, Contractor will maintain such Escrowed Materials current and provide updates thereto to Escrow Agent as appropriate. Escrow Agent will make the Escrowed Materials available to Customer upon Customer's notice to Escrow Agent that one of the following has occurred:

          (1) the institution by Contractor of insolvency, receivership or bankruptcy proceedings;

          (2)  a general assignment by Contractor for the benefit of creditors;

          (3)  the appointment of a receiver for Contractor;

          (4) the filing by creditors of Contractor of a petition in bankruptcy against Contractor that is not stayed or dismissed within sixty
               (60) Calendar Days; or

          (5) Customer's termination of this Contract for cause in accordance with Article 25.2 (Termination for Contractor's Default).

     (items (1) through (5) hereinafter referred to as the "Release
Conditions").

     (b) In accordance with Exhibit H (Technical Materials Escrow Agreement), Escrow Agent will give written notice to Contractor prior to the delivery of the Escrowed Materials to Customer. Notwithstanding the provisions of Article 23 (Dispute Resolution) of this Contract, disputes concerning whether or not the Release Condition set forth in paragraph (a)(5) (i.e., with respect to Article
25.2 (Termination for Contractor's Default)) has occurred shall be subject exclusively to the arbitration provisions and processes set forth below. Disputes and remedies relating to Article 25.2 (Termination for Contractor's Default) other than as set forth in the preceding sentence will remain subject to Article 23 (Dispute Resolution).

          (1) In the event Customer is of the opinion that the Release Condition set forth in paragraph (a)(5) above has occurred, and Customer has given notice to Escrow Agent in accordance with the Technical Materials Escrow Agreement that Customer desires release of the Escrowed Materials from escrow upon the occurrence of that Release Condition, Escrow Agent shall deliver a notice to that effect to Contractor in accordance with the requirements of the Technical Materials Escrow Agreement.


                             Terms and Conditions                     Page 45
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                                                                    CONFIDENTIAL



          (2) If Contractor is of the opinion that it has a reasonable basis to challenge Customer's request for release of the Escrowed Materials, it shall deliver a notice ("Notice of Objection") setting out its objections to Customer's request to Customer and Escrow Agent simultaneously in accordance with the time limits set forth in the Technical Materials Escrow Agreement.

          (3) Upon receipt of the Notice of Objection by Customer, an expedited arbitration process ("Escrow Arbitration") shall immediately be commenced for the purpose of establishing whether or not the alleged Release Condition pursuant to paragraph (a)(5) above has occurred. Customer shall be entitled to select any of the following arbitrators as the sole arbitrator ("Arbitrator") conducting the Escrow Arbitration:

               -----------------------------------------------------------------
                  Arbitrator 1             Arbitrator 2         Arbitrator 3
               Kenneth R. Feinberg       Jonathan B. Marks     John E. Nolan
               The Feinberg Group LLP    MarksADR, LLC         Steptoe & Johnson
               Washington, DC            Washington, DC        Washington, DC

               -----------------------------------------------------------------

          (4) If none of these three individuals is immediately available to conduct the Escrow Arbitration, Customer may ask any one of the said three individuals to appoint another individual as Arbitrator. However, under no circumstance shall any person be appointed as Arbitrator of the Escrow Arbitration unless the person: (A) has not previously been engaged by Customer, Contractor or any affiliate of either one of those two parties in any capacity (other than as a mediator or arbitrator for a third-party dispute); (B) has not had any relationship with Customer, Contractor or any affiliate of either of those two parties (other than as a mediator or arbitrator of a third-party dispute); and
               (C) has had a significant degree of prior experience in conducting commercial arbitration.

          (5)  respect to the Escrow Arbitration:

                    (i) If Contractor and Customer ("Arbitration Parties") cannot agree on a procedural matter on a timely basis to ensure completion of the arbitration within thirty
                          (30) Calendar Days after Customer's selection of the Arbitrator, the matter shall be resolved expeditiously by the Arbitrator at the request of either Arbitration Party;

                    (ii) The Arbitrator's fees shall be paid for equally by the Arbitration Parties, unless otherwise ordered or directed by the Arbitrator;

                    (iii) The procedural rules and rules of evidence adopted for the Escrow Arbitration shall be determined by the Arbitrator with a view to affording both Arbitration Parties a fair hearing and always


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                                                                    CONFIDENTIAL

                           observing the strict timeframe for the completion of the Escrow Arbitration set out herein;

                    (iv) Article 28.7 (Applicable Law) shall apply to the Escrow Arbitration;

                    (v) The Escrow Arbitration hearing(s) shall take place at such time(s) and place(s) in Washington, DC as the Arbitrator determines;

                    (vi) The Arbitrator shall have all of the powers required to determine whether or not the pre-conditions for the conduct of the Escrow Arbitration have been met, to conduct the Escrow Arbitration, and he or she shall be empowered to make any necessary procedural or substantive rulings and may proceed with the Escrow Arbitration if an Arbitration Party refuses to participate or co-operate in the conduct of the Escrow Arbitration.

                    (vii) The Arbitrator's decision ("Award") shall be in writing, shall be accompanied by written reasons, shall be made within thirty (30) Calendar Days after the date that the Arbitrator is appointed to conduct the Escrow Arbitration, and shall be evidenced by a dated certificate bearing the signature of the Arbitrator issued within the same timeframe specifying whether or not the Release Condition specified in Customer's request for the release of the Escrowed Materials has occurred ("Escrow Arbitration Award Certificate");

                    (viii) The Arbitrator's Award shall be final and binding on the Arbitration Parties; and

                    (ix) The Arbitration proceedings are private and confidential, unless an appeal is taken to a court of competent jurisdiction.

     (c) In any event, if it is determined that a Release Condition did not occur, Customer shall promptly return the Escrowed Materials to Escrow Agent; provided, however, Customer may retain any portion of the Technical Materials for which Customer has ownership or license rights as granted pursuant to
Article 14 (Intellectual Property Rights).

     (d) In the event a Release Condition has occurred (including as determined pursuant to Escrow Arbitration above), Customer shall be entitled to use, or have used, the Escrowed Materials as necessary to support and maintain its purchased Repeaters, Network Management System and other deliverables hereunder and to construct or manufacture, or have constructed or manufactured, such Repeaters, Network Management System and other deliverables. Such use shall include the right to copy, disclose, modify, enhance, upgrade, revise, and create derivative works of such Escrowed Materials. Customer shall be entitled to permit its Associates, Consultants, and third-party service providers to use the Escrowed Materials on behalf of Customer. With respect to Customer disclosures to third parties, Customer agrees to disclose the Escrowed Materials only to third parties that are working for Customer pursuant to a


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confidentiality agreement. Subject to Article 14 (Intellectual Property Rights),
Customer will immediately return the Escrowed Materials, including all copies thereof, to Escrow Agent when Customer no longer requires the Escrowed Materials for the purposes permitted hereunder.


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14.  INTELLECTUAL PROPERTY RIGHTS

     14.1 Ownership of Intellectual Property Rights.

     (a) All Background Intellectual Property Rights of Contractor shall remain the sole and exclusive property of Contractor.

     (b) All Background Intellectual Property Rights of Customer shall remain the sole and exclusive property of Customer.

     (c) Notwithstanding the definition of "Joint Intellectual Property Rights", all Foreground Intellectual Property Rights first conceived or first reduced to practice solely by Contractor or Customer as part of the Work or otherwise pursuant to the Statement of Work, shall become Joint Intellectual Property Rights and shall be Jointly Owned.

     14.2 Joint Inventions.

     (a) An assignment of rights in all Joint Inventions shall be executed in the names and for the benefit of both Contractor and Customer, or their designees.

     (b) With respect to Joint Inventions first conceived or reduced to practice by Contractor as part of the Work, Contractor shall have the first right of election to file patent applications in any country, including the selection of the attorney or agent to prepare the patent application, and Customer shall have a second right of election. Each Party in turn shall make its election at the earliest practicable time, and shall notify the other Party, in writing, of its decision.

     (c) With respect to Joint Inventions first conceived or reduced to practice by Customer as part of the Work, Customer shall have the first right of election to file patent applications in any country, including the selection of the attorney or agent to prepare the patent application, and Contractor shall have a second right of election. Each party in turn shall make its election at the earliest practicable time, and shall notify the other Party, in writing, of its decision.

     (d) The expenses for preparing, filing and securing each Joint Invention patent application subject to paragraphs (b) or (c) above, and for issuance of the respective patent, shall be borne by the Party that prepares and files the application. The other Party shall furnish the filing Party with all documents or other assistance that may be necessary for the filing and prosecution of each application. Where such Joint Invention application for patent is filed by either Party in a country that requires the payment of taxes, annuities or maintenance fees on a pending application or on an issued patent, the Party that files the application shall, prior to filing, request the other Party to indicate whether it will agree to pay one-half of such taxes, annuities or maintenance fees. If, within sixty (60) Calendar Days of receiving such request, the non-filing Party fails to assume in writing the obligation to pay its proportionate share of such taxes, annuities or maintenance fees, or if either Party subsequently fails to continue such payments within sixty (60) Calendar Days of demand, it shall forthwith relinquish to the other Party, providing that said other Party continues such payments, its share of the title to such application and patent, subject, however, to retention of an irrevocable, fully paid-up, non-exclusive, non-assignable, non-sublicensable license in favor of the relinquishing Party and its


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Affiliates to make, have made, use, lease and sell, apparatus and/or methods under said application and patent.

     (e) With respect to Joint Inventions first conceived or reduced to practice jointly by Customer and Contractor, the Parties shall determine, on a case-by-case basis, the priority of election rights with respect to the filing of patent applications and responsibility for expenses therefor.

     14.3 Intellectual Property Rights License Grant.

     (a) Contractor hereby grants to Customer a non-transferable, perpetual, irrevocable, fully paid-up, royalty-free, non-exclusive, world wide license in and to Contractor's Background Intellectual Property Rights solely as necessary for Customer, its Affiliates or their respective designee(s) (only on Customer's or its Affiliates' behalf): (i) to use, copy, modify and/or prepare derivative works of the Work in connection with Customer's business as such is constituted from time to time; and (ii) to make, use, sell, import and export, operate, maintain, modify, prepare derivative works of, offer, market, display, reproduce and license the Repeaters, Network Management System and other deliverables hereunder and related equipment and services similar to such Repeaters, Network Management System and other deliverables hereunder, all in connection with Customer's business as such is constituted from time to time. Customer may sublicense its Affiliates and Customer and its Affiliates' respective designees, and Customer may not otherwise sublicense the rights granted under this paragraph (a) without the express written authorization of Contractor. Subject to Article 13 (Technical Materials Escrow) and notwithstanding anything to the contrary contained in this paragraph (a), the license in and to Contractor's Background Intellectual Property Rights shall not extend to the manufacturing for the marketing or sale by Customer or its Affiliates of Repeaters, the Network Management System and the other deliverable items hereunder, to any unrelated third parties.

     (b) Customer hereby grants to Contractor a royalty-free, non-exclusive, world wide license to use Customer's Background Intellectual Property Rights and Customer's Foreground Intellectual Property Rights solely as necessary for Contractor's performance and/or execution of the Work, and solely as necessary to make, use, have made, sell, import and export the Repeaters, Network Management System and other deliverables hereunder on Customer's behalf. Contractor may not otherwise sublicense the rights granted under this paragraph without the express written authorization of Customer, which authorization may be granted or withheld at Customer's sole discretion.

     14.4 Third-Party Intellectual Property Rights.

     (a) Each Party hereby represents and warrants to the other that it will not knowingly design or otherwise incorporate any third-party Intellectual Property Rights into the Work, without: (i) a license to do so from the third party; and (ii) the express written authorization of the other Party. Customer hereby authorizes Contractor to incorporate into the Work the repeater design developed by Unique Broadband Systems, Inc. pursuant to the Interim Services Agreement by and between Customer and Unique Broadband Systems, Inc. dated August 9, 1999 to the extent Contractor obtains license rights from Unique Broadband Systems, Inc. to so incorporate such design.


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  (b)  In the event that either Party has secured a license to any third-
party Intellectual Property Rights that are designed or otherwise incorporated into the Work, that Party shall offer to the other Party any such license rights that it is legally or contractually permitted to offer at terms no less favorable than its own license grant.

  14.5 Contractor Restriction on Use of Foreground Intellectual Property Rights.

  Notwithstanding any provision herein to the contrary, without the prior written approval of Customer, which approval Customer may grant or withhold in its sole discretion, neither Contractor, nor any Affiliate of Contractor, nor any other entity in which Contractor has an ownership interest, shall: (i) (A) license, lease or otherwise transfer, furnish or convey any of the Foreground Intellectual Property Rights to, (B) provide any equipment or services that use or require any of the Foreground Intellectual Property Rights to, or (C) otherwise provide any other benefits of use of the Foreground Intellectual Property Rights to, any existing or future Customer Competitor; or (ii) directly, or indirectly through any third party, contact, negotiate with or contract with any person, corporation, partnership, limited liability company or other entity for the purpose of (A) licensing, leasing or otherwise transferring, furnishing or conveying any of the Foreground Intellectual Property Rights to, (B) providing any equipment, services or other materials that use or require any of the Foreground Intellectual Property Rights to, or
(C) otherwise providing any other benefits of use of the Foreground Intellectual Property Rights to, any existing or future Customer Competitor.


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                                                                    CONFIDENTIAL


15.  CONFIDENTIALITY

     15.1 Confidentiality Obligations.

     (a) Any Confidential Information shall be maintained in strict confidence by the Receiving Party. Except as provided in this Article 15 (Confidentiality), the Receiving Party shall not use, or disclose in any manner to any third party, Confidential Information of the Furnishing Party without the prior express written consent of the Furnishing Party. The obligation of confidentiality shall not be limited in time except to the extent the Receiving Party can establish one of the exceptions set forth in Article 15.2 (Exceptions) below by clear and convincing evidence.

     (b) Access to and use of the Furnishing Party's Confidential Information shall be restricted to those employees and persons within the Receiving Party's organization (including its Consultants, attorneys, Subcontractors, shareholders, representatives, and Financing Entities) with a need to use such Confidential Information for the purpose of performing this Contract or any transaction contemplated hereby or, in the case of Customer, obtaining debt or equity financing. The Receiving Party's Consultants, Subcontractors, shareholders and representatives and the Financing Entities may be included within the meaning of "persons within the Receiving Party's organization," provided that such persons have executed a non-disclosure or confidentiality agreement no less stringent than this Article 15 (Confidentiality). In addition, all information provided is to be subject to the provisions of paragraph (c) below.

     (c) Each Party shall use the other's Confidential Information solely for the purpose of performing this Contract or any transaction contemplated hereby or, in the case of Customer, obtaining debt or equity financing.

     (d) Data and Documentation shall be deemed Confidential Information and shall be subject to the obligations of this Article 15 (Confidentiality) with respect thereto.

     15.2 Exceptions.

     (a)  Subject to paragraph (b) below, the obligations set forth in Article
15.1 (Confidentiality Obligations) shall not apply to information that is:

          (1) Already known to or otherwise in the possession of the Receiving Party at the time of receipt from the Furnishing Party and that was not so known or received in violation of any confidentiality;

          (2) Publicly available or otherwise in the public domain prior to disclosure by the Receiving Party or becomes publicly available or otherwise in the public domain after receipt by the Receiving Party without breach of this Contract;

          (3) Rightfully obtained by the Receiving Party from any third party without restriction and without breach of any confidentiality obligation by such third party;


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          (4)  Developed by the Receiving Party independent of any disclosure hereunder, as evidenced by written records; or

          (5) Disclosed pursuant to the order of a court or administrative body of competent jurisdiction or a government agency or required to be released pursuant to Law, or as the Receiving Party may reasonably determine advisable or necessary under the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, NASDAQ, NYSE or any other national securities exchange, provided the Receiving Party shall notify the Furnishing Party prior to such disclosure and shall cooperate with the Furnishing Party in the event the Furnishing Party elects to contest legally, request confidential treatment, or otherwise avoid such disclosure.

     (b) The burden shall be on the Receiving Party to demonstrate the applicability of one or more of the foregoing exceptions by documentary evidence in the event the Furnishing Party questions the applicability of any such exceptions.

     15.3 No License.

     Except as expressly provided in this Contract, nothing in this Contract shall be construed as granting the Receiving Party, whether by implication, estoppel, or otherwise, any license or any right to use any Confidential Information received from the Furnishing Party, or use any Intellectual Property Right now or hereafter owned or controlled by the Furnishing Party.

     15.4 Return of Confidential Information.

     All Confidential Information disclosed pursuant to this Contract is considered loaned for use solely in connection with this Contract. All Confidential Information in tangible form of expression that has been disclosed to or thereafter created, whether by copy or reproduction, by the Receiving Party shall be and remain the property of the Furnishing Party, except to the extent the Receiving Party has ownership or license rights in such Confidential Information pursuant to Article 14 (Intellectual Property Rights). All such Confidential Information and any and all copies and reproductions thereof shall, within thirty (30) Calendar Days of written request by the Furnishing Party, be either promptly returned to the Furnishing Party or destroyed at the Furnishing Party's direction, except to the extent the Receiving Party has ownership or license rights in such Confidential Information pursuant to Article 14 (Intellectual Property Rights). In the event of such requested destruction, the Receiving Party shall provide to the Furnishing Party written certification of compliance therewith within thirty (30) Calendar Days of such written request.


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     15.5 Inconsistent Legends.

     This Article 15 (Confidentiality) shall control in lieu of and notwithstanding any proprietary or restrictive legend or statements inconsistent with this Article that may be printed on or associated with any particular information disclosed pursuant to this Contract.


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                                                                    CONFIDENTIAL

16.  RECORDS RETENTION

     Contractor will maintain and provide access upon request to the records, documents and other information required to meet Customer's access to work and audit rights under this Contract until the later of (i) three (3) years after expiration or termination of this Contract, (ii) all pending matters relating to this Contract (e.g., disputes) are closed, or (iii) such records, documents and other information are no longer required to meet Customer's records retention policy as such policy may be adjusted from time to time, which Customer record retention policy shall not exceed seven (7) years.


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17.  REPRESENTATIONS AND WARRANTIES

     17.1 Work Standards.

     Contractor represents and warrants that it shall perform the Work hereunder in a manner to ensure that such Work is rendered with promptness and diligence and shall be executed in a workmanlike manner, in accordance with the practices and high professional standards used in well-managed operations performing Work similar to the Work performed hereunder. Contractor agrees that it shall use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Work.

     17.2 Design and Performance Warranties.

     (a) Contractor hereby represents and warrants for the benefit of Customer as follows:

          (1) that the Work shall be free from Defects in design, material and workmanship;

          (2) that the Network Management System and each Repeater shall conform to and operate in accordance with this Contract, including without the need for any additional equipment, software or other materials, except as expressly specified in Exhibit A (Design Specifications) or Exhibit B (Statement of Work);

          (3) that the Network Management System and the Repeaters shall perform at normal levels with no more than the levels of standard and preventive maintenance as may be specified in Exhibit B (Statement of Work);

          (4) that the Network Management System, Repeaters and LRUs provided hereunder (excluding as warranty replacements) shall be new and of recent manufacture, not refurbished;

          (5) that each replacement Repeater, LRU or other component, part or sub-part supplied by Contractor in the performance of its warranty obligations hereunder shall conform to the requirements of this Contract as if it were an original part;

          (6) subject to paragraphs (b) and (c) below, that it shall maintain the availability of LRUs, components, parts and sub-parts for a period of seven (7) years after the Project Completion Date and that replacement Repeaters and such replacement LRUs, parts and sub-parts shall be made available as needed in accordance with the requirements of Article 17.11 (Remedies (Repeaters));

          (7) that all upgrades to the Network Management System, Repeaters and LRUs shall be backward compatible to the then-existing Repeaters in use by Customer; and


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          (8)  that the Technical Materials shall, at all times, be sufficient for an individual reasonably experienced in the design and manufacture of terrestrial repeaters or similar electronic equipment technology to understand and utilize such materials to support and/or manufacture the Repeaters.

     (b) In the event Contractor (and not its suppliers or Subcontractors) is the manufacturer of any LRUs, components, parts and sub-parts of the Repeaters, Contractor shall continue to manufacture, and make available to Customer, such LRUs, components, parts and sub-parts for a period of seven (7) years as set forth in paragraph (a)(6) above; provided such items shall be available to Customer, without additional charge, during the Warranty Period in accordance with Article 17.11 (Remedies (Repeaters)).

     (c) In the event an LRU, component, part or sub-part is manufactured or otherwise available by an entity other than Contractor, including Contractor's suppliers and Subcontractors, Contractor shall:

          (1) Use best commercial efforts to include in each supplier agreement or Subcontract an obligation that the supplier or Subcontractor provide to Contractor reasonable advance notice of its decision to cease production, or otherwise limit or eliminate the availability, of the LRU, component, part or sub-part that such supplier or Subcontractor provides, including due to obsolescence of such item;

          (2) Upon receipt of notice from a supplier or Subcontractor pursuant to paragraph (c)(1) above, Contractor shall promptly, but in no event later than the third (3/rd/) Business Day following the date of receipt of such notice from its supplier or Subcontractor, provide written notice to Customer of the impending unavailability of the LRU, component, part or sub-part related to the Repeaters, such notice to also include any other pertinent information related to the availability of such items prior to the impending date of unavailability;

          (3) Advise Customer, in writing and at no charge to Customer, of commercially available alternatives to the LRUs, components, parts or sub-parts of the Repeaters, which commercially available alternative is technically and functionally compatible with the Repeaters and will cause the Repeaters to function in accordance with requirements specified in this Contract. Contractor shall so advise Customer from time to time during the Term of this Contract as it becomes aware of such alternatives, but also at the time Contractor gives notice to Customer pursuant to paragraph (c)(2) above of the impending unavailability of an LRU, component, part or sub-part;

          (4) In the event there is no viable commercially available alternative to replace the unavailable LRU, component, part or sub-part, at Customer's request, Contractor shall design, engineer, develop and manufacture (or have manufactured) a viable alternative or other work-around solution to the unavailable LRU, component, part or sub-part, subject to the Parties'


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                                                                    CONFIDENTIAL

               negotiation and agreement as to reasonable terms and conditions and charges therefor (except where such situation arises prior to the expiration of the applicable Warranty Period for the Repeaters).

     (d) The warranties provided under this Article 17.2 (Design and Performance Warranties) do not cover defects or damage resulting from (i) the use of any Work in any manner which is not normal or customary; (ii) misuse, accident or neglect including dropping or spills of liquid; (iii) improper testing, operation, maintenance, installation or adjustment (unless performed by or on behalf of Contractor); or (iv) any alteration or modification of any kind (unless performed by or on behalf of Contractor).

     17.3 Documentation.

     Contractor represents and warrants that all Documentation provided by Contractor pursuant to this Contract shall be accurate, complete and written in a manner understood by Customer, and shall be updated from time to time to reflect any changes in the Work or to the Repeaters.

     17.4 Inducements.

     Contractor represents and warrants that it has not violated any applicable laws or regulations or any Customer policies of which Contractor has been given notice regarding the offering of unlawful inducements in connection with this Contract. If at any time during the Term of this Contract, Customer determines that the foregoing warranty is inaccurate, then, in addition to any other rights Customer may have at law or in equity, Customer shall have the right to terminate this Contract for cause without affording Contractor an opportunity to cure.

     17.5 Viruses.

     Contractor represents and warrants that it shall use its best commercial efforts to ensure that no Viruses are coded or introduced into the Work or in any systems used to perform the Work. Contractor agrees that, in the event a Virus is found to have been introduced into the systems used to perform the Work, Contractor shall use its best commercial efforts at no additional charge to eliminate the effects of the Virus and, if the Virus causes a loss of operational capability or efficiency of any Repeater, to use best efforts to mitigate and restore such losses.

     17.6 Disabling Code.

     Contractor represents and warrants that, without the prior written consent of Customer, Contractor shall not insert into the Work any code that would have the effect of disabling or otherwise shutting down the NMS or any Repeater. Contractor further represents and warrants that, with respect to any disabling code that may be part of any code (embedded or otherwise) to


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

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                    CONFIDENTIAL


be delivered hereunder, Contractor shall not invoke such disabling code at any time, including upon expiration or termination of this Contract for any reason, without Customer's prior written consent.

     17.7 Year 2000.

     Contractor represents and warrants that the Work and all items to be delivered hereunder, including Repeaters, are and shall continue to be Year 2000 Compliant.

     17.8 Compliance with Applicable Law.

     Contractor represents and warrants that it shall perform its obligations in a manner that complies with all applicable Laws, including export, import and foreign controls, the Foreign Corrupt Practices Act, the U.S. Export Administration Act, and requirements of the FCC (including RF human exposure emission requirements and harmful interference standards), EPA, and OSHA, all as may be amended from time to time. If Contractor is charged with the failure to comply with any of such laws, Contractor shall promptly notify Customer of such charges in writing.

     17.9 Warranty Disclaimer.

     EXCEPT AS SPECIFICALLY SET FORTH IN THIS CONTRACT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY OF INTELLECTUAL PROPERTY NON-INFRINGEMENT.

     17.10  Warranty Period.

     (a) Subject to Article 17.11 (Remedies (Repeaters)) and Article 17.12 (Remedies (Network Management System)), Contractor shall be liable to Customer for a breach of the warranties set forth in Article 17.2 (Design and Performance Warranties) only if written notice of such alleged breach is given to Contractor prior to the expiration of the [*****] period following the Project Completion Date (the "Warranty Period").

     (b)  Upon Customer's written notice given to Contractor at least thirty
(30) Calendar Days prior to the expiration of the applicable Warranty Period for each Repeater, Customer may elect to extend the Warranty Period for each Repeater for an additional [*****] period, subject to payment by Customer of the charges for such optional extended coverage as set forth in Exhibit C (Pricing, Milestones and Payment Plan). In the event Customer notifies Contractor of its interest in purchasing from Contractor additional extended warranty coverage for any period following the expiration of the [*****] optional warranty coverage period specified in the preceding sentence, Contractor shall propose, in writing within thirty (30) Calendar Days following the date of Customer's notice, a price for such extended warranty coverage, such price to take into account the actual annual failure rates in the deployed Repeaters experienced prior to Customer's request for additional extended warranty coverage.


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

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                                    CONFIDENTIAL

     17.11  Remedies (Repeaters).

     (a) In the event a Repeater requires maintenance or repair, Customer, or its designee(s), shall perform such maintenance or repair.

     (b) Customer, or its designee(s), shall maintain, at the Regional Inventory Storage Facilities, an inventory of the Lowest Replaceable Units with respect to Repeaters, such inventory to be utilized by Customer, or its designee(s), to maintain or repair Repeaters. Customer, or its designee(s), shall be responsible, at Customer's expense, for returning to Contractor, in a reasonably prompt manner, any defective LRU, provided that Contractor, at Contractor's expense, shall provide Customer with all necessary and appropriate packing and crating materials. In the event Contractor tests the returned LRU and is able to demonstrate, to Customer's reasonable satisfaction, that the returned LRU is in good working order in accordance with its specifications (or, "no trouble found" ("NTF")), Customer shall pay Contractor the amount of [*****] for each returned LRU demonstrated to be NTF and shall reimburse Contractor for the actual costs incurred by Contractor with respect to the round-trip shipment of the LRU, as established by supporting shipping invoices.

     (c) During the Warranty Period for each Repeater (as such period may be extended), Contractor shall provide the following items or perform the following services at no additional charge to Customer:

          (1)  Training in accordance with Exhibit B (Statement of Work);

          (2) Subject to paragraph (d) below, an initial written inventory plan for inventories of replacement LRUs to be maintained by Customer, or its designee(s), pursuant to paragraph (b) above. Contractor shall propose such inventory plan to Customer on or before the ninetieth (90th) Calendar Day following EDC, and shall reasonably consider incorporating Customer's reasonable comments thereto.
               In no event shall Contractor's proposed inventory plan provide for a sparing level that is less than the preliminary sparing level set forth in Exhibit B (Statement of Work). Such plan shall specify the total number of LRUs to be maintained in Customer's inventory of spare LRUs, which Customer shall reasonably allocate among each of its Regional Inventory Storage Facilities. The total sparing level proposed by Contractor shall be sufficient so that appropriate LRUs are immediately available to Customer, or its designee, as they perform maintenance and repair on the Repeaters. Such inventory plan shall also specify the environmental and maintenance requirements for the proper storage of such LRUs;

          (3) Replacement LRUs as may be actually required by Customer to repair defective Repeaters, even if the number of LRUs provided by Contractor exceeds the sparing levels indicated in the inventory plan;

          (4) Re-stock of the LRU inventory on an as-needed basis to maintain the sparing levels indicated in the inventory plan, as it may be updated from time to time;

                                                                    CONFIDENTIAL

     (5) On-going consultation services and advice to Customer, or its designee(s), on the proper methods of performing maintenance and repair functions for the Repeaters, including telephonic trouble-shooting of defective units and, if necessary, on-site diagnostic and remedial services;

     (6) Repair or disposal of a defective LRU returned to Contractor by Customer or its designee(s). If Contractor repairs the returned LRU such that the LRU performs in accordance with its applicable technical specifications, Contractor may use such repaired LRU for inventory re-stocking purposes; and

     (7) Replacement of Repeaters, if it is reasonably determined by Customer, or its designee(s), after consultation with Contractor, that repair of a Repeater cannot be accomplished using the LRUs or other components or parts available at the Regional Inventory Storage Facility. In such event, Customer may, at its option:

               (i) require Contractor to ship a replacement Repeater, at its expense, within twenty-four (24) hours after receipt of notice of such determination so that the replacement Repeater shall arrive at the interior of its designated place of installation as soon as commercially practicable, but in no event later than fourteen (14) Calendar Days after the date of Customer's notice to Contractor; or

               (ii) require Contractor to ship a replacement Repeater within twenty-four (24) hours after receipt of notice of such determination and use air shipment for delivery of such replacement Repeater so that the replacement Repeater is received by Customer as soon as commercially possible, provided that Customer shall reimburse Contractor for the incremental difference in the shipping charges incurred by Contractor for air shipment over Contractor's reasonable expenses for surface delivery; or

               (iii) assemble a complete Repeater using the LRU's in stock at
                     Customer's Regional Inventory Storage Facilities. Customer, or its designee, shall install the replacement Repeater and arrange for the return of the replaced Repeater to Contractor, subject to reimbursement by Contractor to Customer for the costs of shipping (including packing, crating, shipping, transportation and insurance).

   (d) Following implementation of the inventory plan specified in paragraph
(c)(2) above, Customer may, from time to time, propose changes to the inventory plan, provided such changes are based upon the actual failure rates experienced with respect to Repeaters or LRUs. Contractor shall revise the inventory plan to incorporate and accommodate Customer's proposed reasonable changes and shall
promptly implement the revised inventory plan.   Similarly, following Customer's
initial allocation of spare LRUs among the Regional Inventory Storage Facilities, Contractor may, from time to time, propose changes to the manner in which Customer

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allocates such spare LRUs, provided such proposed changes are based upon actual
LRU replacement requirements experienced with respect to the Repeaters. Customer shall revise the method of allocating spare LRUs among the Regional Inventory Storage Facilities to incorporate Contractor's proposed reasonable changes and shall promptly implement the revised allocation scheme.

   (e) Customer may, in addition to the remedies provided by Contractor hereunder and at no additional charge to Customer,

          (1) seek recourse pursuant to such other warranties as may be provided by the original equipment manufacturers (O.E.M.), Subcontractors, or other warranties on any materials or equipment furnished by Contractor, all in accordance with the respective terms of such warranties; and

          (2) request Contractor and/or its Subcontractors to provide, and Contractor shall provide, reasonable on-site support at Customer's facilities or other system-related sites as necessary to complete the Work ("Field Support"), including to assist Customer in the identification and remediation of significant systems engineering problems relating to the Work and with respect to installed Repeaters.

   17.12  Remedies (Network Management System).

   Contractor shall maintain, repair or replace the Network Management System during the Warranty Period so that the Network Management System shall at all times be fully operational in accordance with all applicable specifications and warranties and available for use by Customer at all times. If circumstances arise where Contractor is unable to maintain or repair the NMS, or any part or portion thereof, so that it operates in accordance with the above standard,
Contractor shall replace such item at Contractor's expense.   Subject to Article
14 (Intellectual Property Rights), Customer shall own any such replacement item. For purposes hereof, Contractor shall be deemed to be unable to maintain or repair the NMS, or any part or portion thereof, if it fails more than three (3) times during any three (3) consecutive month period during the Warranty Period.

   17.13  Pattern Defect.

   (a) In addition to the other warranties and remedies set forth herein, in the event that any LRU is determined to have a Pattern Defect during the applicable Warranty Period, as may be extended, Contractor will promptly modify the design, material and/or manufacturing process such that the Pattern Defect is eliminated and deliver, at its expenses (including packing, crating, transportation, shipping and insurance) replacements for all affected LRUs to eliminate such Pattern Defect. During the period that any LRU is determined to have a Pattern Defect, Contractor shall regularly advise Customer of the status of remedial efforts being undertaken with respect to such problem. A "Pattern Defect" will be determined to exist in any LRU when three percent (3%) or more of the total number of Repeaters purchased hereunder experience failures with respect to such LRUs within any rolling three (3) month period, due to the same Defect in design, material or manufacturing process carried out by Contractor or its Subcontractors

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     (b) Customer, or its designee, at Customer's expense, shall install the replacement LRU and shall pack and crate for return to Contractor the replaced LRU, provided that Contractor, at Contractor's expense, shall provide Customer with all necessary and appropriate packing and crating materials.

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18.  CONTRACTOR'S ADDITIONAL REPRESENTATIONS AND WARRANTIES

     (a)  Contractor additionally represents and warrants:

          (1) Contractor is a corporation duly organized, validly existing and in good standing under the Laws of Delaware;

          (2) it has all requisite power and authority to own and operate its material properties and assets and to carry on its respective business as now conducted in all material respects;

          (3) it is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect;

          (4) it is, or at the time of performance of the Work will be, fully licensed and authorized to perform the Work in each jurisdiction in which the Work is to be performed;

          (5) it has all requisite corporate power and authority to enter into this Contract and to carry out the transactions contemplated by this Contract;

          (6) the execution, delivery, and performance of this Contract and the consummation of the transactions contemplated by this Contract have been duly authorized by all requisite corporate action of Contractor;

          (7) this Contract is a valid and binding obligation of Contractor, enforceable in accordance with its terms, except Contractor makes no representation or warranty as to the enforceability of remedies due to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditor's rights or by reason of general principles of equity;

          (8) in the event Contractor becomes a party to any legal, administrative, arbitral, investigatory or other proceeding or controversy pending or, to the best of its knowledge, threatened, which reasonably would be expected to have a Material Adverse Effect, Contractor will notify Customer as soon as practicable; and

          (9) it is not subject to any contractual or other obligation that would prevent it from entering into this relationship and the execution and delivery of this Contract by Contractor and the performance by Contractor of its obligations hereunder will not result in or constitute a breach or violation of, or a default under, any provision of any lease, license, contract, agreement or any other document to which it is a party or by which it is bound.

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     (b) Contractor represents that it is not a party to any legal, administrative, arbitral, investigatory or other proceeding or controversy pending or, to the best of its knowledge, threatened, which reasonably would be expected to have a Material Adverse Effect.

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19.  CUSTOMER'S REPRESENTATIONS AND WARRANTIES

     (a)  Customer represents and warrants:

          (1) it is duly organized, validly existing and in good standing under the Laws of the State of Delaware;

          (2) it has all requisite power and authority to own and operate its material properties and assets and to carry on its respective business as now conducted in all material respects;

          (3) it is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect;

          (4) it has all requisite corporate power and authority to enter into this Contract and to carry out the transactions contemplated by this Contract;

          (5) the execution, delivery, and performance of this Contract and the consummation of the transactions contemplated by this Contract have been duly authorized by the requisite corporate action of Customer and do not conflict with any other agreement or obligation to which it is a party or which binds its assets;

          (6) this Contract is a valid and binding obligation of Customer, enforceable in accordance with its terms, except Customer makes no representation or warranty as to the enforceability of remedies due to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditor's rights or by reason of general principles of equity; and

          (7) in the event Customer becomes a party to any legal, administrative, arbitral, investigatory or other proceeding or controversy pending, or to the best of its knowledge threatened, which reasonably would be expected to have a Material Adverse Effect, Customer will notify Contractor as soon as practicable.

     (b) Customer represents that as of the Effective Date, except as otherwise set forth in the filing of the Registration Statement on Form S-1 by XM Satellite Radio Inc. with the U.S. Securities and Exchange Commission on July 23, 1999, Registration No. 333-38619, Customer is not a party to any legal, administrative, arbitral, investigatory or other proceeding or controversy pending or, to the best of its knowledge, threatened, which reasonably would be expected to have a Material Adverse Effect.

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20.  INSURANCE

     20.1 General.

     (a) Contractor shall purchase and maintain primary insurance coverage from a company or companies licensed to do business in each state in which the Work shall be performed and such company or companies shall carry at least an A.M. Best's rating of A-/VIII; provided, however, Contractor's insurer, Lloyds of London, shall be deemed to meet the foregoing standard notwithstanding that Lloyds of London may not be so rated in each state in which the Work may be performed. Such insurance shall protect Contractor from claims set forth below that may arise out of or result from Contractor's operations under the Contract, whether due to sole or passive negligence or arising from a Subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them are liable:

          (1) claims for damages because of bodily injury, occupational sickness or disease, or death of its employees arising under workers' or workmen's compensation, disability benefit and/or other employee benefit acts;

          (2) claims for damages because of bodily injury, sickness or disease, or death of any persons other than its employees;

          (3) claims for damages insured by usual personal injury liability coverage;

          (4) claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom; and

          (5) claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

     (b) Compliance by Contractor with the foregoing insurance requirements shall not limit Contractor's liability or relieve it of liability under this Contract or any Law.

     20.2 Specific Insurance Requirements.

     The insurance required by this Article 20 (Insurance) shall be written for not less than the limits of liability specified in this Contract, or required by Law, whichever is greater. Before commencement of the Work and until the last payment made hereunder (except that product liability coverage shall continue in force until two years after the date of the last payment made hereunder), Contractor shall procure, deposit, and maintain for Customer's benefit, insurance satisfactory to Customer, as set forth in this Article 20.2 (Specific Insurance Requirements).

     (a) Worker's Compensation as required by the Worker's Compensation Laws of the state(s) in which the Work is performed and Employer's Liability Insurance in an amount not less than $100,000/$500,000/$500,000 each accident, bodily injury by accident/policy limit, bodily injury by disease/each employee, bodily injury by disease.

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     (b) Commercial General Liability Insurance, including products liability insurance, covering Bodily Injury, Personal Injury, Property Damage, and Advertising Injury, as follows:

          (1) Minimum Limits: Such insurance shall be written for a combined single limit not less than the following:

                    General aggregate per project               $2,000,000
                    Products-Completed Operations Aggregate     $2,000,000
                    Personal & Advertising Injury               $1,000,000
                    Each occurrence                             $1,000,000

          (2) This insurance shall be written on an occurrence basis and on a coverage form at least equal to that provided under ISO CG 00 01, latest available edition, without overly restricting endorsements that reduce coverage.

     (c) Automobile Liability Insurance covering Bodily Injury and Property Damage as follows:

          (1) Minimum Limits: The Combined Single Limit for Bodily Injury and Property Damage shall be not less than $1,000,000 per accident.

          (2) This insurance shall be written on a coverage form at least equal to that provided under ISO CA 00 01, latest available edition, without restricting endorsements that reduce coverage and shall cover all owned, operated and hired vehicles of Contractor and non-ownership protection for all employees of Contractor engaged in the performance of this Contract.

     (d) Excess Liability Insurance, written on an occurrence basis, in the amount of not less than a combined single limit for Bodily Injury and Property Damage and Personal and Advertising Injury of $25,000,000 per occurrence or each offense/$25,000,000 in the aggregate following the form and amounts of the primary insurance described in paragraphs (a), (b) and (c) of this Article 20.2 (Specific Insurance Requirements).

     (e) Contractor shall procure cargo/transit insurance adequate to cover the value of the Work. Contractor shall assume the risk of goods in transit. Such coverage shall be written on an "all risk" basis.

     (f)  All insurance maintained by Contractor shall provide:

          (1) A Certificate of Insurance signed by the insurance broker stating the limits of liability and coverage effective dates shall be filed in triplicate with Customer before operations are begun. Such certificates not only shall name the types of policies provided, but also shall refer specifically to this Contract and Article. If the initial insurance expires prior to completion of the Work, renewal certificates shall be furnished by the date of expiration.

          (2) Customer, its Affiliates and Associates shall be included in the Commercial General Liability and Excess Liability policies as "additional insureds" with

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               the understanding that the liability
               to pay premiums shall be the sole obligation of Contractor and not that of any other insured.

          (3) Except in the case of Worker's Compensation Insurance, proceeds for first party losses, if any, shall be adjusted by and payable to the party purchasing the insurance, except property insurance purchased by Contractor for the benefit of Contractor, Subcontractors and Customer, which shall be adjusted with and payable to Contractor, Subcontractors and Customer, as their interest may appear.

          (4) The insurer thereunder waives all rights of subrogation against Customer, its Affiliates and Associates, as well as any rights of setoff and counterclaim and any other right to deduction whether by attachment or otherwise.

          (5) Such insurance shall be primary without any right of contribution of any other insurance carried by or on behalf of Customer, its Affiliates and Associates.

     (g) Contractor shall require each of its Subcontractors to procure and maintain, until the completion of that Subcontractor's work, adequate insurance in a form similar to the above.

     20.3 Certificates of Insurance.

     Certificates of Insurance in the "ACORD" form shall be provided to Customer on or before the Execution Date plus ten (10) Business Days; provided, however, the words "endeavor to" must be deleted from the cancellation section of the form. These Certificates, as well as insurance policies required by this
Article 20 (Insurance), shall contain a provision that coverage shall not be canceled or allowed to expire until at least ninety (90) Calendar Days' prior written notice has been given to Customer; provided, however, ten (10) Calendar Days notice is permitted if the insurance is cancelled for non-payment reasons. Such Certificates shall also indicate that the Commercial General Liability and Excess Liability insurance policies have been endorsed to name Customer, its Affiliates and Associates as additional insureds as respects work performed by Contractor on their behalf.

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21.  INDEMNIFICATION

     21.1 Indemnity by Contractor.

     Subject to Article 21.4 (Indemnification Procedures), Contractor shall indemnify, defend and hold harmless Customer and its Affiliates and their respective Associates, from any and all Losses arising from, in connection with, or based on allegations of, any of the following:

     (a) any claims made by third parties for injury to person (including death) or loss or damage to tangible property arising out of any error, omission or negligent act of Contractor or its Subcontractors; and

     (b) any claims arising out of or related to occurrences Contractor is required to insure against pursuant to Article 20 (Insurance).

     21.2 Indemnity by Customer.

     Subject to Article 21.4 (Indemnification Procedures), Customer shall indemnify, defend and hold harmless Contractor and its Affiliates and their respective Associates, from any and all Losses arising from, in connection with, or based on allegations of any of the following:

     (a) any claims made by third parties for injury to person (including death) or loss or damage to tangible property arising out of any error, omission or negligent act of Customer; and

     (b) any third-party allegations of infringement of any Intellectual Property Right, alleged to have occurred because of systems, designs, instructions, specifications or other resources provided by Customer directly or indirectly to Contractor for incorporation into the Repeaters, Network Management System or other deliverables; provided, however, Customer's total liability to Contractor or any third party with respect to such indemnity shall not, in the aggregate, exceed Seven Million, Five Hundred Thousand Dollars ($7,500,000).

     21.3 Intellectual Property Infringement Indemnification.

     (a) Contractor shall indemnify, defend, and hold harmless Customer from any and all Losses arising from, in connection with, or based on any allegations made by third parties (including Subcontractors of Contractor) that Customer's possession or use of the Work, or any part thereof, infringes any third-party Intellectual Property Right; provided, however, (i) Contractor's total liability to Customer or any third party with respect to such intellectual property infringement indemnity shall not exceed (A) Seven Million, Five Hundred Thousand Dollars ($7,500,000) with respect to claims related to Work performed by Contractor or any of its Subcontractors (except Unique Broadband Systems) hereunder and (B) One Million Dollars ($1,000,000) with respect to claims related to Work performed by Contractor's Material Subcontractor Unique Broadband Systems under this Contract, and (ii) Contractor's total aggregate liability under (i) shall not exceed Seven Million, Five Hundred Thousand Dollars ($7,500,000). Notwithstanding the foregoing, Contractor shall not be liable under this paragraph (a) to the extent Losses are caused by (i) the contributory infringement by Customer as described in paragraph (b) of Article
21.2 (Indemnity by Customer) or are based on claims related to work or deliverable items furnished by Unique Broadband Systems pursuant to the Interim Services Agreement with Customer, dated August 9, 1999; or (ii) modifications to the Work by any

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person other than Contractor or its Subcontractors unless otherwise directed by
Contractor or its Subcontractors; or (iii) Customer's use of the Work in combination with items not provided by Contractor or its Subcontractors unless such non-deliverables are identified in Exhibit A (Design Specifications) as items with which the deliverables hereunder will be used in combination.

     (b) If the use of the Work or any part thereof is enjoined, Contractor shall, or, if in Contractor's reasonable opinion the Work or any part thereof is likely to be enjoined, Contractor may, in either case at its expense, either procure for Customer the right to use the Work or infringing part thereof, as the case may be, or substitute an equivalent product reasonably acceptable to Customer, or modify the Work or infringing part thereof to render them non-infringing without materially affecting their utility or functionality. If Contractor determines that none of these alternatives is reasonably available or feasible, Contractor shall meet with Customer to address the matter and reach an equitable solution reasonably acceptable to Customer.

     (c) Contractor's obligations under this Article 21.3 (Intellectual Property Infringement Indemnification) shall be subject to Article 21.4 (Indemnification Procedures).

     21.4 Indemnification Procedures.

     (a) Promptly after receipt by the indemnified Party of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnified Party will seek indemnification pursuant to this Article 21 (Indemnification), the indemnified Party shall notify the indemnifying Party of such claim in writing. Failure to so notify the indemnifying Party shall not relieve the indemnifying Party of its obligations under this Contract except to the extent it can demonstrate it was prejudiced by such failure. Within fifteen
(15) Calendar Days following receipt of written notice from the indemnified Party relating to any claim, but no later than ten (10) Calendar Days before the date on which any response to a complaint or summons is due, the indemnifying Party shall notify the indemnified Party in writing if the indemnifying Party elects to assume control of the defense or settlement of that claim (a "Notice of Election").

     (b) If the indemnifying Party delivers a Notice of Election relating to any claim within the required notice period, so long as it is actively defending such claim, the indemnifying Party shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; (ii) where the indemnified Party is so represented, the indemnifying Party shall keep the indemnified Party 's counsel informed of each step in the handling of any such claim; (iii) the indemnified Party shall provide, at the indemnifying Party's request and expense, such assistance and information as is available to the indemnified Party for the defense and settlement of such claim; and (iv) the indemnifying Party shall obtain the prior written approval of the indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnifying Party has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnifying Party shall not be liable to the indemnified Party for any legal expenses incurred by the indemnified Party in connection with the defense of that claim; provided, however, the indemnifying Party shall be liable to the indemnified Party for

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such legal expenses if the indemnified Party chooses to participate in the defense and settlement of such claim because the indemnified Party reasonably concluded that the indemnifying Party had a conflict of interest and could not adequately represent the indemnified Party. In addition, the indemnifying Party shall not be required to indemnify the indemnified Party for any amount paid or payable by the indemnified Party in the settlement of any claim for which the indemnifying Party has delivered a timely Notice of Election if such amount was agreed to without the prior written consent of the indemnifying Party.

     (c) If the indemnifying Party does not deliver a Notice of Election relating to any claim within the required notice period or fails actively to defend such claim, the indemnified Party shall have the right to defend and/or settle the claim in such manner as it may deem appropriate, at the cost and expense of the indemnifying Party. Provided that the indemnified Party acts in good faith, it may settle such claim on any terms it considers appropriate under the circumstances without in any way affecting its right to be indemnified hereunder. The indemnifying Party shall promptly reimburse the indemnified Party for all such costs and expenses.

     21.5 Waiver of Subrogation.

     If a Party insures against any loss or damage it may suffer in respect of which it is required to indemnify the other Party, its Affiliates and their respective Associates pursuant to this Article 21 (Indemnification), it shall be a condition that the insuring Party arrange for the insurer to waive its right of subrogation against such other Party and such other Party's Affiliates and their respective Associates. Each Party shall be entitled to require proof from time to time that the other Party has complied with its obligations under this
Article 215 (Waiver of Subrogation). In the event a Party does not comply with such obligations, the indemnities referred to in Articles 21.1 (Indemnity by Contractor), 21.2 (Indemnity by Customer) and 21.3 (Intellectual Property Infringement Indemnification) shall extend to any claim that may be made by an insurer pursuant to an alleged right of subrogation.

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22.  LIABILITY

     22.1 General Intent.

     Subject to the specific provisions of this Article 22 (Liability), it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Contract.

     22.2 Liability Restrictions.

     (a) SUBJECT TO PARAGRAPH (c) BELOW, IN NO EVENT, SHALL A PARTY BE LIABLE IN CONTRACT, WARRANTY, STRICT LIABILITY, TORT OR OTHERWISE FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF, RESULTING FROM , OR IN ANY WAY CONNECTED TO THE PERFORMANCE OR BREACH OF THIS CONTRACT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

     (b) SUBJECT TO PARAGRAPH (c) BELOW, EACH PARTY'S TOTAL CUMULATIVE LIABILITY TO THE OTHER PARTY HEREUNDER, WHETHER IN CONTRACT, WARRANTY, STRICT LIABILITY, TORT OR OTHERWISE, SHALL BE LIMITED TO AN AMOUNT EQUAL TO TEN MILLION DOLLARS ($10,000,000).

     (c) The limitations set forth in paragraphs (a) and (b) above shall not apply with respect to claims that are the subject of indemnification pursuant to Articles 21.1(a), 21.1(b) and 21.2(a). In addition, the limitations set forth in paragraph (b) above shall not apply with respect to the Parties' respective liabilities specified in Article 25 (Termination). In addition, the limitations set forth in paragraph (a) above shall not apply to the liquidated damages remedy set forth in Article 7.5 (Liquidated Damages for Late Delivery of Repeaters).

     (d) Each Party shall have a duty to mitigate damages for which the other Party is responsible.

     22.3 Contractor Responsibility for Certain Claims.

     (a) In the event any Subcontractor asserts a claim of non-payment against Customer, Contractor shall assume full responsibility for such claims and shall reimburse Customer for any settlements or judgments incurred by or assessed against Customer with respect to such claims and all related costs and expenses (including reasonable legal fees and disbursements), provided that Contractor is
(i) given prompt notice of such claims (provided that failure to so notify Contractor shall not relieve Contractor of its responsibilities hereunder except to the extent it can demonstrate it was prejudiced by such failure) and (ii) permitted (but without obligation) to control the defense of such claims.

     (b) With respect to any claims made by third parties arising out of Contractor's breach of the warranties set forth in Article 17.8 (Compliance with Applicable Law) and any claims by Customer or any third party with respect to a breach of the warranties and representations set

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forth in Article 18 (Contractor's Additional Representations and Warranties),
Contractor shall assume full responsibility for such claims and shall reimburse Customer for any settlements or judgments incurred by or assessed against Customer with respect to such claims and all related costs and expenses (including reasonable legal fees and disbursements), provided that Contractor is
(i) given prompt notice of such claims ((provided that failure to so notify Contractor shall not relieve Contractor of its responsibilities hereunder except to the extent it can demonstrate it was prejudiced by such failure) and (ii) permitted (but without obligation) to control the defense of such claims.

     (c) Notwithstanding anything to the contrary herein, any liability arising pursuant to paragraphs (a) or (b) above shall not be subject to the limitation on Contractor's liability set forth in Article 22.2(b) hereof.

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23.  DISPUTE RESOLUTION

     Any dispute, claim, or controversy between the Parties arising out of or relating to this Contract ("Dispute"), including any Dispute with respect to the interpretation, performance, termination, or breach of this Contract or any provision thereof shall be resolved as provided in this Article 23 (Dispute Resolution).

     23.1 Informal Dispute Resolution.

     Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their Dispute informally, in a timely and cost-effective manner, as follows:

     (a) If, during the course of the Work, a Party believes it has a Dispute with the other Party, the disputing Party shall give written notice thereof, which notice will describe the Dispute and may recommend corrective action to be taken by the other Party. Contractor's Project Manager shall promptly consult with Customer's Project Manager in an effort to reach an agreement to resolve the Dispute.

     (b) In the event agreement cannot be reached within five (5) Calendar Days of receipt of written notice, either Party may request the Dispute be escalated, and the respective positions of the Parties shall be forwarded to an executive level higher than that under paragraph (a) above for resolution of the Dispute, which in the case of Contractor, shall be the Contractor Business Line Manager identified in Article 9.1 (Contractor Personnel) above.

     (c) In the event agreement cannot be reached under paragraphs (a) or (b) above within a total of ten (10) Calendar Days after receipt of the written notice described in paragraph (a) above, either Party may request the Dispute be escalated, and the respective positions of the Parties shall be forwarded to the Chief Executive Officer (CEO) of each Party, and such executives shall meet (in person or via telephone or video conference) during such time to resolve the Dispute.

     (d) In the event agreement cannot be reached under paragraphs (a), (b) or
(c) above within a total of twenty (20) Calendar Days after receipt of the written notice described in paragraph (a) above, either Party may proceed with arbitration in accordance with Article 232 (Arbitration).

     23.2 Arbitration.

     (a) Subject to the provisions of Article 23.1 (Informal Dispute Resolution) and Article 23.3 (Litigation), any Dispute shall be resolved by mandatory and binding arbitration in accordance with the then-effective Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes, as may be amended from time to time (the "CPR Rules"), which are incorporated herein by reference. Notwithstanding the foregoing, to the extent any provision of this
Article 23.2 (Arbitration) modifies, adds to, or is inconsistent with any provision of the CPR Rules, the provisions of this Article shall control.

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     (b)  The arbitration shall be conducted by a three-arbitrator tribunal (the
"Tribunal"). Within thirty (30) Calendar Days after the commencement of the arbitration, each Party shall appoint one arbitrator, and those two arbitrators shall together appoint the third arbitrator as provided in CPR Rule 5.2. Each arbitrator appointed by the Parties shall be knowledgeable and experienced in contracting for technical systems and shall have senior management and/or legal/judicial experience.

     (c) Unless otherwise limited by the Tribunal or the agreement of the Parties, the Parties shall be permitted to take discovery, if and as needed, by deposition upon oral examination, requests for production of documents and things, and requests for entry upon land for inspection and other purposes, as those discovery methods are described and defined in the Federal Rules of Civil Procedure; provided, however, that any limitations in the Federal Rules on the number, timing, or sequence of such discovery requests shall not apply. The scope of permissible discovery shall generally be as described in Federal Rule of Civil Procedure Rule 26(b)(1), but the Parties shall use their best efforts to focus and limit their discovery in accordance with the nature of the dispute and the need for expedited resolution. The Tribunal may expand or limit the scope of permissible discovery, establish the time period within which discovery responses must be served, and expand or limit the type and number of discovery methods and requests as it shall determine is appropriate in the circumstances, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective. The Tribunal may issue orders to protect the confidentiality of proprietary information, trade secrets, and other similar information disclosed in discovery and may order that discovery not be had or that discovery may be had only on specific terms and conditions.

     (d) Time is of the essence in the initiation and completion of the arbitration. The arbitral hearing shall be commenced and conducted expeditiously. Unless the Tribunal orders otherwise, the Dispute should be submitted to the Tribunal for decision within three (3) months after the commencement of the arbitration, and the final award shall be rendered within one (1) month thereafter. The Parties and the Tribunal shall use their best efforts to comply with this schedule, and the Tribunal may impose any remedy it deems just for any Party's effort to unnecessarily delay, complicate or hinder the proceedings.

     (e)  The arbitration shall be held in Washington, D.C., USA.

     (f) Any arbitration proceeding held pursuant to this Article shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S) 1 et seq., and judgment upon the award rendered by the Tribunal may be entered in any court having jurisdiction thereof.

     (g) The Tribunal's award may grant any remedy or relief that the Tribunal deems just and equitable and within the scope of this Contract, including specific performance or other equitable relief. Notwithstanding the foregoing, the Tribunal shall have no power or authority to amend or disregard any provision of this Article 23.2 (Arbitration) or any other provision of this Contract; in particular, but without limiting the generality of the foregoing, the Tribunal shall not have the power or authority to exclude the right of a Party to terminate this Contract when a Party would otherwise have such right. The Tribunal also shall have no power or authority to award punitive or exemplary damages to any Party.

                             Terms and Conditions                        Page 76
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                                                                    CONFIDENTIAL

     (h) The non-prevailing Party, as determined by the Tribunal, shall pay the costs of the arbitration and the prevailing Party's fees and expenses incurred with respect to the arbitration, including reasonable attorneys' fees as determined by the Tribunal. In the event of an arbitration involving multiple claims with different Parties prevailing on each claim, the Tribunal shall apportion the expenses and fees between or among the Parties in such manner as it deems reasonable, taking into account the circumstances of the case, the nature of the claims, and the result of the arbitration.

     (i) At any time more than ten (10) Calendar Days before the commencement of the hearing, any Party defending against any claim may serve upon the adverse Party an offer to allow an award to be entered against the defending Party on any claim for the money or property or to the effect specified in the offer. If within ten (10) Calendar Days after the service of the offer, the adverse Party serves written notice that it accepts the offer, either Party may file the offer and acceptance with the Tribunal, which will thereupon promptly enter an award on the claim as provided in the offer. An offer not accepted shall be deemed withdrawn and shall not be admissible into evidence except with respect to a determination of fees and expenses. If the award finally made on the claim is not equal to or more favorable than the offer, then for the purpose of apportioning expenses and fees pursuant to this Article 23.2 (Arbitration), the Party making the offer shall be deemed the Prevailing Party with respect to such claim.

     (j) If at the time any Dispute arises, the Center for Public Resources no longer provides rules or services with respect to the arbitration of business disputes, then the Parties hereto agree that the arbitration shall be conducted before the American Arbitration Association ("AAA"). Such arbitration shall be conducted pursuant to the AAA's Commercial Arbitration Rules then effective, provided, however, that in the event of any inconsistency with the AAA rules and this Article, the provisions of this Article shall control.

     23.3    Litigation.

     (a) Notwithstanding the provisions of Article 23.1 (Informal Dispute Resolution) and Article 23.2 (Arbitration) above, if the Dispute requires that immediate equitable relief or relief in aid of arbitration be obtained, either Party shall have the right to bring suit at any time to obtain preliminary or temporary injunctive relief, including specific performance, but requests for permanent injunctive relief shall be arbitrated pursuant to Article 23.2 (Arbitration).

          (1) Any such suit shall be brought in a court of competent jurisdiction in the State of Delaware and the Parties hereby waive any objection to venue in such court. The Parties hereby irrevocably consent to personal jurisdiction in the state and federal courts in the State of Delaware concerning any Dispute between the Parties. If, for any reason, the state and federal courts of Delaware do not have or refuse to exercise jurisdiction over the Dispute, then litigation as permitted herein may be brought in any court of competent jurisdiction in the United States of America, or if there is no such court, in any other nation.

          (2)  In the event a Party files a lawsuit pursuant to this Article
               23.3 (Litigation), the Prevailing Party is entitled to an award of its costs and fees, including

                             Terms and Conditions                        Page 77
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                                                                    CONFIDENTIAL

               reasonable attorney's fees, incurred with respect to the lawsuit. The defendant in such litigation shall be regarded as the Prevailing Party if either the court denies the equitable relief sought on the merits or the court otherwise decides that equitable relief is not warranted or the matter should be resolved by arbitration.

     (b)  In the event an entity or person not subject to the provisions of this
Article 23 (Dispute Resolution) commences any litigation or proceeding against any Party hereto in which the other Party hereto is an indispensable party, the Party against which the litigation or proceeding is brought may join or attempt to join the other Party in such litigation or proceeding notwithstanding the provisions of Article 23.2 (Arbitration). For the purposes of this provision, the other Party is an indispensable party in the lawsuit or proceeding if (i) in its absence, complete relief could not be accorded among those already a party to the lawsuit or proceeding; (ii) its absence may as a practical matter impair or impede its ability to protect its interests relating to the subject of the lawsuit or proceeding; or (iii) its absence may leave the Party against which the litigation or proceeding is brought subject to a substantial risk of incurring double, multiple, or otherwise inconsistent obligations by reason of the interest of the other Party relating to the subject of the lawsuit or proceeding.

     (c) Nothing in this Contract precludes a Party prevailing on any claim, whether in arbitration or litigation, from initiating litigation in any appropriate forum to enter or enforce a judgment based on the Tribunal's or court's award on that claim.

     23.4    Continued Performance.

     Pending final resolution of any Dispute, each Party shall, unless directed otherwise by the other Party in writing, fulfill all of its obligations under this Contract, including the obligation to take all steps necessary during the pendency of the Dispute to ensure the Work will be performed within the time stipulated or within such extended time as may be allowed under this Contract, provided Customer shall continue to make payments of undisputed sums therefore in accordance with this Contract (including the dispute resolution provisions hereof).

                             Terms and Conditions                        Page 78
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                                                                    CONFIDENTIAL

24.  DEFAULT AND CORRECTION PLAN

     24.1    Material Breach.

     (a) In the event Contractor fails to complete a Key Task on or before the date identified or referenced in Article 0 (Key Tasks) or fails to perform a material obligation hereunder (in either case a "Failure"), Customer shall be entitled to deliver to Contractor a written demand that it correct such Failure. Contractor shall acknowledge receipt of Customer's demand within one (1) Business Day and shall submit to Customer, for Customer's review, comment and approval, a Correction Plan within ten (10) Business Days after the date of Customer's demand (or such longer time as Customer may establish, including as a result of Contractor's reasonable request for an extension of time to provide a Correction Plan).

     (b) If the Correction Plan does not set forth a reasonable manner in which, or reasonable date by which, Contractor will correct or offset the Failure, Customer may reject the Correction Plan upon written notice to Contractor, which notice shall include, in reasonable detail, the deficiencies in the Correction Plan noted by Customer, and other relevant comments. Contractor shall revise the Correction Plan, including by incorporating Customer's reasonable comments, and shall re-submit the revised Correction Plan to Customer for its approval within seven (7) Business Days after receipt of Customer's comments. This process may be repeated until such time as Contractor provides a Correction Plan acceptable to Customer.

     (c) If Customer approves the Correction Plan (or revision thereof) or does not reject the Correction Plan (or revision thereof) within thirty (30) Calendar Days after receipt thereof, this Contract shall be deemed modified in accordance with the Correction Plan (or revision thereof) and the Failure shall be deemed cured so long as Contractor complies with the terms of such Correction Plan (or revision thereof). Nothing herein shall be construed to release Contractor from its obligation to make liquidated damages payments as applicable in accordance with Article 7.5 (Liquidated Damages for Late Delivery of Repeaters).

     (d) In the event Contractor does not submit a Correction Plan to Customer within fifteen (15) Business Days after receipt of a demand therefor, or if Contractor fails to submit a revised Correction Plan within seven (7) Business Days after receipt of Customer's notice of rejection of the original Correction Plan, or if Contractor fails to provide an acceptable Correction Plan within three (3) iterations thereof (including the first draft), or if Contractor fails to complete the Customer-approved Correction Plan within thirty (30) Calendar Days after Customer's approval of the Correction Plan (or such period as otherwise specified in the Correction Plan), Customer shall be entitled to terminate this Contract in accordance with the provisions of Article 25.2 (Termination for Contractor's Default).

                             Terms and Conditions                        Page 79

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     24.2    Key Tasks.

     (a) For purposes of this Agreement, each of the following shall be a "Key Task":

--------------------------------------------------------------------------------
Completion Date:                   Key Task:
--------------------------------------------------------------------------------
[*****]                            [*****]
--------------------------------------------------------------------------------


     (b) A Key Task shall be deemed "completed" when each item of such Key Task has been completed in accordance with the requirements of this Contract.


                             Terms and Conditions                        Page 80
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                                                                    CONFIDENTIAL

25.  TERMINATION

     25.1    Termination for Customer's Convenience.

     (a) Customer may, upon written notice to Contractor, at any time, reduce the Nominal Order to the amounts indicated in paragraphs (d) and (e) below and Contractor shall immediately cease performance of the Work on the date specified in the notice to the extent reduced in the manner and to the extent specified below. Notwithstanding the foregoing, as long as Contractor provides the Work in accordance with the requirements of this Contract, Customer intends to obtain the Nominal Order of Repeaters from Contractor, except for reasons due to changes in its financial, technical or business needs.

     (b) In the event of partial termination of the Work in accordance with this Article 25.1 (Termination for Customer's Convenience), Customer's notice of termination will specify the portion of the Work terminated and the remaining provisions of this Article 25.1 (Termination for Customer's Convenience) shall apply to such terminated portion. All other portions of the Work shall continue unaffected.

     (c) Upon receipt of a notice of termination, as provided in paragraph (a) above, Contractor shall take the following actions:

          (1) stop Work under this Contract on the date and to the extent specified in the notice of termination, except those services that are reasonably necessary to be provided in connection with a termination of this Contract;

          (2) place no further orders or Subcontracts for materials, services, or facilities to the extent they relate to the performance of the Work terminated;

          (3) terminate Subcontracts to the extent they relate to the performance of the Work terminated;

          (4) settle all outstanding liabilities and all claims arising out of any termination of Subcontracts for materials, services, or facilities provided Customer pays amounts due under paragraph (e) below;

          (5) take such action as may be reasonably necessary, or as Customer may direct, for the protection and preservation of the property related to this Contract that is in the possession of Contractor or any Subcontractor and in which Customer has or may acquire an interest; and

          (6) complete wind-down activities within thirty (30) Calendar Days of the effective date of termination.

                             Terms and Conditions                        Page 81
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                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (d) From EDC up to and including [*****], Customer may reduce the Nominal Order to no less than [*****] Repeaters ([*****] High Power Repeaters and [*****] Standard Repeaters) with no impact on the unit pricing therefor (as set forth in Exhibit C (Pricing, Milestones and Payment Plan)) or the Delivery Requirements set forth in Exhibit D (Delivery Requirements and Schedule).

     (e) Beginning [*****] and continuing throughout the Term of this Contract, Customer may reduce the Nominal Order without impact on the unit pricing therefor as follows:

          (1) to no less than [*****] Repeaters ([*****] High-Power and [*****] Standard Repeaters), in which case Customer shall pay Contractor for Contractor's costs (if any) actually incurred, with respect to that part of the Nominal Order terminated, for termination of work-in-progress and termination of contracts for material supplies, plus [*****] of such costs (Customer's maximum liability for such costs (including the [*****] markup) shall not exceed [*****] for termination effective on or before [*****], [*****] for termination effective on or before [*****], [*****] for termination effective on or before [*****] and, [*****] for termination effective any date on or after [*****]); and

          (2) to zero (that is, cancel the entire Nominal Order), in which case Customer shall pay Contractor (i) the amounts set forth in paragraph (1) above, (ii) plus the amounts set forth in the following table, (iii) less the sum of any amounts paid pursuant to the ATP and amounts paid under this Contract in respect of NRE Milestone Payment Nos. 1-5:

                    ------------------------------------------------------------
                    Termination Date              Amount
                    ------------------------------------------------------------
                    [*****]                       [*****]
                    ------------------------------------------------------------

                    [*****]                       [*****]
                    ------------------------------------------------------------
                    Feb. 1, 2000-Mar. 31, 2000    $8.0 million
                    ------------------------------------------------------------
                    Apr. 1, 2000 and thereafter   $14.0 million
                    ------------------------------------------------------------

     (f) Contractor agrees to use best commercial efforts to minimize costs described in paragraph (e)(1) above. Contractor will provide Customer with documentation and audit rights with respect to such costs.

     (g) Contractor shall submit an invoice to Customer for amounts due under this Article 25.1 (Termination for Customer's Convenience) within sixty (60) Calendar Days after the effective date of termination specified in the notice thereof. Contractor shall be entitled to payment by Customer of undisputed amounts in such invoice within thirty (30) Calendar Days after Customer's receipt of the invoice. Payment of such amount by any Financing Entity on behalf of Customer shall relieve Customer from its obligation to make such payment.

     (h) Payment of the amount payable by Customer to Contractor pursuant to this Article 25.1 (Termination for Customer's Convenience) shall constitute a total discharge of Customer's

                             Terms and Conditions                        Page 82

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                                                                    CONFIDENTIAL

liabilities to Contractor for termination pursuant to this Article 25.1 (Termination for Customer's Convenience).

     (i) Upon payment in full of all amounts outstanding under this Contract, Customer may require Contractor immediately to transfer to Customer in the manner and to the extent directed by Customer, title to and possession of any items comprising all or any part of the Work terminated (including all Work-in-progress, parts and materials, and all inventories, Subcontracts and associated warranties) free and clear of all liens and encumbrances of any kind.
Contractor shall, upon direction of Customer, use commercially reasonable efforts to protect and preserve property in the possession of Contractor or its Subcontractors in which Customer has an interest arising out of this Contract and shall facilitate access to and possession by Customer of items comprising all or part of the Work terminated; Customer shall be responsible for costs reasonably incurred by Contractor in protecting and preserving such property.
In the event Customer neither takes possession of, nor directs Contractor to protect and preserve the Work, Customer shall be responsible for costs reasonably incurred by Contractor in storing the Work. Upon Customer's request, Contractor shall make a reasonable, good-faith effort to sell such items and to remit any sales proceeds to Customer, less a deduction for costs of disposition reasonably incurred by Contractor for such efforts provided the selling price shall be subject to Customer's prior written approval.

     25.2    Termination For Contractor's Default.

     (a) Customer may terminate this Contract upon service of written notice of default to Contractor at any time after the occurrence of any of the following:

          (1) Contractor fails to deliver the Prototype Repeaters in accordance with the applicable delivery dates hereunder, and Contractor fails to cure such breach within thirty (30) Calendar Days of such delivery dates;

          (2) Any of the conditions set forth in paragraph (d) of Article 24 (Default and Correction Plan);

          (3) Contractor commits a material breach of any of its duties or obligations hereunder and, except as provided in paragraph (a)(4) below, Contractor fails to cure such breach within thirty (30) Calendar Days of notice thereof; or

          (4) with respect to a breach that cannot with due diligence be cured within thirty (30) Calendar Days notice thereof, Contractor fails to proceed promptly and diligently to correct the breach (in which case Contractor shall notify Customer, in writing, within ten (10) Calendar Days of receipt of notice of the breach, describing in reasonable detail the reason such breach cannot be cured in such thirty (30) Calendar-Day period and setting forth a Correction Plan to cure such breach) or fails to cure the breach within sixty (60) Calendar Days of notice of breach or as otherwise agreed in such plan; or

          (5)  the breach is not subject to cure with due diligence within sixty
               (60) Calendar Days notice of the breach; or

                             Terms and Conditions                        Page 83
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                                                                    CONFIDENTIAL

          (6) Contractor commences a voluntary proceeding concerning itself under any applicable bankruptcy, insolvency, reorganization, adjustment of debt, relief of debtors, or similar law ("Insolvency Law"); or any involuntary proceeding commences against Contractor under an Insolvency Law and the petition has not been dismissed within ninety (90) Calendar Days after commencement of the proceeding; or a receiver or custodian is appointed for or takes charge of all or a substantial portion of the property of Contractor and such custodian or receiver has not been dismissed or discharged within sixty (60) Calendar Days; or Contractor has taken action toward the winding-up, dissolution, or liquidation of Contractor or its business; or Contractor has been adjudicated insolvent or bankrupt or an order for relief or any other order approving a case or proceeding under any Insolvency Law has been entered; or Contractor has made a general assignment for the benefit of creditors or becomes unable to pay its debts generally as they become due. Should Contractor become a debtor in any bankruptcy proceeding, Contractor shall move to assume or reject this Contract within forty-five (45) Calendar Days after the entry of any order for relief; or

          (7) Contractor has purported to assign or transfer this Contract in violation of the provisions of Article 28.1 (Assignment) and Contractor fails to cure such unauthorized purported assignment or transfer within thirty (30) Calendar Days after receiving written notice from Customer of the unauthorized purported assignment or transfer.

     (b)  In the event Customer terminates this Contract pursuant to paragraph
(a) above, (i) Customer shall be entitled to have the Work completed by another party or parties and Contractor shall be liable to Customer for damages resulting from such termination, including any reasonable re-procurement costs and commercially reasonable costs of "cover" incurred in connection therewith in excess of the Contract Price, such damages to be actually incurred and invoiced to Contractor in reasonable detail, and for all liquidated damages then due pursuant to Article 7.5 (Liquidated Damages for Late Delivery of Repeaters), and
(ii) Customer shall be liable to Contractor for unpaid amounts invoiced hereunder for Milestones completed in accordance with this Contract through the effective date of termination. Nothing contained in this Contract shall be construed so as to obligate Customer to exercise such right to terminate for Contractor's benefit.

     (c) Each Party shall submit an invoice to the other Party for amounts due under this Article 25.2 (Termination for Contractor's Default) within sixty (60) Calendar Days after the effective date of termination specified in the notice thereof, which invoice shall state the amounts due from such other Party. Each such invoice shall be deemed accepted by the Party receiving such invoice, unless written notice disputing such invoice is provided to the Party furnishing the invoice within fifteen (15) Business Days after receipt of such invoice. The amounts payable by a Party under this Article 25.2 (Termination for Contractor's Default) shall be verified at such Party's request and expense by a nationally recognized firm of certified public accountants appointed by such Party and reasonably acceptable to the other Party. Each Party's right to verification shall be without prejudice to the rights of either Party under Article 23(Dispute

                             Terms and Conditions                        Page 84
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                                                                    CONFIDENTIAL

Resolution). Each Party shall be entitled to payment of all undisputed amounts within thirty (30) Business Days after the other Party's receipt of such invoice.

     (d) Customer may require Contractor to transfer to Customer in the manner and to the extent directed by Customer, title to and possession of any items comprising all or any part of the Work terminated (including all Work-in-progress, parts and materials, and all inventories, Subcontracts and warranties) free and clear of any liens and encumbrances of any kind. Contractor shall, upon direction of Customer and at Customer's expense, protect and preserve property in the possession of Contractor or its Subcontractors in which Customer has an interest arising out of this Contract and shall facilitate access to and possession by Customer of items comprising all or part of the Work terminated, such expenses to be reimbursed in accordance with the terms of Exhibit C (Pricing, Milestones and Payment Plan). In the event Customer neither takes possession nor directs Contractor to protect the Work, Customer shall be responsible for costs reasonably incurred by Contractor in restoring the Work. Upon Customer's request, Contractor shall make a reasonable good-faith effort to sell such items and to remit any sales proceeds to Customer, less a deduction for costs of disposition reasonably incurred by Contractor for such efforts, provided the selling price shall be subject to Customer's prior written approval.

     (e) If, after termination of this Contract under the provisions of paragraph (a) above, it is determined by dispute resolution, pursuant to Article 23 (Dispute Resolution), or admitted in writing by Customer, that Contractor was not in default under the provisions of paragraph (a), or that any delay giving rise to the default was excusable under the provisions of Article 7.9 (Excusable Delay Defined), such termination shall be considered a Termination for Convenience by Customer and the provisions of Article 25.1 (Termination for Customer's Convenience) shall apply.

     25.3    Termination for Customer's Default.

     (a) Contractor may terminate this Contract upon service of written notice of default to Customer at any time after the occurrence of any of the following events of default:

          (1) Customer fails to pay undisputed amounts due hereunder and fails to cure such nonpayment within thirty (30) Calendar Days of written notice thereof; or

          (2) Customer commences a voluntary proceeding concerning itself under any applicable bankruptcy, insolvency, reorganization, adjustment of debt, relief of debtors, or similar law ("Insolvency Law"); or any involuntary proceeding commences against Customer under an Insolvency Law and the petition has not been dismissed within ninety (90) Calendar Days after commencement of the proceeding; or a receiver or custodian is appointed for or takes charge of all or a substantial portion of the property of Customer and such custodian or receiver has not been dismissed or discharged within sixty (60) Calendar Days; or Customer has taken action toward the winding-up, dissolution, or liquidation of Customer or its business; or Customer has been adjudicated insolvent or bankrupt or an order for relief or any other order approving a case

                             Terms and Conditions                        Page 85
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                                                                    CONFIDENTIAL

               or proceeding under any Insolvency Law has been entered; or Customer has made a general assignment for the benefit of creditors or becomes unable to pay its debts generally as they become due. Should Customer become a debtor in any bankruptcy proceeding, Customer shall move to assume or reject this Contract within forty-five (45) Calendar Days after the entry of any order for relief; or

          (3) Customer has purported to assign or transfer this Contract in violation of the provisions of Article 28.1 (Assignment) and Customer fails to cure such purported unauthorized assignment or transfer within thirty (30) Calendar Days after receiving written notice.

     (b) Upon the occurrence of an event of default under paragraph (a) above, Contractor shall take the following actions:

          (1) stop Work immediately under this Contract and all obligations of Contractor shall terminate hereunder, except those services that are reasonably necessary to be provided in connection with a termination of this Contract;

          (2) place no further orders or Subcontracts for materials, services, or facilities to the extent they relate to the performance of the Work;

          (3) terminate orders and Subcontracts to the extent they relate to the performance of the Work;

          (4) settle all outstanding liabilities and all claims arising out of such termination of orders and Subcontracts for materials, services, or facilities provided Customer pays amounts due under paragraph (c) below; and

          (5) take such action as may be reasonably necessary, for the protection and preservation of the property related to this Contract that is in the possession of Contractor or any Subcontractor and in which Customer has or may acquire an interest.

     (c) In the event Contractor terminates this Contract as provided in paragraph (a) above, Contractor shall be entitled to payment of the following amounts: (i) all unpaid amounts hereunder for Milestones completed in accordance with this Contract through the effective date of termination; (ii) all unpaid amounts for Work-in-progress on any Milestone that has not been completed as of the effective date of termination, with the payment equal to a percentage of the applicable Milestone Payment that is equal to the percentage of Work actually completed on the applicable Milestone; (iii) reasonable wind-down expenses incurred by Contractor as a result of early termination, including costs associated with terminating Subcontractor and other supplier agreements; and
(iv) an amount equal to Contractor's profit reasonably allocable to the Work completed and the Work-in-progress as of the effective date of termination, provided (A) profits shall be reasonably allocable only to the extent Contractor can reasonably demonstrate the amount of profit it would have earned had the Work under the Contract been completed (excluding Work related to any unexercised option hereunder) and the portion of total profits

                             Terms and Conditions                        Page 86
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                                                                    CONFIDENTIAL

claimed is in direct proportion to the amount of Work completed and Work-in-progress as of the effective date of termination compared to the total amount of Work under the Contract (excluding Work related to any unexercised option hereunder) and (B) such allocable profits have not been, or will not be, otherwise recovered by Contractor hereunder (for example, through amounts previously paid by Customer or amounts payable under (i) and (ii) above). In no event shall the amounts payable pursuant to this Article 25.3 (Termination for Customer's Default) exceed the Contract Price less amounts paid prior to termination.

     (d) In the event Contractor terminates this Contract as provided in paragraph (a) above, the invoicing and payment provisions of paragraph (g) of
Article 25.1 (Termination for Customer's Convenience) shall apply.

     (e) Payment of the amount payable by Customer to Contractor pursuant to paragraph (c) above shall constitute a total discharge of Customer's liabilities to Contractor for termination pursuant to this Article 25.3 (Termination for Customer's Default).

     (f) Upon payment in full of all amounts outstanding under this Contract, Customer may require Contractor immediately to transfer to Customer in the manner and to the extent directed by Customer, title to and possession of any items comprising all or any part of the Work terminated (including all Work-in-progress, parts and materials, and all inventories, Subcontracts and warranties) free and clear of any liens and encumbrances of any kind, and Contractor shall, upon direction of Customer, protect and preserve property in the possession of Contractor or its Subcontractors in which Customer has an interest arising out of this Contract and shall facilitate access to and possession by Customer of items comprising all or part of the Work terminated; Customer shall be responsible for costs reasonably incurred by Contractor in protecting and preserving such property. In the event Customer neither takes possession nor directs Contractor to protect the Work, Customer shall be responsible for costs reasonably incurred by Contractor in storing the Work. Upon Customer's request and at Customer's expense, Contractor shall make a reasonable, good-faith effort to sell such items and to remit any sales proceeds to Customer less a deduction for costs of disposition reasonably incurred by Contractor for such efforts.

     (g) Except as expressly stated in this Article 25.3 (Termination for Customer's Default), Contractor shall have no right to terminate or suspend this Contract.

     25.4    Termination/Expiration Assistance.

     (a) Commencing upon notice of termination and continuing through the effective date of termination or expiration of this Contract, as applicable, Contractor shall provide to Customer, or at Customer's request to Customer's designee, the reasonable termination/expiration assistance requested by Customer to allow the Work to continue without interruption or adverse effect and to facilitate the orderly transfer of the Work to Customer or its designee; provided, however, that Customer has paid all outstanding invoices. Such assistance shall include the following:

          (1) Contractor shall continue to perform all warranty services as set forth in Article 17 (Representations and Warranties) with respect to all materials and equipment furnished by Contractor hereunder;

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                                                                    CONFIDENTIAL

          (2) Contractor shall assign, to the extent assignable, to Customer all O.E.M. (Original Equipment Manufacturers') component warranties, and Subcontractors', or other warranties on all materials or equipment furnished by Contractor hereunder. Where non-assignable, Contractor shall use its best commercial efforts to obtain for Customer's benefit all such warranties; and

          (3) except in the case of termination pursuant to Article 25.1 (Termination for Customer's Convenience), upon Customer's request, Contractor shall assign to Customer or its designee the Material Subcontracts, as well as any and all Subcontracts requested by Customer, provided that such Material Subcontracts and other Subcontracts are assignable.

     (b) Customer shall pay Contractor for termination/expiration assistance in accordance with the pricing set forth in Exhibit C (Pricing, Milestones and Payment Plan), provided, however, that in the event Contractor terminates the Contract due to Customer's failure to pay undisputed amounts, Contractor shall be entitled to payment in advance for termination/expiration assistance.

                             Terms and Conditions                        Page 88

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

26.  OPTIONS

     26.1    Option to Purchase Additional Repeaters.

     (a) In addition to the total number of Repeaters Contractor shall deliver and Customer shall purchase pursuant to this Contract, Customer may, at its sole option and discretion, elect to purchase additional Repeaters from Contractor for delivery following the Project Completion Date.

     (b) Customer may exercise this option to purchase additional Repeaters at any time commencing at EDC and continuing up to and including the [*****] anniversary of the Project Completion Date (the "Repeater Option Period").

     (c) The unit price for optional Repeaters shall be determined in accordance with Exhibit C (Pricing, Milestones and Payment Plan).

     (d) Upon exercise of any such option, (i) the Parties shall mutually agree upon a reasonable delivery schedule and (ii) Customer shall indicate in writing the number of Standard Repeaters and High-Power Repeaters to comprise the total number of optional additional Repeaters ordered. The warranty terms, including the applicable Warranty Period, set forth in Article 17 (Representations and Warranty) shall also apply to any optional Repeaters purchased by Customer; provided, however, the Warranty Period shall commence upon acceptance by Customer of each optional Repeater in accordance with Article 8 (Testing Criteria and Acceptance).

     26.2    Network Management System - Video Wall.

     At any time commencing at EDC and continuing up to and including the [*****] anniversary of EDC (the "NMS Video Wall Option Period"), Customer may, at its sole option and discretion, elect to purchase a full-motion "video wall" for use in conjunction with the Network Management System. The charge for such "video wall" is set forth in Exhibit C (Pricing, Milestones and Payment Plan). The warranty coverage, including the applicable Warranty Period, for the full-motion "video wall" shall be consistent with the warranty coverage applicable to the Network Management System, as set forth in Article 17.12 (Remedies (Network Management System)); provided, however, the Warranty Period shall commence upon Customer's acceptance of the full-motion "video wall." If Customer elects to exercise this option, Customer shall provide written notice thereof to Contractor and the Parties shall mutually agree upon a reasonable delivery schedule for the optional "video wall" as well as applicable test plans and procedures and acceptance criteria.

                             Terms and Conditions                        Page 89

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     26.3    Annual Maintenance of NMS.

     On or before [*****], Contractor shall provide Customer with a proposal for annual maintenance of the NMS, such proposal to include a firm fixed price not to exceed [*****], a description of services, standards of performance and response times, payment plan and renewal procedures.

     26.4    Contract Adjustments.

     Should Customer exercise any of the options described in this Article 0 (Options), the Parties shall execute Amendment(s) as soon as is reasonably possible after option exercise to incorporate the schedule adjustments, price adjustments, payment schedule adjustments, and changes to the Exhibits and other terms and conditions as made necessary by such exercise. Except as otherwise provided in this Article 0 (Options), the terms of this Contract shall apply to any such options.

                             Terms and Conditions                        Page 90

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


27.  [*****]

The Parties recognize that this program may be [*****] and that some form [*****] may be requested from Contractor in connection with such [*****].

In the event that Customer desires Contractor to [*****], Customer will submit a detailed description of such [*****] for Contractor's review and consideration. Contractor agrees to promptly review such request and notify Customer if [*****] after considering the terms thereof, the status of the program, the risks associated with the [*****] and financial, economic and other information as Contractor may deem reasonable or desirable.

The parties further agree that the above statements do not [*****] or the terms thereof.

                             Terms and Conditions                        Page 91

                                                                    CONFIDENTIAL

28.  GENERAL

     28.1    Assignment.

     (a) Contractor shall not, without the prior written approval of Customer and except on such terms and conditions as shall be reasonably acceptable to Customer, assign, mortgage, charge, or encumber this Contract or any part thereof, any of its rights, duties, or obligations hereunder, or the Work to any person or entity, provided that: (i) nothing in this Article shall be construed as limiting Contractor's right to enter into Subcontracts in respect of the Work and (ii) Contractor shall have the right to assign or transfer this Contract or all of its rights, duties, or obligations hereunder to: (x) any Affiliate of Contractor, or (y) any corporation in connection with the sale, transfer or assignment of all or substantially all of Contractor's assets or capital stock, whether by way of merger, consolidation or otherwise, subject to the following conditions: (A) in the case of a transfer to an Affiliate, the net worth of such Affiliate is not less than the net worth of Contractor immediately prior to such transfer and, in the reasonable discretion of Customer, such Affiliate has the experience, resources, and personnel required to perform the Work in accordance with this Contract; (B) in the case of a transfer or assignment contemplated in clause (y), immediately after giving effect to such transaction or series of related transactions, the net worth of Contractor (or in the event Contractor is not the continuing person, the net worth of the person or entity formed by such consolidation or into which Contractor is merged or to which its properties are transferred substantially as an entirety) shall be no less than the net worth of Contractor immediately before such transaction or series of related transactions, and in the case of the sale of all or substantially all of the assets of Contractor, the assignee or transferee, in the reasonable discretion of Customer, has the experience, resources and personnel required to perform the Work in accordance with this Contract; and (C) the assignee, transferee or successor to Contractor has expressly assumed all the obligations of Contractor and all terms and conditions applicable to Contractor under this Contract pursuant to an assumption agreement (between Contractor and assignee or transferee) in form and substance reasonably satisfactory to Customer.

     (b) Customer shall not, without the prior written approval of Contractor, assign, transfer, mortgage, charge, or encumber this Contract, any part thereof, or any of Customer's rights, duties or obligations hereunder, provided that Contractor hereby agrees that Customer may make any assignment or transfer of this Contract to (i) any or all Financing Entities in connection with obtaining financing for the payment of Contractor's invoices and any and all other fees, charges or expenses payable under this Contract under any Financing Agreement,
(ii) as part of any collateral pool in favor of other senior lenders providing financing to Customer in connection with completion of the Terrestrial Repeater Network System facility and related equipment and (iii) any Affiliate of Customer provided that in the case of a transfer to an Affiliate, the Affiliate has sufficient financial resources to fulfill its obligations under this Contract. Customer hereby agrees that, prior to entering into any contract or agreement to sell or transfer this Contract, the acquirer shall agree to assume this Contract and all of Customer's rights, duties and obligations hereunder pursuant to an assumption agreement (between Customer and assignee or transferee) in form and substance reasonably satisfactory to Contractor.

                             Terms and Conditions                        Page 92

                                                                    CONFIDENTIAL

     (c) The assigning Party shall reimburse the other Party for all reasonable expenses incurred by the other Party (and invoiced in reasonable detail) in obtaining advice from its external financial and legal advisors relating to the assigning Party's proposed assignment or transfer.

     (d) This Contract shall be binding on the Parties and their successors and permitted assigns. Except as otherwise expressly agreed in writing, assignment of this Contract shall not relieve the assigning Party of any of its obligations nor confer upon the assigning Party any rights except as provided in this Contract.

     28.2    Entire Agreement.

     This Contract contains the entire agreement between the Parties regarding the Work hereunder and supersedes all communications, negotiations, and other agreements either written or oral, relating to the Work and made prior to EDC, unless the same are expressly incorporated by reference into this Contract. Without limiting the generality of the foregoing, this Contract supersedes and replaces the Authorization to Proceed, executed by Customer and Contractor on October 22, 1999, and the rights, liabilities and obligations of the Parties with respect to the Work performed under such Authorization to Proceed shall be governed by this Contract and deemed performed hereunder.

     28.3    Amendments.

     Except as otherwise expressly permitted in Article 7.2 (Time and Place of Delivery), this Contract, including any and all its Attachments, Exhibits and Schedules, may not be modified except by written instrument of subsequent date signed by a duly authorized representative of Contractor and a Senior Vice President or the President of Customer.

     28.4    Waiver of Breach of Contract.

     A waiver of any provision or any breach of a provision of this Contract shall not be binding upon either Party unless the waiver is in writing, signed by a duly authorized representative of the Party, as applicable, and such waiver shall not affect the rights of the Party not in breach with respect to any other or future breach. No course of conduct by a Party shall constitute a waiver of any provision or any breach of a provision of this Contract unless a written waiver is executed in accordance with the provisions of this Article 28.4 (Waiver of Breach of Contract).

     28.5    Remedies Cumulative.

     All remedies provided for in this Contract shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity and/or otherwise.

     28.6    Severability.

     In the event any one or more of the provisions of this Contract shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Contract shall be unimpaired and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision,

                             Terms and Conditions                        Page 93

                                                                    CONFIDENTIAL

which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provision.

     28.7    Applicable Law.

     Except as provided in Article 23 (Dispute Resolution), this Contract and performance under it shall be governed by, construed and enforced in accordance with the Laws in force in the State of New York, without regard to conflict of laws provisions thereof other than Section 5-1401 of the General Obligations Law of the State of New York or to the United Nations Convention on Contracts for the International Sale of Goods.

     28.8    Notices.

     (a) All notices, requests, demands, and determinations under this Contract, including any required under Article 28.1 (Assignment) (other than routine operational communications) shall be in writing and shall be deemed duly given (i) if delivered by hand, when delivered, (ii) if delivered by express courier, two (2) Business Days after being given to an express courier with a reliable system for tracking delivery, or (iii) if delivered by facsimile, when sent by facsimile (confirmed by the specific individual to whom the facsimile is transmitted) with a copy sent by another means specified in this Article 28.8 (Notices), and addressed as follows:

If to Customer:

                    XM Satellite Radio Inc.
                    1250 23rd Street, NW
                    Suite 57
                    Washington, DC 20037
                    Tel. No.: 202-969-7074
                    Fax No.:  202-969-7124
                    Attention: Joseph M. Titlebaum, Esq.

                    Copy to:
                    John R. Wormington
                    Senior Vice President
                    Engineering and Operations

If to Contractor:   Hughes Electronics Corporation
                    c/o Hughes Network Systems
                    10450 Pacific Center Ct.
                    San Diego, CA 92121
                    Tel. No.: 858-452-4717
                    Fax No.:  858-457-4994
                    Attention: Neil Wilson


                             Terms and Conditions                        Page 94

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                    CONFIDENTIAL

                    Copy to:
                    Site Counsel
                    10450 Pacific Center Ct.
                    San Diego, CA 92121

     (b) A Party may from time to time change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee and the date upon which it will be effective.

     28.9    Relationship of the Parties.

     (a) Contractor, in performing the Work hereunder, is acting as an independent Contractor, and Contractor has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed, all Work to be performed by Contractor under this Contract.

     (b) None of the provisions of this Contract or of any of its Attachments, Exhibits or Schedules shall be construed to mean that either Party is appointed or is in any way authorized to act as an agent of the other Party or that there exists a joint venture, partnership, agency or formal business organization of any kind between the Parties.

     28.10   Media Releases.

     All media releases, public announcements, and public disclosures by either Party relating to this Contract or the subject matter of this Contract, including promotional or marketing material (both internal and external), but not including announcements intended solely for internal distribution or to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved by the other Party prior to release.

     28.11   Calculation of Interest.

     Except as otherwise specified in this Contract, any interest due to either Party under this Contract shall be calculated at the annual rate equal to the three (3) month London Interbank Offer Rate (LIBOR) for U.S. Dollars plus [*****].

     28.12   Survival.

     The following Articles, and the provisions contained therein, shall be deemed to survive the termination (for any reason) or expiration of this Contract, and, accordingly, such Articles shall remain applicable and enforceable in accordance with their terms:

     (a)  Article 1 (Definitions);

     (b)  Article 7.5 (Liquidated Damages for Late Delivery of Repeaters);

                             Terms and Conditions                        Page 95

                                                                    CONFIDENTIAL

     (c)  Article 7.9 (Excusable Delay Defined);

     (d)  Article 8.5 (Title and Risk of Loss);

     (e)  Article 13 (Technical Materials Escrow);

     (f)  Article 14 (Intellectual Property Rights);

     (g)  Article 15 (Confidentiality);

     (h)  Article 17 (Representations and Warranties);

     (i)  Article 18 (Contractor's Additional Representations and Warranties);

     (j)  Article 19 (Customer's Representations and Warranties);

     (k)  Article 21 (Indemnification);

     (l)  Article 23 (Dispute Resolution);

     (m)  Article 24 (Termination);

     (n)  Article 28.7 (Applicable Law);

     (o)  Article 28.11 (Calculation of Interest); and

     (p)  Article 28.18 (Covenant of Good Faith).

     28.13   No Third-Party Beneficiaries.

     This Contract is entered into solely between, and may be enforced only by, Customer and Contractor and their permitted assigns, and this Contract shall not be deemed to create any rights in third parties, including suppliers and owners of a Party, or to create any obligations of a Party to any such third parties.

     28.14   Consents and Approvals.

     Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Contract, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Contract shall not relieve the other Party from responsibility for complying with the requirements of this Contract, nor shall it be construed as a waiver of any rights under this Contract, except as and to the extent otherwise expressly provided in such approval or consent.

     28.15   Lender Requirements.

     (a) The Parties recognize Customer may obtain financing for the amounts due in respect of this Contract and the construction of its Terrestrial Repeater Network and related equipment

                             Terms and Conditions                        Page 96

                                                                    CONFIDENTIAL

facilities and services through external sources. Contractor shall provide to any Financing Entity any project information or certification that such Financing Entity reasonably requires (subject to confidentiality agreements governing such project information).

     (b) Contractor agrees to work cooperatively with Customer in connection with Customer's efforts to obtain financing for the Work, including the financing described in Article 27 (Contractor Guarantee).

     (c) Contractor agrees to execute such documents as may be reasonably required by any Financing Entity, including such documents, instruments, contracts, agreements and amendments to this Contract that may be required in connection with Customer's assignment of this Contract to such Financing Entity under terms that are customary in the secured financing of Work of this nature, provided Contractor's rights and obligations with respect to the Contract Price, time of performance and/or other economic terms under this Contract are not materially adversely affected by any such amendment to this Contract or, in the event of such material adverse effect, the Parties execute a Change Order resolving such material adverse effect.

     28.16   No Solicitation.

     During the period of performance of the Work and for one (1) year following the Project Completion Date, neither Party shall, directly or indirectly, solicit for employment, employ or engage for consulting services any employee or consultant of the other Party, or any individual who was an employee or consultant of the other Party during the six (6) month period immediately preceding such hiring or solicitation.

     28.17   Time of the Essence.

     Time is of the essence in this Contract, including with respect to the resolution of any Disputes between the Parties under Article 25 (Termination).

     28.18   Covenant of Good Faith.

     Each Party agrees that, in respective dealings with the other Party under or in connection with this Contract, it shall act in good faith.

     28.19   Counterparts.

     This Contract may be executed in two (2) or more counterparts, which taken together constitute one single contract between the Parties.


                             Terms and Conditions                        Page 97

                                                                    CONFIDENTIAL

     IN WITNESS WHEREOF, the Parties have made and executed this Contract effective as of the Effective Date of this Contract.

XM SATELLITE RADIO INC.                 HUGHES ELECTRONICS CORPORATION


By:    /s/ John R. Wormington           By:    /s/ James F. Gandolfi
       ------------------------------          ------------------------------
       (Signature)                             (Signature)

Name:  John R. Wormington               Name:  James F. Gandolfi
       ------------------------------          ------------------------------
       (Print)                                 (Print)

Title: Senior Vice President--          Title: Vice President
       Engineering and Operations             ------------------------------
       ------------------------------
                             Terms and Conditions                        Page 98

*****Confidential treatments has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   CONTRACT

                                      FOR

                    THE DESIGN, DEVELOPMENT AND PURCHASE OF

                        TERRESTRIAL REPEATER EQUIPMENT

                                BY AND BETWEEN

                            XM SATELLITE RADIO INC.

                                      AND

                        HUGHES ELECTRONICS CORPORATION


                                   EXHIBIT A

                           TECHNICAL SPECIFICATIONS


                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation, and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

 [*****] This entire Exhibit A has been redacted for confidentiality reasons.

                                                                    CONFIDENTIAL

*****Confidential treatments has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   CONTRACT
                                      FOR
                    THE DESIGN, DEVELOPMENT AND PURCHASE OF
                        TERRESTRIAL REPEATER EQUIPMENT

                                By and Between

                            XM SATELLITE RADIO INC.

                                      and

                        HUGHES ELECTRONICS CORPORATION


                                   EXHIBIT B

                            STATEMENT OF WORK (SOW)


                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation, and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

                                                                    CONFIDENTIAL

                                   EXHIBIT B

                               STATEMENT OF WORK

                               TABLE OF CONTENTS

1.   INTRODUCTION..........................................................   1

   1.1  Purpose and Scope..................................................   1
   1.2  Applicable Documents...............................................   1
   1.3  Glossary...........................................................   2
   1.4  Responsibility.....................................................   2

2.   SCHEDULE..............................................................   2

3.   EQUIPMENT AND TOOLS...................................................   2

   3.1  Introduction.......................................................   2
   3.2  Repeater Description...............................................   2
   3.3  Standard Prototype Repeaters.......................................   3
   3.4  High-Power Prototype Repeater......................................   3
   3.5  Standard Production Repeaters......................................   3
   3.6  High-Power Production Repeaters....................................   3
   3.7  Network Management System..........................................   4
   3.8  Test Equipment.....................................................   4
   3.9  Special Tools......................................................   4

4.   DATA AND DOCUMENTATION................................................   4

   4.1  General............................................................   4
   4.2  Deliverable Documents..............................................   5
   4.3  Language...........................................................   8
   4.4  Documents Categories...............................................   8
   4.5  System Documentation...............................................   9
   4.6  Maintenance Documentation..........................................  10
   4.7  Operations Documentation...........................................  10
   4.8  Quality Assurance and CADM Documentation...........................  10
   4.9  Progress Reporting.................................................  10

5.   SERVICES..............................................................  11

6.   PROGRAM  MANAGEMENT...................................................  12

   6.1  Responsibilities...................................................  12
   6.2  Program Management Plan............................................  12
   6.3  Data and Documentation Management..................................  14

7.   MEETINGS..............................................................  14

   7.1  General............................................................  14
   7.2  Contractor Review Meetings.........................................  14
   7.3  Program Kick-Off Meeting...........................................  15
   7.4  Final Design Review Meeting (FDR)..................................  15
   7.5  Design Verification Testing Review (Prototype Repeaters)...........  16
   7.6  Design Verification Testing Review (Production Repeaters)..........  17

                                                                    CONFIDENTIAL

  7.7  Subcontractor Status and Design Reviews............................   17
  7.8  Progress Meetings..................................................   17
  7.9  Contract Review Meetings...........................................   17
  7.10 Attendance at Meetings.............................................   18
  7.11 Action Item Control................................................   18

8.  PRODUCT ASSURANCE REQUIREMENTS........................................   19

  8.1  Scope..............................................................   19
  8.2  Product Assurance Program Objectives...............................   19
  8.3  Quality Assurance Plan.............................................   19
  8.4  Planning...........................................................   19
  8.5  Design Control.....................................................   20
  8.6  Document Control...................................................   20
  8.7  Purchasing.........................................................   21
  8.8  Traceability.......................................................   22
  8.9  Compliance with Laws, Regulations and Certificates.................   22

9.  TESTING ACTIVITIES....................................................   22

  9.1  Test Plans and Procedures..........................................   22
  9.2  Test Reports.......................................................   23
  9.3  Access to Testing Activities.......................................   23

10.  TRAINING.............................................................   23

11.  WARRANTY SUPPORT.....................................................   24

12.  NMS MAINTENANCE......................................................   25

                                                                    CONFIDENTIAL

                                 Revision Log
--------------------------------------------------------------------------------
Rev      Author     Summary of changes to previous versions     Date    Approval
--------------------------------------------------------------------------------
-                   Initial Release
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

                                   EXHIBIT B

                               STATEMENT OF WORK

1.   INTRODUCTION

     1.1  Purpose and Scope.

     (a) This Statement of Work (SOW) defines the Work to be performed by Contractor in support of Customer's Terrestrial Repeater Network System program. This Work includes the design, development, engineering, manufacture, testing, and delivery of Prototype Standard and High Power Repeaters and Production Standard and High Power Repeaters, together with the Network Management System
(NMS) and other deliverable equipment, hardware, software, services and documentation. Contractor shall complete this Work in accordance with the terms and conditions of the Contract and the requirements specified herein.

     (b) Defined terms herein shall have the meaning set forth in the Contract, unless otherwise specified herein.

     (c) In the event that Customer elects to exercise any option set forth in the Contract, Contractor shall provide or perform such option as required by the Contract.

     1.2  Applicable Documents.

     The following documents are applicable to this Statement of Work to the extent specified in the Contract. Unless otherwise specified, the latest issue of each of the following documents shall be applicable.

     (a)  Exhibit A (Design Specifications);

     (b) ISO9001-1994, Quality Systems - Model for Quality Assurance in Design/Development, production, Installation and Servicing International Standards Organization;

     (c) DARS System: Waveform Requirements - Transport Layer (DARS-FHG-FDSC-602-110000), Edition 05, Revision 01) XM-SYS-0-0001-RD Revision 1.1;

     (d) DARS System: Waveform Requirements - Satellite Physical Layer (DARS-FHG-FDSC-608-110000, Edition 03, Revision 01) XM-SYS-0-0004-RD Revision 0; and

     (e) DARS System: Waveform Requirements - Terrestrial Physical Layer (DARS-FHG-FDSC-601-110000, Edition 03, Revision 01), XM-SYS-0-0004-RD Revision 0.

                                                                    CONFIDENTIAL

     1.3  Glossary.

     A glossary of acronyms and other terms is attached hereto as Attachment No. 1 to this Exhibit B (Statement of Work).

     1.4  Responsibility.

     Contractor is fully responsible for the performance of all other tasks identified herein, unless otherwise expressly stated herein. Contractor shall also deliver the Data and Documentation data specified herein.

2.   SCHEDULE

     The Contract shall be performed in accordance with Exhibit D (Delivery Schedule) and the Milestone schedules set forth in Exhibit C (Pricing, Milestones and Payment Plan).

3.   EQUIPMENT AND TOOLS

     3.1  Introduction.

     (a) This Section 3 (Equipment and Tools) defines the hardware and equipment to be delivered by Contractor hereunder, including the Repeaters, the NMS and related hardware, Software and other deliverable items.

     (b) The Work to be performed with respect to such hardware and equipment deliverables includes:

          (1) Design, development, engineering, manufacture, testing, and delivery of all such deliverables identified in the Contract;

          (2)  provision of warranty support and training.

     3.2  Repeater Description.

     (a) The Repeaters shall provide terrestrial re-broadcasting of Customer's DARS programming and include the following key subsystems:

          (1) A High-Powered Amplifier (HPA) subsystem, which amplifies the signal received from Customer's satellites for re-transmission by each Repeater;

          (2) A Signal Processing System (SPS), which converts the QPSK signal received from Customer's satellites into the MCM signal, which signal is then re-transmitted by each Repeater;

          (3) A controller which monitors the operations of the amplifier, the SPS, environmental sensors, etc., and interfaces with the NMS in reporting the status of the various components; and

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (4) A transmit filter which limits the out-of-band emissions of the transmitter.

     (b) The Repeaters and the NMS each shall be capable of satisfactory operation for a period of seven (7) years commencing upon the Project Completion Date.

     (c) Contractor shall design, develop, engineer, manufacture, test, and deliver the types of Repeaters specified below to meet the technical and operational requirements of the Contract.

     3.3  Standard Prototype Repeaters.

     Contractor shall design, develop, engineer, manufacture and test (in accordance with Exhibit E (Test Plans and Procedures)) seven (7) Prototype Standard Repeaters and shall deliver such fully-operational Prototype Standard Repeaters to the location(s) specified in Exhibit D (Delivery Schedule), all in conformance with the requirements of Exhibit A (Design Specifications).

     3.4  High-Power Prototype Repeater.

     Contractor shall design, develop, engineer, manufacture and test (in accordance with Exhibit E (Test Plans and Procedures)) one (1) Prototype High-Power Repeater and shall deliver such fully-operational Prototype High-Power Repeater to the location specified in Exhibit D (Delivery Schedule), all in conformance with the requirements of Exhibit A (Design Specifications).

     3.5  Standard Production Repeaters.

     Contractor shall design, develop, engineer, manufacture and test (in accordance with Exhibit E (Test Plans and Procedures)) [*****] Standard Repeaters and shall deliver such Standard Repeaters to the location(s) specified in Exhibit D (Delivery Schedule), all in conformance with the requirements of Exhibit A (Design Specifications). Of this total number of Standard Repeaters, Customer shall notify Contractor, in accordance with Article 7.1 (Repeater Category Selection) of the Contract, how many Standard Repeaters shall be Standard Non-Redundant Repeaters and how many shall be Standard Sectored Non-Redundant Repeaters.

     3.6  High-Power Production Repeaters.

     Contractor shall design, develop, engineer, manufacture and test (in accordance with Exhibit E (Test Plans and Procedures)) [*****] High-Power Repeaters and shall deliver such High-Power Repeaters to the location(s) specified in Exhibit D (Delivery Schedule), all in conformance with the requirements of Exhibit A (Design Specifications). Of this total number of High-Power Repeaters, Customer shall notify

                                                                    CONFIDENTIAL

Contractor, in accordance with Article 7.1 (Repeater Category Selection) of the Contract, how many High-Power Repeaters shall be High-Power Redundant Repeaters and how many shall be High-Power Sectored Redundant Repeaters.

     3.7  Network Management System

     Contractor shall design, develop, engineer, manufacture and test (in accordance with Exhibit E (Test Plans and Procedures)) the fully operational NMS and shall deliver and install such NMS to and at the location specified in Exhibit D (Delivery Schedule), all in conformance with the requirements of Exhibit A (Design Specifications).

     3.8  Test Equipment.

     (a) Contractor shall provide a list of test equipment for the purpose of performance verification and field troubleshooting and maintenance of accepted Repeaters.

     (b) Routine calibration of the test equipment shall be performed in accordance with the manufacturer's recommendations that are contained in the operation and maintenance manuals for that equipment.

     (c) Contractor shall, at its expense, provide all necessary test facilities for fault diagnosis and repair of faulty Repeaters and LRUs, which are returned to Contractor during the applicable warranty periods, as such periods may be extended.

     3.9  Special Tools.

     Contractor shall identify all special tools required to operate, adjust, tune, maintain, replace or repair the Repeaters or any LRUs. Where routine calibration of special tools is required, adequate calibration instruction shall be provided.

4.   DATA AND DOCUMENTATION

     4.1  General.

     (a) Customer shall have access as needed to all non-financial Data and Documentation and other information related to the Contract that is generated under or in the performance of this Contract by Contractor and its Subcontractors. Certain specific items of information shall be produced and formally submitted to Customer by Contractor as specified herein.

     (b) Contractor agrees to furnish and convey, at no charge, all Documents pertaining to the Repeaters, the NMS and other items to be delivered under this Contract as is necessary to permit Customer to use, operate and maintain the Repeaters, NMS and other deliverable items. For purposes of this Statement of Work, "Documents" includes specifications, drawings, procedures, reports (including inspection, test or incident reports), certificates, training documentation, user manuals, or other materials,

                                                                    CONFIDENTIAL

documents, reports, lists, procedures, data, or similar items. All Documents specified herein are a subset of Data and Documentation.

     (c) Contractor shall deliver to Customer at least five (5) sets of such Documents, and Customer may make copies of such Documents for its use, including use in connection with the use, operation and maintenance of Repeaters (including at each location to which such Repeaters may be deployed), the NMS and other deliverable items; provided that all such copies shall contain the legends placed on the original versions thereof.

     (d) In addition to the rights set forth in paragraph (c), Contractor hereby grants to Customer the right to modify and enhance such Documents. Customer also has the right to make copies of such modifications and enhancements and distribute the same. In the event Customer modifies the Documents in a manner not directed or approved by Contractor, Contractor will not be responsible for Customer's use of such Documents to the extent it is modified by Customer. Contractor may review Customer's modifications and enhancements to such Documents.

     (e) Contractor shall supply Data and Documentation in each of the following categories for the items to be delivered hereunder:

          (1)  System;

          (2)  Maintenance;

          (3)  Operations; and

          (4)  Quality Assurance (QA) and Configuration and Data Management
               (CADM).

     4.2  Deliverable Documents.

     (a) All Data and Documentation to be delivered under the Contract to Customer shall be in the version of tools and/or file formats specified in Table 4-A (Tool/File Format Requirements) below:

--------------------------------------------------------------------------------
                                   Table 4-A

                         Tool/File Format Requirements

--------------------------------------------------------------------------------
Project Schedules                            MS Project 95

--------------------------------------------------------------------------------
Written Documents                            MS Word 97

--------------------------------------------------------------------------------
Spreadsheets                                 MS Excel 97

--------------------------------------------------------------------------------
Presentations                                MS PowerPoint 97

--------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

--------------------------------------------------------------------------------
Diagrams                                     Visio 5.0

--------------------------------------------------------------------------------
Graphics                                     GIF or JPEG format

--------------------------------------------------------------------------------

     (b) Contractor shall provide Customer with five (5) sets of each type of Document specified in Table 4-B (Document Requirements List) related to the Repeaters, the NMS and other deliverable items and services to be delivered or provided pursuant to the Contract. Contractor shall be responsible for maintaining the currency of the Documents, and shall forward copies of all changes and revisions to Customer. The submission requirements of these Documents shall be in accordance with Table 4-B (Document Requirements List). In addition, Contractor shall provide Customer with one (1) copy of each Document, upon its initial issue and at each formal re-issue, on suitable magnetic media designated by Customer.

     (c) The Documents shall include, at a minimum, those Documents described in the following Table 4-B and shall be subject to the approval or review of Customer, as specified in such Table.

-------------------------------------------------------------------------------------------------
                                   Table 4-B

                          Document Requirements List
-------------------------------------------------------------------------------------------------
Item                        Submission              Submission       No of        Comments
                            Requirements            Criteria         Copies
-------------------------------------------------------------------------------------------------
Management Plan             EDC                     Approval         5
-------------------------------------------------------------------------------------------------
Interface Control           EDC, FDR                Approval         5            Detailed at EDC
Documents                                                                         Final at FDR

-------------------------------------------------------------------------------------------------
Power and Thermal           EDC, FDR                Review           5            Detailed at EDC
Budgets                                                                           Final at FDR
-------------------------------------------------------------------------------------------------
Unit Performance            FDR                     Review           5
Requirements
-------------------------------------------------------------------------------------------------
Glossary                    EDC, FDR                Information      5
-------------------------------------------------------------------------------------------------
Progress Report             Monthly                 Information      5
-------------------------------------------------------------------------------------------------
Design Review               2 weeks before review   Information      2
Notification
-------------------------------------------------------------------------------------------------
Design Review               1 week before review    Review           5            See relevant
Documents                                                                         section for
                                                                                  detailed
                                                                                  description
-------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
*****Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to to the omitted portions.
----------------------------------------------------------------------------------------------------
                                   Table 4-B

                          Document Requirements List
----------------------------------------------------------------------------------------------------
Item                        Submission              Submission       No of     Comments
                            Requirements            Criteria         Copies
----------------------------------------------------------------------------------------------------
Detailed Repeater system    FDR                     Approval         5
specification(s) and
descriptions of all
Repeaters and the NMS to
be delivered hereunder
----------------------------------------------------------------------------------------------------
Interface Requirements      1 week before review    Approval         5
----------------------------------------------------------------------------------------------------
Prototype Test Plan and     [*****]                 Approval         5         Shall address Design
Procedures (including                                                          Verification, In-
for individual LRUs)                                                           Factory, Rooftop,
                                                                               and High-Power
                                                                               Installation Site
                                                                               Testing of
                                                                               Repeaters.
----------------------------------------------------------------------------------------------------
Production Test Plan and    [*****]                 Approval         5         Shall address Design
Procedures (including                                                          Verification, In-
for individual LRUs)                                                           Factory, Rooftop, and
                                                                               High-Power
                                                                               Installation Site
                                                                               Testing of Repeaters
                                                                               Shall address Design
                                                                               Verification, In-
                                                                               Factory, and Site
                                                                               Installation
                                                                               Testing of NMS.
----------------------------------------------------------------------------------------------------
Notification of             2 weeks before test     Approval         5
Acceptance Test             start
----------------------------------------------------------------------------------------------------
Final Test Report           Within one week of      Approval         5
                            test completion
----------------------------------------------------------------------------------------------------
Notification of Shipment    15 days before          Information      5
                            shipment
----------------------------------------------------------------------------------------------------
System documentation        [*****]                 Approval         5
(user & maintenance
----------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

--------------------------------------------------------------------------------------------------------
                                   Table 4-B

                          Document Requirements List
--------------------------------------------------------------------------------------------------------
Item                        Submission              Submission       No of     Comments
                            Requirements            Criteria         Copies
--------------------------------------------------------------------------------------------------------
manuals)
--------------------------------------------------------------------------------------------------------
Training Program            FDR                     Approval         5
--------------------------------------------------------------------------------------------------------
QA Plan                     EDC, FDR                Approval         5
--------------------------------------------------------------------------------------------------------
CADM Plan                   EDC, FDR                Approval         5
--------------------------------------------------------------------------------------------------------
QA Procedures               As Requested            Information      0         These procedures will be
                                                                               made available for review
                                                                               at Contractor's facility
--------------------------------------------------------------------------------------------------------
List of Spares              FDR                     Approval         5
--------------------------------------------------------------------------------------------------------

     4.3  Language.

     (a)  All documents shall be in the English language.

     (b) Contractor shall maintain consistency in nomenclature in all documentation. Contractor shall use and update as necessary the standard glossary of terms attached hereto.

     4.4  Documents Categories.

     All documents shall be classified into the following categories. Documents for approval or review shall be submitted in five (5) copies plus a single copy on suitable magnetic media and in a format as listed in Table 4-A (Tool/File Format Requirements).

     (a)  Approval.
          --------

          (1) A Document requiring Customer approval shall be received, reviewed and approved by Customer prior to its planned use and/or implementation by Contractor.

          (2) If Customer approves such Document, Customer shall sign the Document and notify Contractor in writing of its approval within ten (10) Business Days after its receipt of such Document from Contractor. Such Document shall be deemed approved if Customer fails to deliver its written approval or a notice of disapproval (pursuant to paragraph (a)(3) below) to Contractor within such ten (10) Business Day period.

                                                                    CONFIDENTIAL

          (3) If the Document is not approved by Customer, Customer shall notify Contractor within ten (10) Business Days after its receipt of the Document from Contractor of those parts of the Document which cannot be approved, together with the reasons for the disapproval, and instructions concerning the submission of the revised Document.

          (4) The use by Contractor of a document in the "Approval" category, prior to receipt by Contractor of Customer's written approval, shall be at Contractor's own risk and expense.

     (b)  Review.
          ------

          (1) A Document required to be submitted by Contractor for review by Customer, shall be delivered to Customer prior to its planned use and/or implementation by Contractor.

          (2) If Customer's review reveals inadequacies in the Document, Customer shall, within ten (10) Business Days after receipt of the Document by Customer, inform Contractor of such inadequacies and the part(s) of the Document to be altered. Customer may also recommend actions and give re-submission instructions according to the character of the inadequacies.

          (3) The use or implementation by Contractor of a document in the "Review" category prior to the lapse of the ten (10) Business Day period referenced above or prior to the incorporation of Customer's comments or the completion of other corrective action acceptable to both Parties shall be at Contractor's own risk and expense.

     (c)  Information.
          -----------

     A Document required to be submitted for information purposes only shall be sent to Customer promptly upon issuance and approval of the Document by Contractor.

     4.5  System Documentation.

     (a) Ten (10) Business Days prior to commencement of In-Factory Testing of the Prototype Repeaters, Contractor shall provide a complete set of documentation for all deliverable items to be tested by Contractor. The "System Documentation" shall include the following elements:

          (1) An Operations Manual shall cover the functions of the Repeaters and the NMS, describing and interrelating the major features, and shall consist of a description, the operating parameters, operations and maintenance, and recommended troubleshooting procedures at system level.

                                                                    CONFIDENTIAL

          (2) Documentation for all Software and firmware contained within or related to each Repeater and the NMS, together with listings of self-documented source code. Software source code delivered on magnetic medium may be substituted for software listings.

          (3) For all equipment that includes a high-level graphic interface, details concerning each elementary function that an operator can perform by detailing the successive selection of Graphic Unit Interfaces (GUIs).

     4.6  Maintenance Documentation.

     Contractor shall specify and describe routine and preventive maintenance guidelines and procedures and troubleshooting procedures in the Operations Manual. A corrective maintenance manual shall also be provided, in which the failure and maintenance reporting procedures and philosophy are indicated.

     4.7  Operations Documentation.

     Ten (10) copies of "Station Operator's Manuals" shall be provided by Contractor with respect to the Repeaters, NMS and other hardware, Software or related equipment to be provided by Contractor hereunder, including:

     (a)  equipment configuration and functional settings;

     (b)  manual operation of Contractor-supplied equipment; and

     (c)  recommended maintenance schedules and procedures.

     4.8  Quality Assurance and CADM Documentation.

     The QA and CADM documentation shall consist of:

     (a)  A Quality Assurance Plan, as set forth in Exhibit F (Quality Assurance
Plan).

     (b) Quality Assurance Reports, which reports shall be generated as required by Exhibit F (Quality Assurance Plan), and shall include descriptions of failures, repairs, re-tests, and the results of the required audits. The QA report may be delivered as part of the weekly progress report.

     (c) CADM Documentation, including a CADM Plan and Procedures which describes Contractor's methodology of referencing documents, format of documents and control of updating documents. A current list of the latest approved versions of all Documentation issued shall be maintained and provided to Customer.

     4.9  Progress Reporting.

     Contractor shall prepare and submit to Customer's Program Manager reports on the progress of the program, at monthly intervals ("Progress Reports"). Contractor shall submit five (5) sets of each Progress Report to Customer, which reports shall include the following:

     (a)  progress made since the previous report;

     (b)  resolution of previous problems and action items;

     (c)  newly identified technical problems and action items;

     (d)  work plan for the upcoming month;

     (e) overall schedule progression and the impact of problems on the schedule;

     (f)  action items requiring Customer assistance;

     (g)  details on Subcontractor schedules;

     (h)  action items in progress; and

     (i) tests planned for the upcoming month, including tests planned by any Subcontractor.

5.   SERVICES

     (a)  Testing. Contractor shall perform all required testing, including
          -------
Design Verification, In-Factory , and Rooftop Testing for the Prototype and Production Standard Repeaters; Design Verification, In-Factory, and High-Power Installation Site Testing for the Prototype and Production High-Power Repeaters; and Design Verification, In-Factory, and Site Installation Testing for the NMS, as specified in Exhibit E (Test Plans and Procedures) (to be developed hereunder).

          (1) Rooftop Testing of the Standard Repeaters shall demonstrate successful mating and operation of all LRUs and associated hardware; successful operation of the Repeater controller and its interface with the NMS; and successful operation of the complete Repeater in accordance with Exhibit A (Design Specifications).

          (2) High-Power Installation Site Testing of the High Power Repeaters shall demonstrate successful mating and operation of the Enclosure Kit and the Klystron Kit and associated hardware; successful operation of the Repeater controller and its interface with the NMS; and successful operation of the complete Repeater in accordance with Exhibit A (Design Specifications).

          (3) Site Installation Testing of the NMS shall demonstrate successful integration and operation of the NMS with the Repeater network in accordance with Exhibit A (Design Specifications).

                                                                    CONFIDENTIAL

         (4) Performance of all Rooftop Testing shall include Rooftop Assembly of LRUs and all associated hardware. Performance of High-Power Installation Site Testing shall include assembly of all associated hardware.

         (5) Performance of all testing and preparation and submission of required test-related documentation shall be in accordance with the Contract


     (b) Training. Contractor shall provide training courses and materials as
         --------
specified herein.

     (c) Warranty Coverage.  Contractor shall provide warranty services as
         -----------------
specified in the Contract.

     (d) Marketing Support.  At Contractor's expense, Contractor shall provide,
         -----------------
during the Term of the Contract, reasonable technical marketing support to Customer by telephone during Contractor's normal business hours, in support of Customer's business opportunities consistent with Contractor's other obligations hereunder. In the event Customer requires other marketing support beyond telephone support, Customer shall submit its request to Contractor for such additional marketing support and Contractor shall provide such additional support, subject to the Parties' mutual agreement on reasonable terms and conditions to governs such additional marketing support.

6.   PROGRAM  MANAGEMENT

     6.1 Responsibilities.

     (a) Contractor shall manage all matters relating to the performance of this Contract, and shall ensure that the personnel and facilities necessary for the performance of the Contract are assigned and made available at the times and places necessary to meet the schedule established by the Contract.

     (b) Contractor shall designate a person responsible for Quality Assurance for the duration of the Contract who has an independent reporting chain from the project management. Customer shall have access to all QA aspects of the Contract, without restriction on time or location of access.

     6.2 Program Management Plan.

     (a) Contractor shall provide a Program Management Plan. This Plan shall be provided within ten (10) Calendar Days after EDC and shall thereafter be updated as required to maintain a full description of the program structure and management methods.

     (b) The Program Management Plan shall provide a "Program Control System," which monitors all program activities and clearly identifies all milestones, reporting

                                                                    CONFIDENTIAL

dates, completion dates, deliveries, design reviews, and critical paths. This Program Control System shall cover the period from EDC to the Project Completion Date.

     (c) The Program Management Plan shall include a schedule showing the significant events of the program. The events on this schedule shall include factory testing, expected delivery by Subcontractors of major subsystem equipment, on-site acceptance testing, Milestones, and progress reports.

                                                                    CONFIDENTIAL

     6.3 Data and Documentation Management.

     Contractor shall provide a "Configuration and Data Management Plan," which shall detail the system to be adopted for Document management, defining the issue status designation system for controlled Documents, and the registration, handling, filing, and archiving system for controlled and uncontrolled, baseline and non-baseline Documents. The plan shall also define the specified forms to be used in the project management and to control the status of Documents. Within this Configuration and Data Management Plan, reference shall be made to Customer Document submission and review criteria, specified in Table 4-B (Document Requirements List), and to the delivery requirements specified in Exhibit D (Delivery Schedule). This Plan complements the Quality Assurance Plan (set forth in Exhibit F) to ensure that up-to-date technical information is available at all times.

7.   MEETINGS.

     7.1  General.

     (a) Contractor shall keep Customer currently informed, and shall meet with Customer to discuss and review the status and the progress of the Work being performed. In particular, the meetings specified in this Section 7 (Meetings) shall be arranged in accordance herewith.

     (b) For all meetings, except as otherwise specified herein, Contractor shall provide an agenda (at least two (2) Business Days in advance of each meeting), all supporting material (as required in Table 4-B (Document Requirements List)), and minutes of the meetings (to be delivered by Contractor to Customer by no later than five (5) Business Days following the meeting for Customer's approval).

     7.2 Contractor Review Meetings.

     (a) Contractor shall plan and execute major program reviews as follows (each a "Review"):

         (1) Program Kick-Off Meeting, to be held at Contractor's premises;

         (2) Final Design Review (FDR), to be held at Contractor's premises;

         (3) Design Verification Testing Review (Prototypes), to be held at Contractor's premises; and

         (4) Design Verification Testing Review (Production), to be held at Contractor's premises.

     (b) These Reviews shall be scheduled so as to allow a thorough and comprehensive evaluation of the design, test readiness, and other significant elements of the program, as applicable, and shall act as major decision milestones before proceeding

                                                                    CONFIDENTIAL

to the next phase of the program. Other technical and/or management Reviews shall be scheduled when required at Contractor's premises, or at a venue to be mutually agreed.

     (c) Five (5) Business Days prior to each Review, Contractor shall provide the whole of the Data and Documentation package to be discussed at or relevant to such Review.

     (d) "Successful Completion" of each Review shall be deemed to occur when
(1) Contractor has provided all required Data and Documentation to Customer, (2) Customer has reviewed and approved the Data and Documentation, and (3) the Parties have reviewed all Action Items and agreed to a closure plan therefor.

     (e) The Data and Documentation provided shall be self-contained, of sufficiently high quality and properly structured, such that it provides all of the information necessary to a reviewer experienced in signal processing and telecommunications systems, and having access to the Contract but not to reports of previous presentations or other, non-contractual documents.

     7.3  Program Kick-Off Meeting.

     The objective of the Program Kick-Off Meeting is to review the Program Management Plan, meet key personnel, review manufacturing facilities, and finalize and delineate responsibilities between and among Contractor and the Customer's network integration contractor.

     7.4  Final Design Review Meeting (FDR).

     (a) The objective of the FDR is to conduct a formal technical review of the Repeaters and the NMS and any related hardware or software after the detailed design of each item is completed. The FDR establishes:

         (1) the completeness and integrity of the detailed design;

         (2) that the design complies with all the requirements of this Contract and of all applicable documents, and that the presented analyses and/or test data demonstrate such compliance; and

         (3) that the external interfaces of the Repeaters comply with the interface control documents (ICDs).

     (b) To this end, the FDR will cover the technical, operational and maintenance material, which shall include the following:

         (1) detailed overall description of the Repeaters, including interconnections between racks, and grounding requirements;

                                                                    CONFIDENTIAL

         (2) a detailed Repeater system specification(s) and descriptions of all Repeaters and the NMS to be delivered hereunder, which is subject to the approval of Customer;

         (3) detailed specifications, descriptions and final schematic drawings of all LRUs, including the DSP Block Assembly, the RF Down-Converter, the RF Up-Converter, the Power Amplifier, the Output Filter, the Controller Assembly, and the NMS;

         (4) complete overall and subsystem block and level diagrams for the Repeaters, each LRU and the NMS;

         (5) detailed analyses, showing compliance with Exhibit A (Design Specifications);

         (6)  operation and maintenance plans;

         (7)  MTBF by LRU and overall Repeater availability and reliability;

         (8)  finalization of ICDs and detailed descriptions of all interfaces;

         (9) tests plans, procedures, and schedules for all required testing, including sufficient detail to permit evaluation of the proposed test methods;

         (10) updated project planning documentation for the remainder of the Contract;

         (11) QA Reports, detailing QA activities through FDR and schedule of QA activities to the end of the program; and

         (12) a list of all deliverable items.

     7.5  Design Verification Testing Review (Prototype Repeaters).

     (a) Contractor shall convene a meeting to review the results of the Design Verification Tests conducted on the Prototype Repeaters in the factory environment, prior to shipment to the designated installation sites specified in Exhibit D (Delivery Schedule), with the purpose of verifying that these tests have been completed satisfactorily and in accordance with the Test Plans and Procedures (Exhibit E). This meeting shall be held at Contractor's premises. Contractor shall supply Customer with five (5) copies of the test results, at the completion of each applicable test.

     (b) If deficiencies are observed with the test methods or results in demonstrating compliance with the requirements, Customer will have the right to request additional testing, with alternative test methods as appropriate, to be performed by Contractor.

                                                                    CONFIDENTIAL

     (c) In addition to the requirements of Section 7.2(d), Successful Completion of this Review shall be deemed to occur upon satisfactory completion of all outstanding actions and solution of all discrepancies identified by Customer. Customer shall provide notice to Contractor in writing upon such Successful Completion of this Review.

     7.6 Design Verification Testing Review (Production Repeaters).

     (a) Contractor shall convene a meeting to review the results of the Design Verification Tests conducted on the Repeaters (manufactured during the production phase of the Contract) in the factory environment, prior to shipment to the installation sites specified in Exhibit D (Delivery Schedule), with the purpose of verifying that these tests have been completed satisfactorily in accordance with the Test Plans and Procedures (Exhibit E). This meeting shall be held at Contractor's premises. Contractor shall supply Customer with five (5) copies of the test results, at the completion of each test.

     (b) If deficiencies are observed with the test methods or results in demonstrating compliance with the requirements, Customer will have the right to request additional testing, with alternative test methods as appropriate, to be performed by Contractor.

     (c) In addition to the requirements of Section 7.2(d), Successful Completion of this Review shall be deemed to occur upon satisfactory completion of all outstanding actions and solution of all discrepancies identified by Customer. Customer shall provide notice to Contractor in writing upon such Successful Completion of this Review.

     7.7 Subcontractor Status and Design Reviews.

     Customer, at its discretion, may attend and observe all status and design reviews which Contractor may require of its Subcontractors. Contractor shall supply Customer with documentation on all matters relating to such reviews one
(1) week prior to  each scheduled review.

     7.8 Progress Meetings.

     (a) Customer may, at its discretion, convene meetings to discuss and review Repeater and NMS design and to discuss progress of the Contract at least twice each month during the period from EDC through Project Completion Date (the "Progress Meetings"). For all such Progress Meetings, Customer shall provide an agenda to Contractor by no later than two (2) Business Days prior to the scheduled meeting date.

     (b) These Progress Meetings shall be organized either through teleconferences, video conference, or in person at a location to be mutually agreed.

     7.9 Contract Review Meetings.

     In addition to the Progress Meetings, Customer shall be advised by Contractor of and shall have the option of attending, any regularly scheduled internal meetings that Contractor may establish to assess progress and problems. Customer shall be provided with the agenda relevant to these meetings two (2) Business Days prior to the meetings

                                                                    CONFIDENTIAL

taking place.

     7.10 Attendance at Meetings.

     In the event that a meeting is convened at Contractor's or any Subcontractor's plant, Contractor shall make all necessary arrangements to facilitate entry to the meeting place by Customer Personnel and Customer's Associates.

     7.11 Action Item Control.

     (a) Contractor, in consultation with Customer, shall maintain a register of all actions items identified in each meeting or Review and shall uniquely identify each action item. This register shall include the action item description, the person(s) responsible for the resolution of each action item, the date the action item was raised, the completion due date, and the actual completion date.

     (b) Copies of this register shall be provided to Customer at the regular Progress Meetings.

                                                                    CONFIDENTIAL

8.   PRODUCT ASSURANCE REQUIREMENTS

     8.1  Scope.

     This Section 8 (Product Assurance Requirements) defines the minimum product assurance requirements for the Repeater and NMS. These requirements are the principal elements that Contractor shall satisfy in the establishment and implementation of the product assurance program under this Contract. The requirements of this section shall also be applicable to Work performed by all Subcontractors.

     8.2  Product Assurance Program Objectives.

     (a) A comprehensive product assurance program shall be established and maintained to ensure that all Repeaters, the NMS, and other deliverable items, including Software, are designed, manufactured, tested, stored and delivered to meet the specified performance requirements of the Contract (the "Product Assurance Program"). The Product Assurance Program shall include detailed requirements, policies, objectives, plans and methods of implementation relative to reliability, parts and materials, processes control, non-conforming material control, configuration and data management, and safety which are to be applied throughout the design, development, fabrication, integration, testing, storage, delivery and operations phases of the Contract. Contractor's Product Assurance Program shall ensure that these requirements are effectively implemented throughout the duration of the Contract.

     (b) The Product Assurance Program shall provide for the early and prompt detection of actual and potential deficiencies, system incompatibilities, marginal quality, trends, and any other conditions which could result in unsatisfactory performance. It shall provide for the effective action to correct all such conditions.

     (c) The program shall provide full visibility of Contractor and Subcontractor activities to Customer.

     8.3  Quality Assurance Plan.

     Contractor shall comply with the Quality Assurance Plan set forth in Exhibit F.

     8.4  Planning.

     Contractor shall formally plan the Work, and implement internal controls, so that:

     (a)  requirements are adequately defined to the participants;

     (b)  characteristics crucial to safe and proper functioning are identified;

     (c)  statutory and safety requirements are identified;

     (d)  Work is sub-divided into units and resources needed are defined;

                                                                    CONFIDENTIAL

     (e) interface responsibilities are defined;

     (f) a program of work is established; and

     (g) procedures to be followed are specified.

     8.5 Design Control.

     (a) Contractor shall document feasibility, outline and detailed designs as appropriate to the circumstances. All designs, drawing and calculations shall be checked and shall be traceable to information sources, assumptions choices made, designer and verifier.

     (b) Designs shall be reviewed by Contractor and any corrections needed made, before submission to Customer. Such reviews shall include examination of all interfacing features and of testing requirements.

     (c) Changes to designs shall be controlled according to the CADM Plan.

     (d) Practices in the development of Software shall conform to a recognized code of practice and shall include:

         (1) a software requirements definition;

         (2) an architectural design document;

         (3) standardized procedures and practices for detailed design;

         (4) a test plan;

         (5) a reporting system for performance and discrepancies;

         (6) a program of reviews at key points;

         (7) a history record; and

         (8) timely preparation of user documentation.

     (e) Records shall be maintained suitably for audit.

     8.6 Document Control.

     (a) Document procedures shall be supervised by Contractor's Configuration Manager according to the CADM Plan, which is subject to Customer's approval pursuant to Table 4-B.

     (b) The CADM Plan shall cover:

                                                                    CONFIDENTIAL

          (1) methods of registration of Data and Documentation, both internally generated and from outside sources;

          (2) method of approval and issuing of Data and Documentation;

          (3) method of revision of Data and Documentation and withdrawal/cancellation of superseded items;

          (4) system for requesting and approving changes to materials, equipment, Software, and the overall program;

     (c)  The CADM Plan shall also reference:

          (1) Document defining system architecture

          (2) Documents defining the configuration items

          (3) Document schedules; and

          (4) The filing system.

     (d) Changes to the Data and Documentation that do not affect any interface with other Customer contractors, the applicable technical, performance or design specifications, including as set forth in Exhibit A, or the Contract Price shall be subject to Contractor's change control system; provided that Customer may have access to the change control system and may ask questions and provide suggestions and comments, all of which shall be reasonably addressed by Contractor. All other Data and Documentation changes shall be referred to Customer for approval.

     (e) All submitted Data and Documentation affected by changes are to be re-issued as a subsequent revision number.

     (f) Copies of previously issued Data and Documentation shall be retained by Contractor, and available to Customer upon request, for archival and reference purposes, but suitably identified as superseded.

     8.7 Purchasing.

     Contractor shall be responsible for ensuring that any subcontracted supplies conform to project requirements with particular regard to:

     (a) The Design Specifications (Exhibit A);

     (b) The Delivery Schedule (Exhibit D); and

     (c) The Quality Assurance Plan (Exhibit F).

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     8.8  Traceability.

     All equipment, including Repeaters, the NMS and LRUs, shall be bar-coded with serial numbers and shall carry nameplates on which modification numbers can be marked by service engineers when implemented, in order that all such equipment in its current state is traceable to its record documents.

     8.9  Compliance with Laws, Regulations and Certificates.

     (a) Contractor shall perform the Work in accordance with site safety practices and all applicable Laws.

     (b) Measurement and test equipment shall have relevant calibration certificates traceable to applicable standards, including those issued by governmental authorities, and the calibration status of each piece of equipment shall be readily visible when using equipment. Instruments used in tests shall be identified on the test records.

9.   TESTING ACTIVITIES

     9.1  Test Plans and Procedures.

     (a) Contractor shall perform testing of the Prototype and Production Repeaters and the NMS in accordance with Test Plans and Procedures set forth in Exhibit E (Test Plans and Procedures).

     (b) Contractor shall deliver to Customer the Prototype Repeater Test Plan and Procedures on or before [*****] and such plan and procedures shall address Design Verification, In-Factory, Rooftop, and High-Power Installation Site Testing.

     (c) Contractor shall deliver to Customer the Production Repeater Test Plan and Procedures on or before [*****] and such plan and procedures shall address Design Verification, In-Factory, Rooftop, and Site Installation Testing.

     (d) Contractor shall deliver to Customer the NMS Test Plan and Procedures on or before [*****] and such plan and procedures shall address Design Verification, In-Factory, and Site Installation Testing of the NMS.

     (e) Finalization of all Test Plans and Procedures shall be subject to Customer approval.

     (f) The test plans and procedures for the Rooftop Testing shall be designed to demonstrate successful mating and operation of all LRUs and associated hardware; successful operation of the Repeater controller and its interface with the NMS; and

                                                                    CONFIDENTIAL

successful operation of the complete Repeater in accordance with Exhibit A (Design Specifications).

     (g) The test plans and procedures for the High-Power Installation Site Testing shall be designed to demonstrate successful mating and operation of the Enclosure Kit and the Klystron Kit and associated hardware; successful operation of the Repeater Controller and its interface with the NMS; and successful operation of the complete Repeater in accordance with Exhibit A (Design Specifications)

     (h) The test plans and procedures for the Site Installation Testing for the NMS shall be designed to demonstrate successful integration and operation of the NMS with the Repeater network in accordance with Exhibit A (Design Specifications).

     9.2 Test Reports.

     Following completion of any required testing, Contractor shall prepare and submit to Customer for approval, reports detailing the tests performed and the results obtained and the related certifications, all in accordance with Exhibit E (Test Plan and Procedures) and the Contract.

     9.3 Access to Testing Activities.

     Customer may, at its election and expense, have its Associates, Consultants, or other designees attend each test as required to be performed by Contractor pursuant to the Contract, including Design Verification Testing of the Repeaters, each LRU and the NMS and any other testing conducted by Contractor or its Subcontractors with respect to the Work to be performed hereunder. Attendance by Customer shall be for purposes of monitoring and observation and shall be on a non-interference basis; provided, however, Customer may ask questions, make suggestions, or otherwise comment on the proceedings. Contractor shall notify Customer reasonably in advance of the time and place for any such testing activities and Customer shall promptly inform Contractor of its intent to attend the testing. Contractor shall make arrangements for Customer's entrance and access into Contractor Facility(ies)
for purposes of attending the testing.   Customer attendance at any such test
shall in no way be construed or deemed to represent Customer's acceptance of the items being tested or Customer's waiver of any claims or rights hereunder.

10.  TRAINING

     Contractor will provide training to Customer, Customer Personnel and Customer's designees in accordance with the following:

     (a) Contractor shall provide appropriate training on each aspect of the Repeaters and NMS and other deliverables (including installation, operation, maintenance, repair, provisioning, monitoring and control), using the training approach as specified below. Contractor shall provide Customer, at no additional tuition cost or expense (other than Customer's own travel expenses to Contractor' training facility), three (3) one-week training sessions for no more than twelve (12) trainees per session. Additional training desired by Customer will be mutually agreed upon.

                                                                    CONFIDENTIAL

     (b) Contractor shall develop all training materials and shall provide such training materials, together with documentary background material and other course notes to each attendee at the beginning of each course.

     (c) Contractor agrees to offer training courses during each one-week session which address the following areas:

         (1) overview, installation, administration and operations, testing, maintenance, trouble-shooting, repair and safety procedures with respect to the Repeaters, including assembly of an entire Repeater using a pre-wired rack and applicable LRUs.;

         (2) overview, installation, administration and operations, testing, maintenance, trouble-shooting, repair and safety procedures with respect to the NMS;

         (3) "train the trainer" training, so that individuals reasonably experienced in the electronic telecommunications equipment operations or maintenance industries, or other related industries, will be capable of performing operational and maintenance functions related to the NMS, Repeaters or other deliverables in a safe, efficient, and effective manner.

     (d) Such training courses will be available at Contractor or other designated training facilities and will consist of formal and informal classroom instruction and actual hands-on training in laboratory or simulated or actual installation environments. Contractor also reserves the right to subcontract the training to a designated third party vendor, which subcontract shall be deemed a Material Subcontract and shall be subject to the terms of Article 10.2 (Material Subcontracts) of the Terms and Conditions.

     (e) Contractor shall provide all remedial training and training on any changes, updates and enhancements to the Repeaters, NMS or other deliverable items as otherwise necessary for Customer, or its designee(s), to be capable of performing all necessary services, including installation, operation, maintenance, repair, provisioning, monitoring and control of the Repeaters and the NMS.

11.  WARRANTY SUPPORT

     (a) Contractor shall perform warranty activities in accordance with the Contract.

     (b) As of the Effective Date of the Contract, the LRUs are those items set forth in Table 11-A below.

     (c) In accordance with Article 17.11 (Remedies (Repeaters)) of the Terms and Conditions, Contractor shall submit for Customer's review and comment LRU sparing levels, together with the associated availability calculations. The sparing levels shall be sufficient to cover anticipated failure rates for Repeaters and the individual LRUs, and

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the sparing levels shall be updated in accordance with Article 17.11 (Remedies (Repeaters)) of the Terms and Conditions to reflect actual failure rates.

     (d) The preliminary sparing level is as set forth below. In no event shall Contractor's proposed inventory plan provide for sparing levels of less than the quantities set forth in this preliminary sparing level.


[*****]


     *All Racks provided by Contractor to Customer pursuant to each Inventory Plan shall be pre-wired and ready for LRU installation (in the event Customer elects to assemble a replacement Repeater pursuant to Article 17.11 (Remedies (Repeaters)) of the Terms and Conditions).


12.  NMS MAINTENANCE

     On or before [*****], Contractor shall provide Customer with a proposal for annual maintenance of the NMS in accordance with Article 26 of the Terms and Conditions.


                              * END OF DOCUMENT *

                                                                    CONFIDENTIAL

**** Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   CONTRACT

                                      FOR

                    THE DESIGN, DEVELOPMENT AND PURCHASE OF


                        TERRESTRIAL REPEATER EQUIPMENT



                                By and Between



                            XM SATELLITE RADIO INC.



                                      and

                        HUGHES ELECTRONICS CORPORATION



                                   EXHIBIT C

                     PRICING, MILESTONES AND PAYMENT PLAN





                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation, and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

--------------------------------------------------------------------------------
                Exhibit C - Pricing, Milestones and Payment Plan          Page 1

                                                                    CONFIDENTIAL


***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                    EXHIBIT C

                     PRICING, MILESTONES AND PAYMENT PLAN



                               TABLE OF CONTENTS



1.  GENERAL................................................................   3


2.  CONTRACT PRICE.........................................................   3

   2.1    Contract Price...................................................   3
   2.2    Repeater Unit Pricing............................................   3
   2.3    Network Management System........................................   6

3.  MILESTONE PAYMENT PLAN AND MIlESTONE ACHIEVEMENT CRITERIA..............   6

   3.1    [*****] MILESTONES...............................................   6
   3.2    [*****] MILESTONES...............................................   7
   3.3    [*****] MILESTONES...............................................   8
   3.4    ESCROW ACCOUNT AND PAYMENT.......................................   8

4.  OPTION PRICING.........................................................   9

   4.1    PRICING FOR OPTIONAL REPEATERS...................................   9
   4.2    NMS VIDEO WALL...................................................  11
   4.3    EXTENDED WARRANTY ON REPEATERS...................................  11
   4.4    ANNUAL MAINTENANCE OF NMS........................................  12

--------------------------------------------------------------------------------
                Exhibit C - Pricing, Milestones and Payment Plan          Page 2

                                                                    CONFIDENTIAL

                                   EXHIBIT C

                     PRICING, MILESTONES AND PAYMENT PLAN

1.   GENERAL

     (a) This Exhibit C (Pricing, Milestones and Payment Plan) describes the applicable charges for the Work. The Contract Price (as defined below) and other charges indicated in this Exhibit C shall compensate Contractor for the Work to be performed and provided pursuant to the Contract, including the resources used therefor.

     (b) The Contract Price will be paid for in accordance with Section 3 (Milestone Payment Plan and Milestone Achievement Criteria) below. All invoicing and payment terms shall be in accordance with Article 6 (Invoicing and Payment) of the Terms and Conditions.

     (c) Contractor acknowledges that, except as may be otherwise provided in the Contract, expenses and costs that Contractor incurs in the performance of the Work (including expenses related to travel and lodging, document production, and long-distance telephone) are included in the Contract Price. Accordingly, such Contractor expenses are not separately reimbursable by Customer.

     (d) All charges set forth herein are in United States Dollars and shall be paid by Customer in the same currency.

     (e) All capitalized terms used and not defined in this Exhibit C shall have the same meanings given them in the Terms and Conditions or its other Exhibits.

2.   CONTRACT PRICE

     2.1 Contract Price.

     (a) For the Work to be performed pursuant to the Contract, Customer shall pay Contractor the firm fixed prices as set forth in, and in accordance with, this Exhibit C (such firm fixed prices to be referred to collectively as the "Contract Price").

     (b) The Contract Price may be amended from time to time only in accordance with the Terms and Conditions and this Exhibit C, including as a result of Customer's exercise of the options specified herein.

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan            Page 3

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     2.2 Repeater Unit Pricing.

     (a) Repeaters to be purchased pursuant to the Contract are priced on a per unit basis in accordance with Table 2.2 below:


        --------------------------------------------------------------
                                   Table 2.2
        --------------------------------------------------------------
                Repeater Category      Firm Fixed Price per Repeater

                                                      $/Repeater
        --------------------------------------------------------------

         Standard Non-Redundant        [*****]
         Repeater
        --------------------------------------------------------------
         Standard Sectored Non-        [*****]
         Redundant Repeater
        --------------------------------------------------------------
         High-Power Redundant Repeater [*****]
        --------------------------------------------------------------
         High-Power Sectored Redundant [*****]
         Repeater
        --------------------------------------------------------------

     (b) The firm fixed prices set forth in Table 2.2 above include charges for the following services and deliverables:

         (1) costs for performance of all design, development, engineering and manufacturing work, including non-recurring engineering costs;

         (2) development, manufacture and delivery of all Repeaters (including Prototype Repeaters) and Rooftop Assembly of Standard Repeaters and assembly of High-Power Repeaters at the Installation Sites;

         (3) custom ASIC chip development or, alternatively, development and implementation of Field Programmable Gate Array (FPGA) for the digital signal processing;

         (4) taxes and duties (including all import duties and related assessments, but excluding sales and use taxes, which Contractor will invoice to Customer and collect and remit on behalf of Customer without mark-up in accordance with Article 5.4(b) of the Terms and Conditions);

         (5) all testing required in accordance with the Terms and Conditions and Exhibit E (Test Plans and Procedures);

         (6) delivery of Enclosure Kits to the Staging Areas (including packing, crating, shipping, handling, and insurance therefor) and delivery of PA Kits to the Installation Sites and delivery of High-Power Repeaters to

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan            Page 4

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

               the Installation Sites (including packing, crating, shipping, handling, and insurance therefor);

         (7)   training as set forth in Exhibit B (Statement of Work);

         (8)   Data and Documentation;

         (9) warranty coverage during the applicable Warranty Periods (including sparing and Field Support) as set forth in the Terms and Conditions;

         (10) insurance coverage as required in accordance with Article 20 (Insurance) of the Terms and Conditions; and

         (11) other services, responsibilities, equipment, products and materials not specifically described in Exhibit B (Statement of Work) that are incidental to and reasonably required for the proper provision and performance of the Work.

     (c) As set forth in paragraph (b) above, the Contract Price includes charges related to the shipping of the Repeaters. Such charges are based upon the following estimation: approximately [*****] of the Repeaters will be delivered to the Eastern region of the United States, [*****] of the Repeaters will be delivered to the Central region of the United States, and the remaining [*****] of the Repeaters will be delivered to the Western region of the United States. Customer may, at its option, elect to alter this allocation of delivery of the Repeaters among the Eastern, Central and Western regions of the United States without any impact to the per unit Repeater pricing set forth in Table
2.2 above; provided, however, if Customer requires a substantial change to these delivery projections (i.e., [*****] or more change in the allocation of Repeaters within the Eastern, Central and Western regions), Contractor and Customer shall negotiate in good faith an equitable adjustment (either up or down) to the component of the Contract Price allocable to shipping charges, depending upon the net impact of the directed change. In order to validate any adjustment to the portion of the Contract Price allocable to shipping, Contractor shall provide Customer with access to all pertinent shipping documentation and invoices, including such information utilized by Contractor in formulating the initial charge for shipping expenses, and Customer may review and audit such documentation.

     (d) In the event the Nominal Order is decreased or increased by Customer in accordance with the Terms and Conditions, then the firm fixed prices for each category of Repeater set forth in Table 2.2 shall be adjusted as follows:

         (1) the amount of [*****] shall be deducted from the per unit prices for each category of Repeater (such sum represents the amount of [*****] Milestone Payment No. 1 (i.e., [*****] of [*****])
               amortized over the Nominal Order of Repeaters (i.e., 1578 Repeaters); and

         (2) the amount of Milestone Payment No. 1 (i.e., [*****]) shall then be amortized over the revised Nominal Order proportionately (i.e., [*****] divided by the number of Repeaters in the revised Nominal

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan            Page 5

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

               Order), which amount will then be added to the per unit price for each Repeater (as reduced per paragraph (d)(1) above) and Table
               2.2 shall be updated accordingly.

     (e) In the event Customer requires Field Support following completion of the Work or Field Support that is materially unrelated to the Work, Contractor shall, upon Customer's request, provide such additional Field Support at the rate of [*****] per day for each Contractor or Subcontractor technical support personnel assigned to perform the Field Support. Customer shall pay such daily rate and shall reimburse Contractor, at cost and without a mark-up, for the direct reasonable expenses incurred by such personnel in performing additional Field Support. Charges for additional Field Support shall be invoiced by Contractor in accordance with the Terms and Conditions and shall be accompanied by supporting documentation concerning the direct expenses (i.e., receipts).

     2.3 Network Management System.

     Customer shall pay Contractor a not to exceed price of [*****] for the Work related to the design, development, construction, delivery and installation of the Network Management System, including the provision of the NMS servers/computers and other equipment, and operator training, as such Work is more fully described in the Contract. Contractor shall propose a firm fixed price for the NMS on or before [*****].

3.   Milestone Payment Plan and MIlestone Achievement Criteria

     3.1 [*****] Milestones.

     (a) The Contract Price with respect to the [*****] for Repeaters shall be earned by Contractor in installments based upon Contractor's satisfactory completion of the [*****] Milestones set forth in Table 3.1 below in accordance with the corresponding Milestone Achievement Criteria. Completed [*****] Milestones shall be invoiced by Contractor and paid by Customer in accordance with Article 6 (Invoicing and Payment) of the Terms and Conditions.

--------------------------------------------------------------------------------
                                   Table 3.1
       [*****] Milestone Payment Plan and Milestone Achievement Criteria

--------------------------------------------------------------------------------
   [*****]          Milestone       Milestone Achievement    Milestone Payment
  Milestone     Achievement Date           Criteria
--------------------------------------------------------------------------------
  1             On or before 5      Not Applicable          [*****]
                Business Days
                following Execution
                Date
--------------------------------------------------------------------------------
  2             [*****]             [*****]                 [*****]
--------------------------------------------------------------------------------
  3             [*****]             [*****]                 [*****]
--------------------------------------------------------------------------------
  4             [*****]             [*****]                 [*****]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan            Page 6

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Table 3.1
       [*****] Milestone Payment Plan and Milestone Achievement Criteria

--------------------------------------------------------------------------------
   [*****]          Milestone       Milestone Achievement    Milestone Payment
  Milestone     Achievement Date           Criteria
--------------------------------------------------------------------------------
  5             [*****]             [*****]                 [*****]
--------------------------------------------------------------------------------

     (b) With respect to [*****] Milestone Nos. 2, 3 and 5, the Milestone Achievement Criteria shall be deemed to be achieved by Contractor upon Contractor's delivery to Customer of Contractor's written certification that the Milestone has been achieved, such certification to be accompanied by copies of Contractor's purchase orders issued with respect to such Milestones (with financial information redacted). The certification shall show the applicable purchase order numbers, supplier names, quantity of material released in such purchase orders, and quantity of Repeater units that such ordered materials represent. Upon Customer's reasonable request, Contractor shall provide Customer with additional related information.

     (c) Subject to paragraph (d) below, [*****] Milestone Payment Nos. 1-5 (totaling [*****]) are included in the firm fixed unit price for each category of Repeaters, as such prices are set out in Table 2.2 above. Accordingly, for each of the 1,578 Repeaters included in the Nominal Order, a credit in the amount of [*****] shall be given toward the price of each Repeater. The credit shall appear on the applicable invoices as follows: [*****] for each shipped Enclosure Kit and [*****] for each Accepted Repeater.

     (d) In the event the Nominal Order is increased or decreased by Customer in accordance with the Terms and Conditions, the Parties shall calculate a revised credit amount with respect to each Repeater, such credit equal to the quotient of the total amount of [*****] Milestone Payment Nos. 1-5 (i.e., [*****]) divided by the number of Repeaters in the revised Nominal Order. Such revised credit shall be applied to the applicable invoices as follows: [*****] for each shipped Enclosure Kit and [*****] for each Accepted Repeater.

     3.2 Production Milestones.

     (a) The Contract Price with respect to production and Acceptance of Repeaters shall be earned by Contractor in installments based upon Contractor's satisfactory completion of the [*****] Milestones set forth in Table 3.2 below in accordance with the corresponding Milestone Achievement Criteria. Completed [*****] Milestones shall be invoiced by Contractor and paid by Customer in accordance with Article 6 (Invoicing and Payment) of the Terms and Conditions.

     (b) Invoices for [*****] Milestones shall be subject to the credit and revised credit described in paragraphs (c) and (d) of Section 3.1 ([*****] Milestones) above.

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan            Page 7

--------------------------------------------------------------------------------
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Table 3.2
       [*****] Milestone Payment Plan and Milestone Achievement Criteria

--------------------------------------------------------------------------------
   [*****]          Milestone       Milestone Achievement    Milestone Payment
  Milestone     Achievement Date           Criteria
--------------------------------------------------------------------------------
  [*****]       [*****]             [*****]                 [*****]
--------------------------------------------------------------------------------

     3.3 [*****] Milestones.

     (a) The Contract Price with respect to the [*****] shall be earned by Contractor in installments based upon Contractor's satisfactory completion of the [*****] Milestones set forth in Table 3.3 below in accordance with the corresponding Milestone Achievement Criteria. Completed Milestones shall be invoiced by Contractor in accordance with Article 6 (Invoicing and Payment) of the Terms and Conditions.


--------------------------------------------------------------------------------
                                   Table 3.3
                      [*****] Milestone Payment Plan and
                        Milestone Achievement Criteria
--------------------------------------------------------------------------------
  Milestone         Milestone       Milestone Achievement    Milestone Payment
                Achievement Date           Criteria
--------------------------------------------------------------------------------
  [*****]       [*****]             [*****]                 [*****]
--------------------------------------------------------------------------------

     3.4 Escrow Account and Payment.

     (a) Set forth below is a schedule of payments to be made by Customer into the Payment Escrow Account to be established, maintained and terminated pursuant to Article 6.2 (Escrow Account and Payment) of the Terms and Conditions. With respect to Escrow Payment Nos. 1-6 in Table 3.4, Customer shall make the applicable payment into such account on or before ten (10) Business Days following the date upon which Contractor furnishes Customer with an aged materials report showing that Contractor has ordered the supplies required by the applicable event in Table 3.4, but in no event earlier than the earliest date of payment identified in Table 3.4. In the event the aged materials report shows that Contractor has ordered less than the amount required for that event, the amount Customer is required to pay into the Payment Escrow Account shall be proportionately reduced. With respect to Escrow Payment Nos. 7-11 in Table 3.4, Customer shall make the applicable payment into the Payment Escrow Account on or before ten (10) Business Days following the date upon which Contractor furnishes Customer with a report showing the cumulative number of Enclosure Kits shipped by Contractor and received at the Staging Areas in the case of Standard Repeaters and Installation Sites in the case of High-Power Repeaters, but in no event earlier than the earliest date of payment identified in Table 3.4. In the event the report shows that fewer Enclosure Kits have been received at the Staging Areas/Installation Sites than the amount required for that event, the amount Customer is required to pay into the Payment Escrow

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan            Page 8

                                                                    CONFIDENTIAL

     ***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     Account shall be proportionately reduced. Contractor may withdraw funds from such account in accordance with Article 6.2 of the Terms and Conditions.

--------------------------------------------------------------------------------
                                   Table 3.4
                          Schedule of Escrow Payments
--------------------------------------------------------------------------------
   Escrow                Event            Earliest Date of      Amount to be
  Payment                                      Payment        Paid into Escrow
     No.
--------------------------------------------------------------------------------
  [*****]  [*****]                      [*****]               [*****]
--------------------------------------------------------------------------------

          (b) In the event the per unit price of Repeaters set forth in Section
     2.2 (Repeater Unit Pricing) above is increased, then the schedule of escrow payments set forth in Table 3.4 above shall be increased as follows: the increase in the Contract Price resulting from the increase in the per unit price of Repeaters shall be spread proportionately over those payments of Escrow Payment Nos. 7-11 remaining to be paid by Customer and the amount of such payments shall be increased by the applicable proportion of the increase in the Contract Price. Likewise, in the event the per unit price of Repeaters set forth in Section 2.2 (Repeater Unit Pricing) above is decreased, then the schedule of escrow payments set forth in Table 3.4 above shall be decreased as follows: the decrease in the Contract Price resulting from the decrease in the per unit price of Repeaters shall be spread proportionately over those payments of Escrow Payment Nos. 7-11 remaining to be paid by Customer and the amount of such payments shall be decreased by the applicable proportion of the decrease in the Contract Price.

          (c) The Parties agree that the schedule of payments set forth in Table
     3.4 above shall be adjusted on account of sales taxes as follows. Within ten (10) Business Days following the end of each month, Contractor will furnish Customer with a report setting forth the sales taxes applicable for Repeaters shipped during the month just ended. Customer will deposit an amount equal to such sales taxes into the Payment Escrow Account with the next Escrow Payment due, except in the case of Escrow Payment No. 10, within fifteen (15) Business Days of receipt of Contractor's report. Customer will assist Contractor in identifying the ultimate destination of the Repeaters on a weekly basis.

     4.   OPTION PRICING

          4.1 Pricing for Optional Repeaters.

          In the event Customer exercises its option to purchase additional Repeaters in accordance with Article 26 (Options) of the Terms and Conditions, the following pricing terms shall apply to such optional
     Repeaters:

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan            Page 9

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (a) Subject to paragraphs (b) and (e) below, the firm fixed price per Repeater as set forth in Section 2.1(b) (Repeater Unit Pricing) above shall apply with respect to any Customer order for optional Repeaters, provided such order complies with the following requirements:

         (1) Customer orders such optional Repeaters prior to [*****] (the "Initial Option Period"); and

         (2)   each order for optional Repeaters is for at least [*****]
               Repeaters.

     (b) Contractor requires an adequate minimum Repeater production order for each month following the Project Completion Date to assure a continuous supply from Subcontractors of LRUs and other Repeater components, parts and subparts. Accordingly, on a monthly basis beginning March 2000, Contractor will advise Customer as to the minimum monthly Repeater production rates required to maintain the Repeater manufacturing facilities on-line to accommodate Customer's future orders of optional additional Repeaters (if any) without incurring additional production costs. The minimum monthly production requirement will be subject to mutual agreement by the Parties (which agreement shall not be unreasonably withheld), but in no event will the minimum monthly production requirement exceed [*****] Standard Repeaters per month. If a follow-on order falls below the minimum monthly production requirement, Contractor will provide Customer with proof of additional production costs (if any) relating to such smaller order and the Parties will negotiate an equitable adjustment to the per unit prices set forth in Table 2.2 to account for such additional costs.

     (c) Contractor will use best commercial efforts to minimize any price increase for Customer orders of less than [*****] optional Repeaters.

     (d) In the event Customer orders optional Repeaters before the expiration of the Repeater Option Period, but after the last day of the Initial Option Period, Contractor shall use its best commercial efforts to propose the lowest price possible for such optional additional Repeaters.

     (e) As part of the initial procurement of LRUs and other Repeater components, parts or sub-parts to be used with respect to the Nominal Order, Contractor shall use commercially reasonable efforts to negotiate competitive pricing terms and price protection on LRUs, components, parts and sub-parts with its suppliers and Subcontractors, such competitive pricing terms or price protections to apply, to the degree commercially reasonable, to subsequent orders of optional Repeaters. Such competitive pricing terms shall include a mechanism to limit the amount of any price increases in such LRUs, components, parts or sub-parts from year to year following the Project Completion Date, such mechanism to apply a commercially reasonable and appropriate economic index or cost-of-living adjustment index to be determined by

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan           Page 10

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Contractor and its suppliers and Subcontractors. In any event, if a cost increase occurs with respect to any order for optional Repeaters, the option price for such optional Repeaters will be adjusted on a dollar-for-dollar basis to account for increases in the costs of the LRUs, components, parts and sub-parts. Customer will have the right to review all supplier and Subcontractor documentation connected with any change to the Repeater unit prices set forth herein with respect to any Customer order for optional Repeaters.

     4.2 NMS Video Wall.

     If Customer elects, at its sole discretion, to exercise the option set forth in Article 26 (Options) of the Terms and Conditions to purchase the full-motion "video wall" for use in conjunction with the Network Management System, Contractor agrees to provide the optional "video wall" to Customer for a not to exceed price of [*****], which firm fixed price includes design, development, manufacture, delivery, installation, insurance and warranty coverage for such optional video wall. Contractor shall propose to Customer a firm fixed price on or before [*****].

     4.3 Extended Warranty on Repeaters.

     In the event Customer elects to exercise its option, pursuant to Article 17.10(b) of the Terms and Conditions, to extend the applicable Warranty Period for any Repeater, Customer shall pay Contractor the amount of [*****] Dollars for each Repeater for the [*****] month optional extended Warranty Period.

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan           Page 11

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


     4.4 Annual Maintenance of NMS.

     In the event Customer elects to exercise its option, pursuant to Article
26.4 (Annual Maintenance of NMS) of the Terms and Conditions, to purchase annual maintenance of the NMS, Customer shall pay Contractor an annual amount not to exceed [*****].

--------------------------------------------------------------------------------
              Exhibit C - Pricing, Milestones and Payment Plan           Page 12

                                                                    CONFIDENTIAL

**** Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   CONTRACT

                                      FOR

                    THE DESIGN, DEVELOPMENT AND PURCHASE OF

                        TERRESTRIAL REPEATER EQUIPMENT

                                By and Between

                            XM SATELLITE RADIO INC.

                                      and

                        HUGHES ELECTRONICS CORPORATION

                                   EXHIBIT D

                      DELIVERY REQUIREMENTS AND SCHEDULE




                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation, and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit D

                       Delivery Requirements and Schedule

                             Delivery Requirements

--------------------------------------------------------------------------------
Deliverable Item/Event                                      Delivery Requirement
--------------------------------------------------------------------------------
[*****]                                                     [*****]
--------------------------------------------------------------------------------

* To be completed in accordance with the applicable Milestone Achievement Criteria set forth in Article 3.1 of Exhibit C (Pricing, Milestones and Payment
Plan) on or before the applicable Delivery Requirement date set forth in the table above.

** To be completed in accordance with the requirements of Article 2.3 (Weight and Size of Standard Repeaters) and Article 7 (Delivery and Time for Performance) of the Terms and Conditions.

*** To be completed in accordance with the requirements of Article 2.3 (Weight and Size of Standard Repeaters), Article 7 (Delivery and Time for Performance) and Article 8 (Testing Criteria and Acceptance) of the Terms and Conditions.

**** To be completed in accordance with the requirements of Article 7 (Delivery and Time for Performance) and Article 8 (Testing Criteria and Acceptance) of the Terms and Conditions.

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FORM OF DELIVERY SCHEDULE


          Contractor shall use its best commercial efforts to deliver the Work to Customer in accordance with the requirements of the Contract. This Delivery Schedule shall be updated from time to time in accordance with
     Article 7 (Delivery and Time for Performance) of the Contract.

          The delivery schedule for deliverable items pursuant to this Contract are listed in the table below. Such items shall be delivered by Contractor to the destinations indicated, during the range of dates specified in such table (each a "Delivery Period"), as such Delivery Periods or other terms of delivery may be adjusted in accordance with the Contract.

          Contractor understands and agrees that, with respect to the applicable Delivery Period for each deliverable item, whether such item is set out in this Contract or subsequent Amendments to this Contract, time is of the essence. Nothing in the foregoing sentence shall in any way modify either the specific remedies for default specified elsewhere in this Contract, including Article 7.3 (Liquidated Damages for Late Delivery of Repeaters) and Article 25.2 (Termination for Contractor's Default).


------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
------------------------------------------------------------------------------------------
1.   [*****]                       [*****]                      [*****]
------------------------------------------------------------------------------------------
2.   ___ Standard Repeaters        No earlier than ________     Staging Area __*
     (Enclosure Kits for ___       2000 and no later than
     Standard Non-Redundant        ________ 2000                Installation Site:  ________*
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
3.   Enclosure Kits for ___        No earlier than              Staging Area __
     Standard Repeaters            ________ 2000 and no
     (Enclosure Kits for ___       later than  ________ 2000    Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
4.   Enclosure Kits for___         No earlier than              Staging Area __
     Standard Repeaters            ________ 2000 and no
     (Enclosure Kits for ___       later than ________          Installation Site: _________
     Standard Non-Redundant        2000
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
5.   Enclosure Kits for ___        No earlier than              Staging Area __
     Standard Repeaters            ________ 2000 and no
     (Enclosure Kits for ___       later than ________          Installation Site:  ________
     Standard Non-Redundant        2000
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
6.   Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site: ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
7.  Enclosure Kits for ___         No earlier than              Staging Area __
     Standard Repeaters            ________ 2000 and no
     (Enclosure Kits for ___       later than ________ 2000     Installation Site: ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
8.   Enclosure Kits for ___        No earlier than              Staging Area __
     Standard Repeaters            ________ 2000 and no
     (Enclosure Kits for ___       later than ________ 2000     Installation Site: ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)

-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
9.   Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site: ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
10.  Enclosure Kits for ___        No earlier than              Staging Area __
     Standard Repeaters            ________ 2000 and no
     (Enclosure Kits for ___       later than ________ 2000     Installation Site: ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
11.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site: ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
12.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
13.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
14.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
15.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
16.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
17.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
18.  Enclosure Kits for ___        No earlier than ________      Staging Area __
     Standard Repeaters            2001 and no later than
     (Enclosure Kits for ___       ________ 2001                 Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)

-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
19.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site: ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
20.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2000 and no later than
     (Enclosure Kits for ___       ________ 2000                Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)

-------------------------------------------------------------------------------------------------

                                                                    CONFIDENTIAL

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
21.  ___ Standard Repeaters        No earlier than ________     Staging Area __
     (Enclosure Kits for ___       2000 and no later than
     Standard Non-Redundant        ________ 2000                Installation Site:  ________
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------
22.  Enclosure Kits for ___        No earlier than ________     Staging Area __
     Standard Repeaters            2001 and no later than
     (Enclosure Kits for ___       ________ 2001                Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
***** Certain information on this page has been with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
          Deliverable Item            Delivery Period              Place of Delivery
-------------------------------------------------------------------------------------------------
23.  Enclosure Kits for ___        No earlier than              Staging Area __
     Standard Repeaters            ________ 2001 and no
     (Enclosure Kits for ___       later than  ________ 2001    Installation Site:  ________
     Standard Non-Redundant
     Repeaters; Enclosure Kits
     for ___ Standard Sectored
     Non-Redundant Repeaters)
     Enclosure Kits for ___
     High-Power Repeaters
     (Enclosure Kits for ___
     High-Power Redundant
     Repeater; Enclosure Kits
     for __ High-Power Sectored
     Redundant Repeater)
-------------------------------------------------------------------------------------------------------------
24.  Additional entries for subsequent deliveries shall be added as needed and as this Delivery Schedule is updated from time to time in accordance with the Contract.
-------------------------------------------------------------------------------------------------------------
25.  [*****]                       [*****]                      [*****]
-------------------------------------------------------------------------------------------------------------
26.  [*****]                       [*****]                      [*****]
-------------------------------------------------------------------------------------------------------------
27.  [*****]                       [*****]                      [*****]
-------------------------------------------------------------------------------------------------------------
28.  [*****]                       [*****]                      [*****]
-------------------------------------------------------------------------------------------------------------
29.  [*****]                       [*****]                      [*****]
-------------------------------------------------------------------------------------------------------------

* Enclosure Kits for Standard Repeaters are to be delivered to Staging Areas and Enclosure Kits with Klystron Kits for High-Power Repeaters to Installation Sites.

     The Staging Areas noted in the table above correspond to the Staging Area to be located in the following cities:

---------------------------------------------------------------------------
   Staging Area                                       Location (by City)
---------------------------------------------------------------------------
     [*****]                                               [*****]
---------------------------------------------------------------------------

                                                                    CONFIDENTIAL

                                   CONTRACT

                                      FOR

                    THE DESIGN, DEVELOPMENT AND PURCHASE OF

                        TERRESTRIAL REPEATER EQUIPMENT

                                BY AND BETWEEN

                            XM SATELLITE RADIO INC.

                                      AND

                        HUGHES ELECTRONICS CORPORATION



                                   EXHIBIT E


                           TEST PLANS AND PROCEDURES





                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation, and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

                                                                    CONFIDENTIAL

                                   EXHIBIT E


                           TEST PLANS AND PROCEDURES

**** Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


                                                                    CONFIDENTIAL


                                   CONTRACT

                                      FOR

                    THE DESIGN, DEVELOPMENT AND PURCHASE OF

                        TERRESTRIAL REPEATER EQUIPMENT

                                By and Between

                            XM Satellite Radio Inc.

                                      and

                        HUGHES ELECTRONICS CORPORATION



                                   EXHIBIT F


                            QUALITY ASSURANCE PLAN




                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation, and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*****] This entire Exhibit F has been redacted for confidentiality reasons.


                                                                    CONFIDENTIAL



                                                                          [LOGO]

                                                                    CONFIDENTIAL

**** Confidential treatment has been requested for portions of this agreement. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.




                                   CONTRACT

                                      FOR

                    THE DESIGN, DEVELOPMENT AND PURCHASE OF

                        TERRESTRIAL REPEATER EQUIPMENT

                                BY AND BETWEEN

                            XM SATELLITE RADIO INC.

                                      AND

                        HUGHES ELECTRONICS CORPORATION



                                   EXHIBIT G

                           KEY CONTRACTOR PERSONNEL



                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation, and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

                                                                    CONFIDENTIAL

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


                                   EXHIBIT G


                           KEY CONTRACTOR PERSONNEL


Position                                          Individual
[*****]                                           [*****]

                                                                    CONFIDENTIAL

                                   CONTRACT

                                      FOR

                    THE DESIGN, DEVELOPMENT AND PURCHASE OF

                        TERRESTRIAL REPEATER EQUIPMENT

                                By and Between

                            XM SATELLITE RADIO INC.

                                      and

                        HUGHES ELECTRONICS CORPORATION


                                   EXHIBIT H

                      TECHICAL MATERIALS ESCROW AGREEMENT



                            CONFIDENTIALITY NOTICE
                            ----------------------

This attached Contract and the information contained herein is confidential to XM Satellite Radio Inc. and Hughes Electronics Corporation, and shall not be published or disclosed to any third party without the express written consent of a duly authorized representative of XM Satellite Radio Inc. and Hughes Electronics Corporation.

                     TECHNICAL MATERIALS ESCROW AGREEMENT

                       Account Number:  _______________

                                   Recitals

     This Technical Materials Escrow Agreement including any Schedules ("Escrow Agreement") is effective this ______ day of __________, 1999 ("Effective Date"), by and among DSI Technology Escrow Services, Inc. ("DSI"), a Delaware corporation, XM Satellite Radio Inc., ("XM"), a Delaware corporation, and Hughes Electronics Corporation ("Contractor"), a Delaware corporation, by and through its division, Hughes Network Systems.

     WHEREAS, Contractor and XM have entered into a Contract for the Design, Development and Purchase of Terrestrial Repeater Equipment, dated _________, 1999 (the "Contract"); and

     WHEREAS, pursuant to said Contract, Contractor has agreed to deposit in escrow the Technical Materials, as defined and more specifically set forth in the Contract, which are proprietary to Contractor (except as otherwise expressly set forth in the Contract) ; and

The parties hereto agree as follows:

1.   Definitions. Other than those terms defined herein, the defined terms
     -----------
     (initial caps) used herein have the same meanings as set forth in the Contract.

2.   Deposit Account. Following the execution and delivery of this Escrow
     ---------------
     Agreement and the payment of the set-up and deposit account fees to DSI, Contractor, XM and DSI shall open a deposit account ("Deposit Account"). The opening of the Deposit Account means that DSI shall establish an account ledger in the name of Contractor and XM, calendar Contractor and XM to receive renewal notices from DSI as provided in Section 9 below, and request the Initial Deposit, as defined in Section 3 below ("Initial Deposit") from Contractor unless and until an Initial Deposit has already been delivered to DSI. Unless and until DSI receives such Initial Deposit, DSI shall have no further obligation to Contractor and XM.

3.   Initial Deposit. The Initial Deposit will consist of the Technical
     ----------------
     Materials as such term is defined in the Contract as specified by an accompanying document called a "Description of Deposit Materials" hereinafter referred to as "Exhibit B". DSI shall issue a completed copy of a signed and dated "Description of Deposit Materials" in the form of Exhibit B of the foregoing items, to Contractor and XM within ten (10) days of receipt of the Initial Deposit by DSI.

4.   Deposit Changes. "Deposit" as used in this Escrow Agreement means and
     ----------------
     includes the Initial Deposit and any Supplemental Deposit. "Supplemental Deposit" means and includes the following items: any and all updates to the Technical Materials as required to ensure that the Deposit contains the Technical Materials that are applicable to the Prototype Repeaters, Standard Repeaters, High-Power Repeaters, each Module, and the

     Network Management System then-being utilized by XM. Contractor will submit the Supplemental Deposit accompanied by an Exhibit B. DSI shall issue a completed copy of a signed and dated "Description of Deposit Materials" in the form of Exhibit B of the foregoing items to Contractor and XM within ten (10) days of receipt of any Supplemental Deposit by DSI.

5.   Deposit Inspection. Upon receipt of the Initial Deposit and each
     ------------------
     Supplemental Deposit, if any, DSI will visually match the listed items to the labeling of the material delivered by Contractor ("Deposit Inspection"). DSI will not be responsible for the contents of any Deposit or for validating the accuracy of Contractor's labeling of a Deposit.

6.   Registration Account. Following the execution and delivery of this Escrow
     --------------------
     Agreement and the payment of the registration fee to DSI, DSI shall open a registration account ("Registration Account") for Contractor and XM. The opening of the Registration Account means that DSI shall establish an account ledger in the name of Contractor and XM, calendar Contractor and XM to receive renewal notices as provided in Section 9, and request payment of the DSI escrow fee. Unless and until DSI receives the initial registration fee payment, DSI shall have no obligation under this Escrow Agreement to Contractor or XM.

7.   Deposit Obligations of Confidentiality. DSI agrees to establish a
     --------------------------------------
     receptacle in which it shall place the Deposit and shall put the receptacle under the control of one or more of its officers, selected by DSI, whose identity shall be available to Contractor and XM at all times. DSI shall exercise a professional level of care in carrying out the terms of this Escrow Agreement.

     DSI acknowledges that Contractor and XM have advised DSI that the Deposit contains valuable confidential and proprietary information, data, material and technology and that DSI has an obligation to preserve and protect the confidentiality of the materials in the Deposit.

     DSI shall, and shall cause its officers, employees, agents and representatives to, maintain all data, material, information and technology forming the Deposit in confidence and shall not disclose any of the same nor make use of any of the Deposit for its own benefit or gain or for any purpose or in any manner other than as contemplated by this Escrow Agreement. Upon termination of this Escrow Agreement in accordance with the terms hereof, the Deposit shall be disposed of in accordance with Contractor's instructions or if instructions are not received by DSI within thirty (30) days of termination, then DSI may destroy the Deposit and confirm in writing to Contractor that it has destroyed the Deposit and the date and method of destruction.

     No right or license is granted to DSI to duplicate any item in the Deposit for any reason whatsoever without the consent and agreement of Contractor.

8.   Verification Rights. Contractor  grants to DSI the right to inventory the
     --------------------
     Initial Deposit and each Supplementary Deposit, if any, for accuracy, completeness and sufficiency. No other rights or licenses are granted to DSI. XM shall have the right to cause a verification of any Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

     Either or both Contractor or XM may be present at DSI's facility to observe any DSI inventory or audit of the Initial Deposit and each Supplementary Deposit by DSI.

9.   Term of Agreement. This Escrow Agreement shall have an initial term of one
     -----------------
     (l) year, commencing on the Effective Date and shall be continuously renewable as long as the fees are paid. In the event of the non-payment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Escrow Agreement thirty (30) days prior to expiration of the Contract. Any party to this Escrow Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within thirty (30) days of the date of such notice, then DSI shall have the right to terminate this Escrow Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Escrow Agreement so long as any payment due to DSI remains unpaid. Notwithstanding anything to the contrary herein, this Escrow Agreement may not be terminated so long as XM or Contractor pays the fees owed to DSI hereunder.

10.  Expiry. If this Escrow Agreement expires or is otherwise terminated, all
     ------
     duties and obligations of DSI to Contractor and XM, except DSI's obligations of confidentiality pursuant to Section 7 hereof, will terminate upon expiration or termination of this Escrow Agreement. DSI shall request instructions from Contractor with respect to return or disposal of the items in Escrow, and if DSI does not receive any instructions from Contractor, DSI may dispose of (destroy) the Deposit in accordance with
     Section 7.

11.  Release of Deposit to XM. Upon written notice or request to DSI by XM to
     -------------------------
     audit, access or inventory or require any reporting/information regarding the Escrow, DSI shall promptly advise Contractor in writing, by telecopier and by over-night courier.

     With respect to the Release Conditions specified in Article 13(a)(1)-(4) of the Contract only, XM may notify DSI that one or more of the Release Conditions (as such term is defined in the Contract) has occurred, and DSI shall notify Contractor of the XM notice, by no later than three (3) Business Days after receipt of such notification from XM. Ten (10) Business Days after notification to Contractor, DSI shall deliver the Deposit to XM, unless, in the interim, XM or a court order directs DSI not to deliver the Deposit.

     With respect to the Release Condition specified in Article 13(a)(5) of the Contract only, XM may notify DSI that this Release Condition has occurred, and DSI shall notify Contractor of the XM notice by no later than three (3) Business Days after receipt of such notification from XM. Ten (10) Business Days after notification to Contractor, DSI shall deliver the Deposit to XM, unless, in the interim, XM or a court order directs DSI not to deliver the Deposit or Contractor delivers a written notice of its objection to DSI concerning the release of the Deposit within such ten (10) Business Day period.

     In the event that a written notice of objection is received by DSI from Contractor within the ten (10) Business Days following the delivery of XM's notice that a Release Condition as set forth in Article 13(a)(5) of the Contract has occurred, DSI shall not release the Deposit to XM unless and until any dispute relating to whether or not such Release Condition has occurred has been resolved (either by written agreement of the parties or arbitral award) such that it is determined that the Release Condition set forth in
     Article 13(a)(5) has occurred. Any such dispute shall not be subject to
     Article 13 (Disputes) of this Escrow Agreement, but shall instead be governed by the escrow arbitration provisions set forth in Article 13 (Technical Materials Escrow) of the Contract, and DSI shall be bound by any resulting award as evidenced by a copy of the certificate of the arbitrator.

     Following delivery of the Deposit to XM, in the event it is determined by XM or by court order or arbitral award that the Release Condition did not occur as stated by XM, XM will return the Deposit to DSI as long as DSI's fees are received pursuant to Section 19.

     DSI shall not deliver any items in Escrow to any person other than XM, without the prior written consent and agreement of Contractor.

12.  Return to Escrow.  Following release from Escrow, and pursuant to Section
     ----------------
     19, XM shall return the Deposit to Escrow in accordance with the terms of the Contract.

13.  Disputes. Except as otherwise provided in Section 11 above, any and all
     --------
     disputes arising at any time under this Escrow Agreement or relating to this Escrow Agreement, or the interpretation or performance (or non-performance) of the terms of this Escrow Agreement, shall be finally resolved and settled by arbitration in accordance with the [International] Arbitration Rules of the American Arbitration Association ("AAA"). Contractor and XM shall each select one impartial arbitrator, and a third impartial arbitrator will be selected unanimously by said two (2) arbitrators. If there are three (3) arbitrators selected in accordance with the foregoing, the arbitration shall proceed. If said two (2) arbitrators are unable to select the third arbitrator within ten (10) Business Days of their selection by the parties, the third impartial arbitrator shall be selected by the AAA. Unless otherwise agreed to by Contractor and XM, arbitration will take place in Washington, DC. The decision of a majority of the arbitrators shall be final and binding and may be enforced by any court having proper jurisdiction. Pending the final determination of the arbitrators, either Party shall have the right to obtain such equitable relief to preserve the status quo and to protect its proprietary matter, including obtaining injunctive relief.

     The arbitrators may, subject to their signing a non-disclosure of Confidential Information Agreement agreeing not to disclose the contents of the Escrow, review the items Deposited in Escrow as is reasonably necessary for the arbitrators to reach a decision regarding the matter in dispute and submitted to arbitration by the parties. The arbitrators shall not have the right, power, or authority to grant any rights or licenses with respect to the Deposit to any persons whomsoever or to require that the same be delivered or made available to any person other than XM. The arbitrators shall determine who shall bear (and in what proportions) the cost of the proceedings including reasonable attorneys fees and costs.

14.  Indemnification. DSI shall be responsible to perform its obligations under
     ---------------
     this Escrow Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Contractor and XM each agree to defend and indemnify DSI and hold DSI harmless from and against all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of this Escrow Agreement except in the event of a judgment or award which specifies that DSI breached this Escrow Agreement.

15.  Audit Rights. DSI agrees to keep records of the activities undertaken and
     ------------
     materials prepared pursuant to this Escrow Agreement. Contractor will be entitled upon reasonable notice and during normal business hours during the term of this Escrow Agreement through independent outside auditors, or in-house auditors, to inspect and audit the records of DSI with respect to this Escrow Agreement.

16.  Designated Representative. Contractor and XM each agree to designate one
     --------------------------
     individual to communicate with DSI respectively in relation to the performance of their obligations as set forth in this Escrow Agreement and to notify DSI in writing immediately in the event of any change:

          The XM representative is:

               XM Satellite Radio Inc.
               1250 23rd Street, NW
               Suite 57
               Washington, DC 20037
               Tel. No.: 202-969-7074
               Fax No.:  202-969-7124
               Attention: Joseph M. Titlebaum, Esq.
          The Contractor representative is:

               Hughes Electronics Corporation
               c/o Hughes Network Systems
               10450 Pacific Center Ct.
               San Diego, CA 92121

               Tel. No.: 858-452-4717
               Fax No.:  858-457-4994
               Attention: Neil Wilson

               Copy to:
               Site Counsel
               10450 Pacific Center Ct.
               San Diego, CA 92121

     Or to such other addresses as may be indicated by the respective party by notice given in the same manner.

18.  General.
     --------

     (a) DSI may act in reliance upon any written instruction, instrument, or signature believed to be genuine and unless otherwise notified, may assume that any employee or attorney representing either Contractor or XM giving any written notice, request, advice or instruction in connection with or relating to this Escrow Agreement has been duly authorized by its respective employer (or client) to do so. DSI is not responsible for failure to fulfill its obligations under this Escrow Agreement due to causes beyond DSI's control.

     (b) This Escrow Agreement is to be governed by and construed in accordance with the substantive and procedural laws of the State of New York.

     (c) This Escrow Agreement, including any Schedules, constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous communications, representations, understandings, and agreements (other than the Contract) either oral or written, between the parties.

     (d) Contractor and XM acknowledge that DSI has no knowledge of the terms and conditions contained in the Contract and that DSI's only obligations shall be as set forth herein or in any other writing signed by DSI, Contractor and XM.

     (e) If any provision of this Escrow Agreement is held by any court to be invalid or unenforceable, that provision will be severed from this Escrow Agreement and any remaining provisions will continue in full force.

     (f) All notices under this Escrow Agreement shall be in writing and shall be sent by telefax (with a copy deposited at the same time in the mail or sent by express courier postage or courier fees prepaid), or by registered or certified mail (postage prepaid), or by express courier service (courier fees prepaid) to:

          If to Contractor:

          Hughes Electronics Corporation
          10450 Pacific Center Ct.
          San Diego, CA 92121
          Attention: Neil Wilson
          Telephone: 858-452-4717
          Facsimile: 858-457-4994

          Copy to:  Site Counsel
                    10450 Pacific Center Ct.
                    San Diego, CA 92121

          If to Customer:

          XM Satellite Radio Inc.
          1250 23/rd/ Street, NW, Suite 57
          Washington, DC 20037
          Attention: Joseph M. Titlebaum, Esq.
          Telephone: 202-969-7074
          Facsimile: 202-969-7124


          If to DSI:

          DSI Technology Escrow Services, Inc.
          Attn: Contract Administration
          9265 Sky Park Court, Suite 202
          San Diego, CA 92123
          Telephone: 858-499-1600
          Facsimile: 858-694-1919

     or to such other address as may be specified in accordance with this section. Notice shall be deemed to have been given at the expiration of two
     (2) Business Days after it is sent by telefax and confirmed, and/or five
     (5) Business Days from the date it is deposited postage prepaid with the postal service or given to an express courier service.

19.  Fees. All service fees, including annual renewal fees, will be due in full
     -----
     within thirty (30) days after receipt of the invoice therefor. If invoiced fees are not paid within thirty (30) days of the receipt of the invoice, DSI may terminate this Escrow Agreement following sending notices in accordance with Section 9 above. If a payment is not timely received by DSI, DSI shall have the right to accrue and collect interest thereon at the rate of one and one-half percent per month (18% per annum) from the 31st day on which payment is due, for all late payments.

     Attached hereto, is the current Fee Schedule of DSI (Exhibit C).

     All service fees and annual renewal fees shall be those specified in DSI's Fee and Service Schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Contractor at least ninety (90) days prior to the anniversary date of this Escrow Agreement. For any service not listed on the Fee and Service Schedule, DSI shall provide a quote prior to rendering such service.

Date:                            Date:                    Date:


Hughes Electronics Corporation   XM Satellite Radio Inc.  DSI Technology Escrow
                                                          Services, Inc.
By:  ___________________         By:  _________________   By:________________

________________________         ______________________   ____________________

(Print Name)                   (Print Name)              (Print Name)

_________________              ____________________      __________________
Title                          Title                     Title

                                                                    CONFIDENTIAL

                                                                       EXHIBIT A


                              DESIGNATED CONTACT

                     Account Number ______________________

Notices, deposit material returns and
communications to Depositor                     Invoices to Depositor should be
should be addressed to:                         addressed to:

Company Name:__________________________         _______________________________
Address:_______________________________         _______________________________
        _______________________________         _______________________________
        _______________________________         _______________________________
Designated Contact:____________________         Contact:_______________________
Telephone:_____________________________         _______________________________
Facsimile:                                      P.O.#, if required:____________

Notices and communications to                   Invoices to Preferred
Preferred Beneficiary should be addressed to:   Beneficiary should be addressed
                                                to:

Company Name:__________________________         _______________________________
Address:_______________________________         _______________________________
        _______________________________         _______________________________
        _______________________________         _______________________________
Designated Contact:____________________         Contact:_______________________
Telephone:_____________________________         _______________________________
Facsimile:_____________________________         P.O.#, if required:____________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, deposit materials and notices to     Invoice inquiries and fee
DSI should be addressed to:                     remittances to DSI should be
                                                addressed to:

DSI                                             DSI
Contract Administration                         Accounts Receivable
Suite 202                                       Suite 1450
9265 Sky Park Court                             425 California Street
San Diego, CA 92123                             San Francisco, CA 94104

Telephone:  (858) 499-1600                      (415) 398-7900
Facsimile:    (858) 694-1919                    (415) 398-7914

Date:_________________________________

                                                                    CONFIDENTIAL

                                                                       EXHIBIT B


                        DESCRIPTION OF DEPOSIT MATERIALS


Depositor Company Name __________________________________________________

Account Number___________________________________________________________

Product Name _______________________________  Version____________________
(Product Name will appear on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity  Media Type & Size       Label Description of Each Separate Item
                              (Please use other side if additional space is needed)

________  Disk 3.5" or ____

________  DAT tape ____mm

________  CD-ROM

________  Data cartridge tape ____

________  TK 70 or ____ tape

________  Magnetic tape ____

________  Documentation

________  Other ______________________

PRODUCT DESCRIPTION:
Operating System________________________________________________________
Hardware Platform_______________________________________________________

DEPOSIT COPYING INFORMATION:
Is the media encrypted? Yes/No If yes, please include any passwords and the decryption tools.

Encryption tool name_______________________________ Version__________________

Hardware required_________________________________________________________
Software required_________________________________________________________

I certify for Depositor that the above described  DSI has inspected and accepted the above
Deposit Materials have been transmitted to DSI:   materials (any exceptions are
                                                  noted above):

Signature___________________________              Signature____________________
Print Name _________________________              Print Name___________________
Date________________________________              Date Accepted________________
                                                  Exhibit B#___________________

  Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA  92123
                                (858) 499-1600

                                                                    CONFIDENTIAL

                                                                       EXHIBIT C

                            Fee & Services Schedule

------------------------------------------------------------------------------
              NEW ESCROW AGREEMENT          ANNUAL FEE             SETUP FEE
Preferred                                     $1,350                  $1,050

      ADDITIONAL BENEFICIARY (if desired)
Preferred                                     $650/ea.                $1,000
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
SERVICE OPTIONS                                                    FEES
-------------------------------------------------------------------------------
Unlimited deposit or replacement plus
one additional storage unit                                      $300/yr./1/
-------------------------------------------------------------------------------
Individual deposit updates or replacements                       $200/ea.
-------------------------------------------------------------------------------
DeposiTrack updates                                              $300/ea./1/
-------------------------------------------------------------------------------
Remote vaulting                                                  $500/yr.
-------------------------------------------------------------------------------
Release filing fee                                               No Fee/2/
-------------------------------------------------------------------------------
Custom contracts                                                 No Fee/3/
-------------------------------------------------------------------------------
Additional storage units                                         $100/ea.
-------------------------------------------------------------------------------
Technical verification (estimates based on $200/hr.)

      Verification Level I                                       $800/1/
      --------------------
      Verification Level II                                    $1,200 - $1,600
      ---------------------
      Verification Level III                                   $3,200 - $6,400
      ----------------------
--------------------------------------------------------------------------------

_________________
/1/ Included in the Comprehensive Preferred annual fee.
/2/ Copying expenses in excess of $300 will be chargeable.
/3/ A one-time fee of $500 may be assessed for contract modifications that change DSI's standard processes.